                                                                    Exhibit 10.3





An asterisk ([*]) indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.




================================================================================






                            POWER PURCHASE AGREEMENT


                              DATED AUGUST 24, 1999


                                 BY AND BETWEEN


                         TENASKA GEORGIA PARTNERS, L.P.


                                       AND


                               PECO ENERGY COMPANY





================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01    Parties........................................................1
Section 1.02    Other Definitions..............................................1


                                   ARTICLE II

                   ROLES; FACILITIES, EQUIPMENT AND EASEMENTS

Section 2.01    Roles.........................................................14
Section 2.02    Plant Description.............................................15
Section 2.03    Inspections and Documents.....................................16
Section 2.04    Fuel Oil Measurement..........................................17


                                   ARTICLE III

                          EFFECTIVENESS AND TERMINATION

Section 3.01    Effectiveness.................................................17
Section 3.02    Termination of Agreement......................................18
Section 3.03    Termination Option; Plant Financing...........................18
Section 3.04    Termination Option; Commercial Operation......................18
Section 3.05    Termination Option - Following Event of Default...............19
Section 3.06    Termination Option; Shortened Operating Term..................20
Section 3.07    Termination due to Inadequate Availability....................21


                                   ARTICLE IV

                          COMMERCIAL OPERATION OF PLANT

Section 4.01    Commercial Operation..........................................21
Section 4.02    Liquidated Damages for Failure to Achieve Commercial Operation21

                                    ARTICLE V

                           CONTRACT CAPACITY AND TESTS

Section 5.01    Annual Testing Procedure to Establish Contract Capacity.......22
Section 5.02    Establishment of Contract Capacity............................23
Section 5.03    Tests other than Capacity Tests...............................24


                                   ARTICLE VI

                             OPERATION OF THE PLANT

Section 6.01    Peak Availability Periods.....................................24
Section 6.02    Required Generating Unit Availability.........................25
Section 6.03    Notification of Unit Availability by Tenaska..................25
Section 6.04    Notification of Generating Unit Call by PECO..................25
Section 6.05    Plant Maintenance.............................................26
Section 6.06    Startup Power.................................................27
Section 6.07    Delivery of Fuel..............................................28
Section 6.08    Oil-Fired Operation Availability Requirements.................28
Section 6.09    Energy Requests...............................................29
Section 6.10    Delivery of Power.............................................32
Section 6.11    Replacement Energy............................................33
Section 6.12    Dispatch......................................................34
Section 6.13    Automatic Generation Control..................................34
Section 6.14    Estimated Fuel Efficiency.....................................35
Section 6.15    Unit Starts...................................................35


                                   ARTICLE VII

                           AVAILABILITY DETERMINATIONS

Section 7.01    Determination of Hourly Availability Inputs...................36
Section 7.02    Computation of Availability Percentages.......................39
Section 7.03    Availability Standards........................................39


                                  ARTICLE VIII

                                    PAYMENTS

Section 8.01    Monthly Payments..............................................39

Section 8.02    Reservation Payments..........................................39
Section 8.03    Energy Payments...............................................40
Section 8.04    Start Charges.................................................41
Section 8.05    Standby Mode Charge...........................................41
Section 8.06    Start up Power Cost...........................................41
Section 8.07    Availability Incentive Payment................................41
Section 8.08    Availability Adjustments......................................42
Section 8.09    Payment of Availability Adjustment Amounts....................42
Section 8.10    Efficiency Adjustment.........................................44
Section 8.11    Fuel Tax Payments.............................................44
Section 8.12    Replacement Energy Payment....................................46


                                   ARTICLE IX

                               BILLING AND PAYMENT

Section 9.01    Confirmation of Amounts Owed..................................46
Section 9.02    Monthly Statement.............................................47
Section 9.03    Availability Adjustment Statements............................48
Section 9.04    Corrections and Disputes......................................48
Section 9.05    Interest on Past Due Amounts..................................49
Section 9.06    Regulation....................................................49


                                    ARTICLE X

                                    [RESERVED]................................50



                                   ARTICLE XI

                                     RECORDS

Section 11.01   Records.......................................................50


                                   ARTICLE XII

                                   ASSIGNMENT

Section 12.01   Assignment....................................................50

                                  ARTICLE XIII

                                   INDEMNITIES

Section 13.01   Indemnification...............................................51
Section 13.02   Release by Tenaska............................................51
Section 13.03   Release by PECO...............................................52


                                   ARTICLE XIV

                                     DEFAULT

Section 14.01   Events of Default.............................................52
Section 14.02   Notices for Defaults and Force Majeure Events.................54
Section 14.03   Default Cure Rights and Timeframes............................55


                                   ARTICLE XV

                                  [[RESERVED]]................................56



                                   ARTICLE XVI

                                 CONFIDENTIALITY

Section 16.01   Scope.........................................................56
Section 16.02   Exceptions....................................................56
Section 16.03   Schedules of Energy or Gas....................................57


                                  ARTICLE XVII

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

Section 17.01   Tenaska's Representations and Warranties......................57
Section 17.02   PECO's Representations and Warranties.........................57
Section 17.03   Covenants of Tenaska..........................................58
Section 17.04   Covenants of PECO.............................................59
Section 17.05   Covenants of PECO and Tenaska.................................59

                                  ARTICLE XVIII

                                  MISCELLANEOUS

Section 18.01   Limitation on Punitive and Consequential Damages..............60
Section 18.02   Notices.......................................................60
Section 18.03   No Rights of Third Parties....................................61
Section 18.04   Subject to Applicable Laws....................................61
Section 18.05   No Partnership................................................61
Section 18.06   Amendment.....................................................61
Section 18.07   No Waiver.....................................................61
Section 18.08   Captions......................................................61
Section 18.09   Complete Agreement............................................61
Section 18.10   Currency of Account...........................................61
Section 18.11   Choice of Laws................................................62
Section 18.12   Severability..................................................62
Section 18.13   Arbitration...................................................62
Section 18.14   Exhibits......................................................63

                                TABLE OF EXHIBITS


Annex A                           Acceptable Guarantors
Annex A-1                         Form of Letter of Credit
Exhibit A                         Drawing Certificate
Exhibit B                         Consent to Reduction of Letter of Credit
Exhibit C                         Consent to Termination of Letter of Credit
Annex A-2                         Form of Guaranty
Exhibit 1.01                      Fuel Specifications
Exhibit 2.01                      Designated Contractors
Exhibit 3.06                      Letter of Credit
Exhibit 5.01                      Performance Test Guidelines and Procedures
Exhibit 8.02                      Monthly Reservation Payments
Exhibit 8.03                      Energy Payments
Exhibit 17.03(d)                  Insurance
Exhibit 17.04(a)-1 &-2            Consent and Opinion

                                                                  Execution Copy


                            POWER PURCHASE AGREEMENT


         THIS POWER PURCHASE AGREEMENT (this "Agreement") dated August 24, 1999 ("Contract Date"), is entered into by and between TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership (hereinafter called "Tenaska"), and PECO ENERGY COMPANY, a Pennsylvania corporation (hereinafter called "PECO").

         In consideration of the promises herein made, and intending to be legally bound, Tenaska agrees to deliver and sell to PECO, and PECO agrees to take and purchase from Tenaska, electric capacity and energy, subject to the terms and conditions contained herein, as follows:


                                    ARTICLE I

                                   DEFINITIONS


         Section 1.01 PARTIES. As used herein, the term "Party" or "Parties" means Tenaska, PECO and their respective permitted successors and assigns.


         Section 1.02 OTHER DEFINITIONS. Capitalized terms used herein have the respective meanings, for all purposes in this Agreement, set forth below:

         "ACCEPTABLE CREDIT SUPPORT" shall mean (a) one or more letters of credit substantially in the form of Annex A-1 issued by one or more domestic or foreign banks whose long term debt is rated at the Financial Closing Date at least BBB+ or the equivalent by Standard & Poor's or Moody's or any successor Ratings Organization (PROVIDED THAT if Acceptable Credit Support is issued prior to the Financial Closing Date, then for the period prior to the Financial Closing Date such Acceptable Credit Support may be issued by The First National Bank of Omaha PROVIDED THAT its long term debt is rated on the date of issuance of the letter of credit no lower than BBB- or the equivalent) or (b) a guaranty or several guaranties substantially in the form of Annex A-2 issued by parties identified in Annex A or by other creditworthy parties reasonably satisfactory to PECO.

         "ACCRUED AVAILABILITY ADJUSTMENT" shall have the meaning set forth in
Section 8.09.

         "ACCRUED AVAILABILITY ADJUSTMENT STATEMENT" shall mean the statement showing the Accrued Availability Adjustment and Availability Incentive Payment, if any, provided in accordance with Section 9.03.

         "AFFILIATE" means, when used with reference to a specified Person or entity, any other Person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person or entity. For purposes of the foregoing, "control", "controlled" and "under common control" with respect to any Person or entity means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of such Person or entity, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         "AGC" shall mean equipment at the Plant site necessary to enable a transmission control area operator to adjust the Plant's output automatically from the control area's system control center.

         "AGREEMENT" shall have the meaning given it in the introductory paragraph of this Agreement.

         "AIR PERMIT" shall mean Air Quality Permit No. 4911-149-0004-P-01-0 issued by the Georgia Department of Natural Resources, with an effective date of December 18, 1998, a copy of which Tenaska has provided to PECO, as amended by Amendment No. 4911-149-0004-P-01-1, dated April 21, 1999 and as further amended from time to time.

         "ANNUAL AVAILABILITY ADJUSTMENT" shall mean for a Contract Year the amount, if any, owed by Tenaska to PECO, calculated under Section 8.08, if the Annual Availability Percentage for such Contract Year is less than 97%.

         "ANNUAL AVAILABILITY ADJUSTMENT STATEMENT" shall mean the statement showing the Annual Availability Adjustment provided in accordance with Section 9.03.

         "ANNUAL AVAILABILITY PERCENTAGE" shall have the meaning set forth in
Section 7.02(b).

         "ANNUAL OUTPUT" shall have the meaning set forth in Section 7.02(b)(i).

         "ANNUAL POTENTIAL" shall have the meaning set forth in Section 7.02
(b)(ii).

         "APPLICABLE LAWS" shall mean all laws, ordinances, rules, regulations, orders, interpretations, licenses, permits, judgments, decrees, injunctions, writs and orders of any court, arbitrator, or governmental agency, body, instrumentality or authority that are applicable to either or both of the Parties, the Plant or the terms of this Agreement.

         "AVAILABILITY ADJUSTMENTS" shall mean Summer Availability Adjustments and Annual Availability Adjustments.

         "AVAILABILITY INCENTIVE PAYMENT" shall have the meaning set forth in
Section 8.07.

         "AVAILABILITY PERCENTAGES" shall mean the Summer Availability Percentage and the Annual Availability Percentage.

         "AVAILABILITY SCHEDULE" shall mean the information provided in writing by Tenaska pursuant to Section 6.03 listing for each hour of the applicable Day in Summer Months and Non-Summer Months (i) the number of Generating Units available to deliver energy in accordance with Section 6.09, (ii) Tenaska's good faith estimate of maximum available output from the Plant per Unit, and (iii) the number of Generating Units available which are in Fuel Oil Capable Mode.

         "BARREL" shall mean forty-two (42) gallons including any adjustments to meet industry standards.

         "BASE UNIT OUTPUT" shall mean a mode of Plant operation during which
(i) each Unit in operation during such hour is operated entirely on Natural Gas for the entire hour, and (ii) each operating Unit generates energy for the entire hour at an output equal to or greater than Unit Capacity for such Contract Year less 5 MW.

         "BTU" shall mean British Thermal Unit.

         "CAPACITY TEST" shall mean the test(s) of the Plant's generating capability as performed pursuant to Article V and EXHIBIT 5.01.

         "CAPACITY TEST RESULT" shall have the meaning set forth in Section 5.01(e).

         "COLD SHUTDOWN" shall mean, for any Unit, a situation in which the Unit has been producing 0 MW of energy for 50 or more consecutive hours.

         "COLD START" shall have the meaning set forth in Section
6.09(a)(ii)(A).

         "COMMERCIAL OPERATION" of a Unit shall be deemed to be achieved at 00:01 hours on the Day next following the Day (i) such Unit has been declared to have a generating capacity of at least 150 MW if such Unit is one of the Initial Units or at least 146 MW if such Generating Unit is one of the Final Units, (ii) the Unit shall be capable of producing energy through "firing" with Natural Gas,
(iii) interconnection of the Unit and the Primary Point of Delivery shall have been achieved, (iv) sufficient Gas Supply Facilities and Interconnection Facilities shall be in operation to accept Unit Capacity from that Unit simultaneously with Unit Capacity from all other Units which have achieved Commercial Operation and (v) Tenaska shall have delivered written notice to PECO that such Unit is placed in commercial operation. Notwithstanding the foregoing, no Unit shall be deemed to have achieved Commercial Operation prior to June 1 of its Start Year.

         "COMMUNICATIONS AND TELEMETRY EQUIPMENT" shall have the meaning set forth in Section 2.02(a)(ix).

         "COMPETITOR" shall mean any of the three Persons (together with any Affiliates of such Persons at the time of designation) designated at any time by PECO in accordance with Section 12.01(c).

         "CONFIDENTIAL" shall mean that information or documents, including the content or substance of such information or document (together with any document or information which reflects upon such content or substance), shall not be disclosed, discovered or distributed to any other Person, corporation or other entity except pursuant to the valid order of an administrative or judicial officer having jurisdiction, which order shall be opposed unless opposition with respect thereto is waived by each of the Parties to this Agreement and except as hereinafter provided.

         "CONTRACT CAPACITY" shall mean the capacity of the Plant, expressed in MWs, to be purchased by PECO under this Agreement, as determined in accordance with Article V.

         "CONTRACT YEAR" shall mean the period beginning on the Date of Commercial Operation ending on the next May 31, each one-year period thereafter during the Operating Term, and the period from the last June 1 during the Operating Term until the last day of the Operating Term.

         "CREDIT DOCUMENTS" shall mean the loan agreements, notes, indentures, security agreements, interest rate hedging arrangements, and other documents entered into by Tenaska or its Affiliates with the Financial Institutions or entered into by the Financial Institutions relating to the financing or refinancing of the Plant, as any of them may be amended, supplemented or modified in whole or in part from time to time.

         "CURRENT CONTRACT CAPACITY" shall mean with respect to any Contract Year the Contract Capacity for such Contract Year as determined pursuant to the testing procedure set forth in Section 5.01 and EXHIBIT 5.01 in which a Capacity Test is conducted.

         "DAILY CONFIRMATION LETTER" shall mean a letter delivered pursuant to
Section 9.01(a).

         "DAILY GAS PRICE" shall be the amount in $/MMBtu equal to the daily midpoint of the Daily Index Citation.

         "DAILY INDEX CITATION" shall mean for a Day the citation labeled "Transco, St. 85" as published by Gas Daily for such Day. If the Gas Daily index for "Transco, St. 85" ceases to be published, such index shall be replaced by such other comparable index mutually agreed upon by the Parties, or failing such mutual agreement, by an index as determined by arbitration pursuant to Section
18.13. In the event that the Daily Index Citation is not published for the day on which the Natural Gas is purchased, the published index citation for the immediately preceding day for which an index citation is published shall be used. For example, the gas price published on Monday for transactions on Friday would be applicable for Saturday, Sunday and Monday.

         "DATE OF COMMERCIAL OPERATION" shall mean the date not earlier than June 1 of the Start Year of the Initial Units on which the Initial Units shall have achieved Commercial Operation.

         "DAY" shall mean a 24 consecutive hour period commencing at 00:01 hours on a calendar day.

         "DELAY TERMINATION DATE" means either Delay Termination Date for the Initial Units or Delay Termination Date for the Final Units, as applicable.

         "DELAY TERMINATION DATE FOR THE FINAL UNITS" shall mean the 365th calendar day following the Scheduled Date of Commercial Operation for the Final Units.

         "DELAY TERMINATION DATE FOR THE INITIAL UNITS" shall mean the 365th calendar day following the Scheduled Date of Commercial Operation for the Initial Units.

         "DELIVERED ENERGY" for a period of time shall mean the amount of energy expressed in MWh (rounded to the nearest whole MWh, with .50 MWh's being rounded to the next highest MWh) delivered to PECO at the applicable Points of Delivery during such period pursuant to an Energy Request.

         "DESIGNATED CONTRACTORS" shall mean any one or more of the Persons detailed on EXHIBIT 2.01 and any one or more of the Affiliates of any such Persons.

         "DISPATCH CONTROL SYSTEMS" shall have the meaning set forth in Section 2.02(a)(viii).

         "DUFF & PHELPS" shall mean Duff & Phelps Credit Rating Co.

         "EASTERN INTERCONNECTION" shall mean the area known as the Eastern Interconnected Grid currently consisting of the following National Electricity Reliability Council Regions: NEPOOL, NYPP, MAAC, SERC, FRCC, ECAR, MAIN, MAPP and SPP.

         "EASTERN PREVAILING TIME" OR "EPT" shall mean Eastern Daylight Savings Time when such time is applicable in Heard County, Georgia, and otherwise shall mean Eastern Standard Time.

         "EMERGENCY FUEL CURTAILMENT" shall mean the general prohibition by Georgia or Federal regulatory or law enforcement authorities of delivery or consumption of some or all Fuel to or by electricity generating stations in Georgia (including the Plant) due to an emergency situation, including for example a severe winter storm leading authorities to require Fuel to be used only in hospitals or to heat residential homes.

         "ENERGY DELIVERY TOLERANCE" shall mean, with respect to an hour, the greater of 1% of the Energy Request or 2 MWhs.

         "ENERGY PAYMENTS" shall mean the monthly energy payments payable hereunder by PECO to Tenaska in accordance with Section 8.03 of this Agreement.

         "ENERGY REQUEST" shall mean a request by PECO to Tenaska for energy, including a request for 0 MW of energy, pursuant to Section 6.09.

         "EXCESS RUN TIME PAYMENT" shall mean the payment calculated in accordance with Section 8.03(b)(i) or (ii).

         "FERC" shall mean the Federal Energy Regulatory Commission or any successor agency.

         "FINAL UNITS" shall have the meaning set forth in Section 4.01.

         "FINANCIAL CLOSING DATE" shall mean the date on which binding commitments to provide the Non-Recourse Financing for the construction of the Plant are issued and effective, conditions on initial borrowings are satisfied, and amounts become available for borrowing from the Financial Institutions or the issuance of industrial development revenue bonds by The Development Authority of Heard County the proceeds of which are guaranteed to be used in substantial part for the construction of the Plant.

         "FINANCIAL INSTITUTIONS" shall mean the Persons providing financing or refinancing either directly or indirectly through the purchase of industrial development bonds issued by The Development Authority of Heard County to Tenaska or its Affiliates for a majority of the costs for the development, design, construction and operation of the Plant and for the purchase of equipment and supplies in connection with the Plant or those Persons, providing Acceptable Credit Support or other lines or letters of credit.

         "FITCH" shall mean Fitch Investors Service, Inc.

         "FORCE MAJEURE" shall mean any cause beyond the control of the Party affected, including, but not restricted to, failure or threat of failure of facilities (but excluding such failures or threats of failures caused by Tenaska's or the O&M Contractor's failure to comply with Prudent Utility Practice), flood, earthquake, storm, fire, lightning, Acts of God, explosions, transportation accidents, epidemic, war, acts of the public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppage, or other industrial disturbance or dispute whether or not determined to have arisen out of an unfair labor practice of any Party, sabotage, restraint by court order or other public authority, and action or nonaction by, or failure to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence such Party could not reasonably have been expected to avoid. Nothing contained herein shall be construed so as to require a Party to settle any strike, lockout, work stoppage, or other industrial disturbance or dispute in which it may be involved. Late delivery of plant, machinery, equipment, materials, spare parts and consumables for the Plant or a delay in the performance of any of the affected Parties' contractors or suppliers shall constitute Force Majeure if the existence of such circumstance is the result of Force Majeure as described above. Force Majeure shall not include (a) changes in market conditions, including but not limited to changes that affect the cost or demand for electricity, Fuel, or Plant equipment, (b) lack of finances or (c) an inability to accept power due to transmission constraints.

         "FORCED OUTAGE" shall mean any circumstance including a Force Majeure event which causes the amount of energy capable of being delivered to the Primary Point of Delivery during an hour to be less than Contract Capacity for reasons other than a Scheduled Outage.

         "FUEL" shall mean Fuel Oil and Natural Gas.

         "FUEL ADJUSTMENT PAYMENT" shall mean a payment pursuant to Section
8.10.

         "FUEL CONTROL SYSTEMS" shall have the meaning set forth in Section 2.02(a)(vi).

         "FUEL OIL" shall mean low sulfur No. 2 Fuel Oil that satisfies the Colonial Pipeline Company Product Specifications for Fungible Low Sulfur Diesel Fuel (GRADE 74) as set forth for Fuel Oil in Exhibit 1.01, and contains less than 0.05 weight % sulfur, or if more restrictive, specifications for Fuel Oil included in the Air Permit, as required by Applicable Law and contains no more than .017 weight % fuel bound nitrogen.

         "FUEL OIL CAPABLE MODE" shall mean a Unit that is available for dispatch by PECO for firing on Fuel Oil within the Start times provided in this Agreement.

         "FUEL OIL DELIVERY PERMITS" shall mean all permits necessary for delivery, transporting, handling or storing of such Fuel Oil to or at the Plant.

         "FUEL OIL ENERGY RATE" shall mean for each Month in a Contract Year the amount (in $/MWh) set forth in the column with heading "Fuel Oil Energy Rate" opposite to such Contract Year in EXHIBIT 8.03.

         "FUEL OIL INVENTORY" shall mean the amount, in Barrels, of Fuel Oil in the Fuel Oil Storage Tank.

         "FUEL OIL STORAGE TANK" shall have the meaning set forth in Section
2.02 (a)(iv).

         "FUEL OIL UNLOADING FACILITIES" shall have the meaning set forth in
Section 2.02(a)(v).

         "FUEL OIL VALUE" shall have the meaning set forth in Section 8.11(d).

         "FUEL TAX OBLIGATION" shall have the meaning set forth in Section 8.11(c).

         "FUEL TAX PAYMENTS" shall mean payments made by PECO to Tenaska with respect to taxes on Fuel delivered to or consumed at the Plant pursuant to
Section 8.11.

         "FUEL TAX RATE" shall have the meaning set forth in Section 8.11.

         "FULLY LOADED DAILY GAS PRICE" shall mean for any Day the sum of: (i) the Daily Index Citation for such Day and (ii) $0.03 per MMBtu

         "GAS DELIVERY POINT" shall mean the isolating flange immediately downstream of the Transco meter at which the Gas Supply Facilities interconnect with the Interstate Pipeline.

         "GAS ENERGY RATE" shall mean for each Month in a Contract Year the amount (in $/MWh) set forth in the column with heading "Gas Energy Rate" opposite to such Contract Year in EXHIBIT 8.03.

         "GAS SUPPLY FACILITIES" shall have the meaning set forth in Section 2.02(a)(iii).

         "GAS VALUE" shall have the meaning set forth in Section 8.11(d).

         "GENERATING UNIT" or "UNIT" shall mean a GE-7FA combustion turbine generator utilizing dry low NOx combustors, with a nominal design net electric generating capacity of approximately 150MW-160MW per turbine generator at an ambient temperature of 94 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb.

         "GITS" shall mean Georgia Integrated Transmission System.

         "HOLIDAY" shall mean any day (other than a Saturday or Sunday) on which banks in Atlanta, Georgia, are not required or authorized to conduct the business of banking.

         "HOT SHUTDOWN" shall mean, for any Unit, a situation in which the Unit has been producing 0 MW of energy for fewer than 50 consecutive hours.

         "HOT START" shall have the meaning set forth in Section 6.09(a)(ii)(B).

         "HOURLY ENERGY REQUEST" shall mean the integrated amount of energy (in
MWh) to be delivered to PECO in an hour pursuant to all Energy Requests submitted prior to or during such hour in compliance with Section 6.09(d) which can, according to the Generating Unit and Plant performance requirements set forth in Section 6.09(a), be met by the Plant during such hour.

         "HOURLY OUTPUT" shall have the meaning set forth in Section 7.01.

         "HOURLY POTENTIAL" shall have the meaning set forth in Section 7.01.

         "IMMEDIATELY FOLLOWING CONTRACT YEAR" shall mean with respect to any Day the Contract Year commencing on June 1st next following such Day.

         "INITIAL UNITS" shall have the meaning set forth in Section 4.01.

         "INTERCONNECTION AGREEMENT" shall mean the agreement dated July [ ], 1999 between Tenaska and the Local Utility, providing for the construction and operation of Interconnection Facilities necessary for the delivery of energy to PECO pursuant to this Agreement at the Primary Point of Delivery.

         "INTERCONNECTION FACILITIES" shall mean the facilities including the Power Metering Equipment constructed or modified pursuant to the Interconnection Agreement or as otherwise necessary during the Operating Term, sufficient to (i) deliver the maximum amount of energy capable of being produced by the Plant at an ambient temperature at the Plant of 20(degree)F dry bulb, but no less than 1,100 MW, to the Primary Point of Delivery and (ii) allow changes in the amounts of energy delivered through the Primary Point of Delivery as PECO may request pursuant to Section 6.09.

         "INTERSTATE PIPELINE" shall mean the gas pipeline currently owned by Transcontinental Gas Pipe Line Corporation, the closest part of which pipeline is located approximately one (1) mile south of the Plant.

         "LOCAL UTILITY" shall mean Georgia Transmission Corporation or any successor, assign, owner or operator of the electric transmission facilities to which the Interconnection Facilities are or will be connected.

         "METERING EQUIPMENT" shall mean the Natural Gas Metering Facilities and the Power Metering Equipment.

         "MINIMUM LOAD" has the meaning set forth in Section 6.09(a)(v).

         "MMBTU" shall mean million Btu.

         "MMCF" shall mean million cubic feet.

         "MONTH" shall mean the period starting on the Date of Commercial Operation and ending at 00:00 hours on the last day of the same calendar month and each calendar month thereafter during the Operating Term.

         "MONTHLY STATEMENT" shall mean the statement to be delivered by Tenaska each Month to PECO in accordance with Section 9.02.

         "MOODY'S" shall mean Moody's Investor Services, Inc.

         "MW" shall mean megawatt.

         "MWH" shall mean megawatt-hour.

         "NATURAL GAS" shall mean gaseous fuel that complies with the quality specification set forth in the applicable tariff of the Interstate Pipeline, delivered to the Natural Gas Metering Facilities at a pressure which is the lower of (i) 550 psig or (ii) the minimum gas pressure at the Generating Unit inlet control valve module recommended by the manufacturer to operate a Generating Unit, as may be modified from time to time, plus 90 psig.

         "NATURAL GAS METERING FACILITIES" shall mean the Natural Gas measurement station and related facilities, including chromatograph, capable of providing real-time information on the volume of gas flowing through the Natural Gas Metering Facilities, and the BTU content of such gas, and as further provided for pursuant to the FERC-approved General Terms and Conditions for service on the Interstate Pipeline.

         "NATURAL GAS OPERATION" shall mean the Plant's production of energy by combustion of Natural Gas.

         "NET REVENUE" shall mean the amounts actually paid to Tenaska by third parties for capacity and energy minus (i) all charges that would have applied under this Agreement to the generation of energy sold to such third party, including Start Charges and Energy Payments, (ii) the Fully Loaded Daily Gas Price with respect to all Fuel paid for by Tenaska consumed in producing such energy, (iii) all transmission charges paid by Tenaska.

         "NON-CONFORMING ENERGY REQUEST" has the meaning set forth in Section 6.09(e).

         "NON-INSURABLE FORCE MAJEURE" shall mean any events or conditions of Force Majeure against which at the time in question business interruption insurance is not customarily obtained by independent power companies with gas fired power production facilities in the U.S. and shall include without limitation such Force Majeure events as war, riot, civil disturbance, strikes, epidemic or regulatory curtailment of Fuel transportation to or usage in the Plant. The Parties recognize that during the term of this Agreement the types and amounts of insurance maintained by independent power companies may change, such that Force Majeure events that are not customarily insured against at present may become customarily insured against in the future, and Force Majeure events that are customarily insured against at present may not be customarily insured against in the future.

         "NON-RECOURSE FINANCING" shall mean the completion of project financing of the costs of the Plant, without recourse to Tenaska's owners and Affiliates, other than for equity contribution commitments of Tenaska not exceeding 30% (or such higher percentage as may be acceptable to Tenaska) of estimated capital costs.

         "NON-SUMMER MONTHS" shall mean Shoulder Months and Winter Months.

         "NON-SUMMER OUTPUT" shall have the meaning set forth in Section 7.02(b)(i).

         "NON-SUMMER PEAK HOUR" shall mean with respect to a Unit each of the one hour periods during the Non-Summer Months in which (i) PECO makes an Energy Request for at least the Minimum Load, or (ii) such Unit is on the Unit Call Schedule.

         "NON-SUMMER POTENTIAL" shall have the meaning set forth in Section 7.02(b)(ii).

         "O&M CONTRACTOR" shall mean the operation and maintenance contractor, if any, retained by Tenaska to operate the Plant.

         "OFF PEAK DISPATCHABLE HOUR" shall have the meaning set forth in Sections 6.02(d) and (e).

         "OIL-FIRED OPERATION" shall mean the Plant's production of capacity and energy by firing Fuel Oil.

         "ON-PEAK ENERGY PRICE" shall mean, for a Day, the arithmetic average of the entries for "Daily Price Indexes On- Peak" (measured in $/MWh) corresponding to the price citations corresponding to the regional labels of "SERC," "Into TVA," "Into Entergy," and "Florida-Georgia Border", as published in DAILY PRICE REPORT, a McGraw-Hill publication, PROVIDED THAT if such publication or any of such citations, shall cease to be currently available the parties shall endeavor in good faith to select an alternative publication or alternate citations, as the case may be, and failing such an agreed selection the alternative publication or alternative citations will be determined by arbitration pursuant to Section 18.13 or such other publication mutually agreed in writing by the Parties.

         "OPERATING TERM" shall mean the period commencing on the Date of Commercial Operation and ending on the 29th anniversary thereof, unless earlier terminated as provided in Section 3.02.

         "PEAK AVAILABILITY OPTION #1" shall have the meaning set forth in
Section 6.01(a)(i).

         "PEAK AVAILABILITY OPTION #2" shall have the meaning set forth in
Section 6.01(a)(ii).

         "PEAK DAYS AVAILABILITY" shall mean a measurement of the Plant's availability during the five highest-priced Days of the Summer Months of each Contract Year, as calculated pursuant to Section 8.07(b)(ii).

         "PERSONS" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PLANT" shall mean the facilities described in Section 2.02.

         "POINT OF DELIVERY" shall mean the Primary Point of Delivery, or such other point of delivery as may be applicable pursuant to Section 6.11; and "Points of Delivery" shall mean the Primary Point of Delivery and such other points of delivery. Such point shall be located on a tract of land contained in lots 236 and 237 of the Third Land District of Heard County, Georgia.

         "POWER METERING EQUIPMENT" shall mean the meters and measuring equipment at the Points of Delivery to measure energy delivered by Tenaska to PECO.

         "PRIMARY POINT OF DELIVERY" shall mean the point at which the Plant synchronously interconnects, through the Interconnection Facilities, with the GITS at a point along the 500kV transmission line extending between the Wansley and Fortson substations of the GITS.

         "PRUDENT UTILITY PRACTICE" shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the independent power industry from time to time or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known (or which should have been known) at the time the decision was made, would have been expected to accomplish the desired results at the lowest reasonable cost consistent with good business practices, taking into account (without limitation) such factors as reliability, safety and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and other contractual obligations, the requirements or guidance of governmental agencies of competent jurisdiction, requirements of insurers, and the requirements of this Agreement.

         "RATINGS ORGANIZATION" shall mean Standard & Poor's, Moody's, Fitch or Duff & Phelps, or if any such organization ceases to be a "nationally recognized statistical rating organization" as defined by the United States Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, a substitute organization meeting such definition and mutually agreed upon by the Parties, or failing such mutual agreement, a substitute organization meeting such definition and determined by arbitration pursuant to Section 18.13.

         "RELIABILITY COUNCIL" shall mean the Southeastern Electric Reliability Council, or similar or successor organization.

         "REPLACEMENT ACCEPTABLE CREDIT SUPPORT" shall mean, following the drawing upon an Acceptable Credit Support, the restoration of the full amount drawn within the available amount to be drawn.

         "REPLACEMENT ENERGY" shall have the meaning set forth in Section
6.11(a).

         "REPLACEMENT ENERGY COST" shall have the meaning set forth in Section 8.12.

         "REQUESTED ENERGY" for a given period shall mean the amount of energy (in MWh) requested by PECO in accordance with this Agreement during such period.

         "REQUIRED POTENTIAL" shall have the meaning set forth in Section 7.01.

         "RESERVATION PAYMENTS" shall mean the monthly reservation payments payable hereunder by PECO to Tenaska in accordance with Articles VIII and IX of this Agreement.

         "RESERVATION RATE" shall mean, for each Month in a Contract Year, the amount (in $/kw- month) set forth in the column with the heading "Reservation Rate" opposite to such Contract Year in EXHIBIT 8.02.

         "SCHEDULED DATE OF COMMERCIAL OPERATION" shall mean either the Scheduled Date of Commercial Operation for the Initial Units or the Scheduled Date of Commercial Operation for the Final Units, as applicable.

         "SCHEDULED DATE OF COMMERCIAL OPERATION FOR THE FINAL UNITS" shall mean June 1, 2002.

         "SCHEDULED DATE OF COMMERCIAL OPERATION FOR THE INITIAL UNITS" shall mean June 1, 2001.

         "SCHEDULED OUTAGES" shall mean planned outages or reductions in availability or output in order to perform maintenance in accordance with manufacturers' recommendations and Prudent Utility Practices scheduled pursuant to Section 6.05(a).

         "SHOULDER MONTHS" shall mean October, November, March, April and May.

         "SHUTDOWN" shall mean the process of moving a Unit from a Minimum Load to a zero energy output.

         "SPONSOR" shall mean Tenaska, Inc. and its partners in Tenaska or any other Affiliate of any such Person.

         "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Service, a division of McGraw Hill Incorporated.

         "STANDBY MODE" shall mean the status of a Unit when it is kept ready while not generating energy.

         "START" shall mean the commencement of firing of a Generating Unit in response to an Energy Request.

         "START CHARGE" shall have the meaning set forth in Section 8.04.

         "START YEAR" shall mean (i) for the Initial Units calendar year 2001 and (ii) for the Final Units calendar year 2002.

         "SUMMER AVAILABILITY ADJUSTMENT" shall mean for a Contract Year the amount, if any, owed by Tenaska to PECO, calculated under Section 8.08(b).

         "SUMMER AVAILABILITY PERCENTAGE" shall have the meaning set forth in
Section 7.02.

         "SUMMER MONTHS" shall mean June, July, August and September.

         "SUMMER MONTHS BASE HEAT RATE" shall have the meaning set forth in
Section 8.10.

         "SUMMER OUTPUT" shall have the meaning set forth in Section 7.02(a)(i).

         "SUMMER PEAK HOUR" shall mean each of the one hour periods during the Summer Months of each Contract Year as such peak availability periods are specified from time to time by PECO pursuant to Section 6.01.

         "SUMMER POTENTIAL" shall have the meaning set forth in Section 7.02.

         "TAX STATUTE" shall mean Title 48, Chapter 8 of the Official Code of Georgia Annotated as amended from time to time.

         "TIER 1 AVAILABILITY ADJUSTMENT" shall have the meaning set forth in
Section 8.08.

         "TIER 1 AVAILABILITY FACTOR" shall have the meaning set forth in
Section 8.08.

         "TIER 2 AVAILABILITY ADJUSTMENT" shall have the meaning set forth in
Section 8.08.

         "TIER 2 AVAILABILITY FACTOR" shall have the meaning set forth in
Section 8.08.

         "TRANSCO" shall mean Transcontinental Gas Pipe Line Corporation.

         "UNIT CALL SCHEDULE" shall mean with respect to a Unit the schedule detailing the hours of the following Day in which the Unit is requested to be available in accordance with the dispatch principles set forth in Section 6.11 and detailing during which hours, if any, during the following Day such Unit is to be in a Standby Mode.

         "UNIT CAPACITY" shall mean for the first Contract Year the greater of
(i) Contract Capacity divided by the number of Generating Units that have achieved Commercial Operation or (ii) 150 MW, and for each Contract Year thereafter the greater of (i) Contract Capacity divided by six (6) or (ii) 146 MW.

         "UNIT HOUR" shall mean each one hour period during which a Generating Unit produces energy pursuant to an Energy Request, regardless of the level of dispatch of such energy. For the purposes of calculating Unit Hours, each continuous period of time during which a Generating Unit produces energy pursuant to an Energy Request, regardless of the level of dispatch of such energy, shall be rounded to the nearest tenth of an hour.

         "WATER FACILITIES" shall have the meaning set forth in Section 2.02(a)(vii).

         "WINTER MONTHS" shall mean December, January, and February.


                                   ARTICLE II

                   ROLES; FACILITIES, EQUIPMENT AND EASEMENTS


         Section 2.01 ROLES.(a) Subject to the terms of this Agreement, Tenaska shall, at its sole cost and expense, and either directly or through one or more Designated Contractors, or through other contractors that are not Competitors, design, engineer, finance, construct, operate, lease, own or otherwise contractually control use of the Plant. Tenaska shall, at its sole cost and expense, and either directly or through one or more Designated Contractors or through other contractors that are not Competitors, design, engineer, finance, and arrange for ownership, construction, and operation of Interconnection Facilities.

         (b) Tenaska shall enter into and maintain the Interconnection Agreement. Tenaska shall be solely responsible for the cost of the Interconnection Facilities. PECO shall be solely responsible for (i) arranging transmission of Delivered Energy from the Primary Point of Delivery to PECO's customers, and (ii) compensating transmission providers for the cost of such transmission service, including the scope and cost of upgrades to such transmission provider's system which the transmission provider determines to be necessary to provide transmission service from the Primary Point of Delivery.

         (c) Tenaska shall obtain or shall cause to be obtained all environmental or regulatory permits or allowances necessary to design, construct, operate, and maintain the Plant in accordance with this Agreement, including but not limited to, the Air Permit and shall keep all such permits and allowances in full force and effect. Tenaska's obligation to secure permits shall include any permits necessary for Tenaska to own and operate the Fuel Oil Storage Tank and the Fuel Oil Unloading Facilities; provided, however, that PECO shall obtain Fuel Oil Delivery Permits, or contract with third-parties with Fuel Oil Delivery Permits, necessary to deliver Fuel Oil to the Plant.

         (d) Except as Tenaska may otherwise elect if Tenaska is selling energy to other parties pursuant to Section 6.10(b), PECO shall be the exclusive recipient of all capacity, energy, and ancillary products or services available from the Plant during the Operating Term except any ancillary services that are required to be furnished by Tenaska as a requirement of the Interconnection Agreement or by order of a regulatory body with jurisdictional authority over the Local Utility, an independent system operator or similar entity having control of the transmission system at the Point of Delivery. Tenaska shall not sell energy or capacity from an Initial Unit to a third party between June, 1, 2001 and such Unit achieving Commercial Operation, or from a Final Unit between June 1, 2002 and such Unit achieving Commercial Operation, in each case except for bona fide testing purposes.

         (e) PECO shall obtain and supply all Fuel to be used to generate electricity during the Operating Term.

         (f) Tenaska shall be responsible for preparing and filing tax returns for taxes on Fuel purchased for or consumed at the Plant and for paying and remitting all such taxes as may be imposed by the State of Georgia and shown due on such returns, PROVIDED THAT PECO shall prepare and file such returns if required to do so by the Tax Statute and the regulations thereunder. The preparation and filing of such returns by PECO shall not alter the allocation of responsibility for taxes as between the parties or the sharing of the benefits and burdens of increases and decreases in taxes, in each case in accordance with
Section 8.11

         (g) Tenaska shall enter into an agreement with the Interstate Pipeline prior to Financial Closing for the design, construction, installation, of the Natural Gas Metering Facilities, which shall be located at the point of interconnection between the Interstate Pipeline and the Plant's Gas Supply Facilities. Tenaska shall be solely responsible for compensating the Interstate Pipeline for any and all costs of such design, construction, and installation, as agreed by Tenaska and the Interstate Pipeline. As PECO's sole obligation for the design, construction and installation of the Natural Gas Metering Facilities, PECO shall pay Tenaska, at the time of PECO's payment for the first Month of Commercial Operation of the Initial Units, pursuant to Section 9.02 herein, an amount equal to 56% of the total amount that Tenaska is required to pay Transco with respect to the installation of the Natural Gas Metering Facilities, PROVIDED THAT such payment by PECO to Tenaska shall not exceed $784,000.


         Section 2.02 PLANT DESCRIPTION. (a) The Plant shall be located at George Brown Road (one mile north of Highway 34) near the Town of Franklin, on a tract of land contained in lots 236 and 237 of the Third Land District in Heard County, Georgia and shall include:

                  (i) Six Generating Units, of which at least three Generating Units shall achieve Commercial Operation during the first Contract Year, and all six of which Generating Units shall be in Commercial Operation on the first day of the second Contract Year.

                  (ii) Interconnection Facilities.

                  (iii) "Gas Supply Facilities," which shall mean a lateral pipeline and related equipment necessary to transport an amount of Natural Gas from the Gas Delivery Point to the Generating Units in quantities sufficient to operate the Plant at Contract Capacity.

                  (iv) "Fuel Oil Storage Tank," which shall mean a storage tank capable of providing 160,000 usable Barrels of Fuel Oil storage capacity, being an amount of Fuel Oil sufficient for Oil-Fired Operation at Contract Capacity for 16 hours of each day for five (5) consecutive Days.

                  (v) "Fuel Oil Unloading Facilities," which shall mean facilities and equipment capable of unloading trucks with loads of 7,000 gallons or more each at an aggregate rate of 41,600 gallons of Fuel Oil each hour with each truck unloading station equipped with a meter to measure Fuel Oil received by Tenaska.

                  (vi) "Fuel Control Systems," which shall mean equipment and controls enabling the Plant to switch from Natural Gas to Oil-Fired Operation, or from Oil-Fired Operation to Natural Gas, subject to the requirements of Section 6.09(a)(vi).

                  (vii) "Water Facilities," which shall mean water supply, storage, treatment and regeneration facilities enabling Oil-Fired Operation at Contract Capacity for 16 hours of each day for two periods each of five consecutive days within a two (2) week period. The five consecutive day periods shall be separated by a minimum of two twenty four hour days.

                  (viii) "Dispatch Control Systems," which shall mean information and control systems at the Plant enabling the Plant to (i) receive AGC signals from two control areas in the Eastern Interconnection, (ii) to provide AGC, with the amounts of

         AGC provided subject to Section 6.13(c), and (iii) follow load signals provided by control areas to the Plant.

                  (ix) "Communications and Telemetry Equipment," which shall mean one remote terminal unit (RTU) on a separate communication circuit from the Plant control room to PECO providing instantaneous MW and megavolt-ampere reactive (MVAR), hourly MWh readings, ambient temperature conditions, bus voltage, switchyard and generator breaker positions, Fuel Oil Storage Tank level (in Barrels) and such other information relating to the Plant's condition as the Parties may agree.

                  (x) A physical layout which allows for subsequent installation of up to five emergency blackstart diesel generators capable of starting a Generating Unit without electric power service taken from the transmission grid. Tenaska and PECO will work in good faith to seek mutual agreement upon financial and operating arrangements under which such generators could be installed and operated.

         Section 2.03 INSPECTIONS AND DOCUMENTS. (a) To the extent allowed under the Interconnection Agreement, PECO shall have the right to inspect and test the Power Metering Equipment during business hours in the Operating Term. PECO shall have the right to monitor performance of the Plant through Communications and Telemetry Equipment throughout the Operating Term. To the extent allowed under the Interconnection Agreement, Tenaska shall inspect and test the Power Metering Equipment upon its installation and at least once every year thereafter and at any other reasonable time upon the request of PECO, PROVIDED THAT PECO shall pay for any costs of additional tests of the Power Metering Equipment if PECO requires more than one test during a Contract Year. If the Power Metering Equipment is found by PECO or by Tenaska to be not within the standards established by the latest revision of Standard C12.1 Code for Electricity Metering of the American National Standards Institute, Incorporated, Tenaska will cause the Power Metering Equipment to be repaired or replaced at its sole cost and expense. If the Power Metering Equipment is found by PECO or by Tenaska to be not within the accuracy standards established in such standard, an adjustment shall be made correcting all measurements made by the inaccurate portion of the Power Metering Equipment for:

                  (i) the actual period during which inaccurate measurements were made, if such period can be determined, or, if not,

                  (ii) the period immediately preceding the test of the Power Metering Equipment equal to one-half (1/2) the time from the date of the last previous test of the Metering Equipment, PROVIDED THAT the period covered ------------- by any such correction shall not exceed six (6) calendar months.

         (b) Tenaska shall give PECO reasonable advance notice of any such tests, and PECO shall have the right to observe the test and to conduct its own tests to verify Tenaska's procedures and results.

         (c) Tenaska shall make available to PECO copies of any manufacturers' performance specifications, warranties, guarantees, standards and any other documents pertaining to the operation of the Plant or its major component parts that PECO reasonably requests in writing with reasonable specificity.

         (d) Tenaska and PECO shall each have the right to receive signals from the metering and related facilities, and each Party shall provide the other Party access to records and metering information associated with delivery of Natural Gas to the Plant through the Natural Gas Metering Facilities, including providing PECO with real-time telemetry information on the volume of gas flowing through the Natural Gas Metering Facilities, and the BTU content of such gas. Each Party shall provide the other Party with the same abilities to inspect the Natural Gas Metering Facilities or verify the Natural Gas Metering Facilities' accuracy that either Party receives pursuant to its agreements with the Interstate Pipeline relating to interconnection, construction and operation of the Natural Gas Metering Facilities or relating to transportation of Natural Gas on the Interstate Pipeline to the Plant.


         Section 2.04 FUEL OIL MEASUREMENT. Tenaska will include with each Monthly Statement delivered pursuant to Section 9.02(a), a report of Fuel Oil consumed during the Month for which the Monthly Statement is being provided. The quantity of Fuel Oil consumed will be calculated by:

                  (i) Subtracting the quantity of Fuel Oil in Barrels in the Fuel Oil Storage Tank on the last day of the Month from

                  (ii) the quantity of Fuel Oil in Barrels in the Fuel Oil Storage Tank at 00:01 hours of the first Day of the Month, plus

                  (iii) any deliveries of Fuel Oil made to the Fuel Oil Storage Tank during such Month as reflected by the delivery invoice provided by the Fuel Oil transporter. Tenaska shall provide PECO promptly, but in no event later than three (3) business days, after receiving delivery of Fuel Oil, with a copy of the delivery invoice received by Tenaska at the time Tenaska accepted such Fuel Oil delivery. The quantity of Fuel Oil in the Fuel Oil Storage Tank on the last day of the month shall be the quantity used for the quantity at the beginning of the next following month.


                                   ARTICLE III

                          EFFECTIVENESS AND TERMINATION


         Section 3.01 EFFECTIVENESS. This Agreement shall become effective upon execution and delivery hereof by both Parties, PROVIDED THAT Article VI and
Article VIII shall not be effective until Tenaska receives FERC approval to sell capacity and energy to PECO pursuant to this Agreement.


         Section 3.02 TERMINATION OF AGREEMENT. This Agreement shall continue in effect until the earliest of the following dates: (a) the date the Agreement is terminated by mutual agreement of the Parties, (b) the date the Agreement is terminated in accordance with Sections 3.03 through 3.07 hereof or (c) the 29th anniversary of the Date of Commercial Operation.

         Section 3.03 TERMINATION OPTION; PLANT FINANCING. Following execution of this Agreement, Tenaska shall endeavor in good faith to obtain Non-Recourse Financing for the Plant. Tenaska may terminate this Agreement including all obligations hereunder by written notice to PECO beginning on January 1, 2000 and continuing for the following 120 days if, (a)(i) Financial Closing Date has not occurred as of the date of such notice, (ii) PECO's senior unsecured debt has been downgraded below BBB (or its equivalent) by (A) either Standard & Poor's or Moody's and (B) one other Rating Organization (the withdrawal of a rating being treated as a downgrading for this purpose) and (iii) PECO has not agreed in writing to provide on the Financial Closing Date either (A) such credit support as may be reasonably necessary to obtain Non-Recourse Financing on terms at least as favorable as could have been obtained if PECO's rating had not been downgraded, PROVIDED THAT any undertaking required from Tenaska in connection with such credit support shall be on terms satisfactory to Tenaska in its sole discretion, or (B) cash financing, on terms satisfactory to Tenaska in its sole discretion, for the Plant in lieu of the amount of Non-Recourse Financing sought by Tenaska from Financial Institutions or (b)(i) PECO has refused to agree to a reasonable request by prospective Financial Institutions to a change (from the form set forth in Exhibit 17.04(a)-1) in the consent to assignment of this Agreement as security for the Non-Recourse Financing and (ii) the Financial Closing Date has not occurred as of the date of such notice, PROVIDED THAT if Tenaska terminates this Agreement pursuant to Section 3.03(b), Tenaska shall pay to PECO, at the time of termination, an amount determined by Tenaska to compensate PECO for commitments made by PECO between the date of this Agreement and the date on which Tenaska terminates this Agreement pursuant to this Section 3.03.

         Section 3.04 TERMINATION OPTION; COMMERCIAL OPERATION. (a) If all of the Initial Units have not achieved Commercial Operation by the Delay Termination Date for the Initial Units, PECO may at any time thereafter until all of the Initial Units have achieved Commercial Operation terminate its obligations with respect to the Initial Units by providing fifteen (15) days prior written notice of termination to Tenaska. If all of the Initial Units shall not have achieved Commercial Operation by such 15th day, then on said day all rights and obligations of the parties under this Agreement with respect to all of the Initial Units shall terminate (including, but not limited to rights or obligations under Article VIII) and from and after such date the Initial Units will not constitute a part of the "Plant" for purposes of this Agreement. Payment obligations that arise with respect to the Initial Units prior to the date of termination shall not terminate. If PECO terminates its obligations with respect to the Initial Units and the Final Units have not achieved Commercial Operation, Tenaska will have the right to terminate this Agreement at any time thereafter up until the time at which the Final Units achieve Commercial Operation by providing PECO with fifteen (15) days prior written notice of such termination.

         (b) If any of the Final Units have not achieved Commercial Operation by the Delay Termination Date for the Final Units, PECO may, at any time thereafter until the Final Units have achieved Commercial Operation, terminate its obligations with respect to the Final Units by providing fifteen (15) days prior written notice of termination to Tenaska on such date if they have not achieved Commercial Operation. Such obligations will then terminate unless all Final Units achieve Commercial Operation by the end of such fifteen (15) day notice period.

         (c) The Delay Termination Date for the Initial Units and the Delay Termination Date for the Final Units are subject to adjustment for an event of Force Majeure as provided in section 14.02(d), PROVIDED THAT (i) notwithstanding section 14.02(d), no adjustment shall be made to the Delay Termination Date for the Initial Units associated with an event of Force Majeure which commences after the Scheduled Date of Commercial Operation for the Initial Units, and (ii) the maximum aggregate adjustment to a Delay Termination Date for purposes of Section 3.04(a) and Section 3.04(b) shall be, in each case, twelve months unless at the end of such twelve-month adjustment at least two-thirds of the Units required to achieve Commercial Operation by the end of such period are in Commercial Operation, in which case the maximum aggregate period of adjustment for each of
Section 3.04(a) and 3.04(b) shall be an additional six months to enable Tenaska to achieve Commercial Operation of the Unit which is required to be in, but has not achieved, Commercial Operation.

         (d) If an event of Force Majeure commences after the Scheduled Date of Commercial Operation for the Final Units and extends for more than 12 months, then, for purposes of calculating Reservation Payments and Energy Payments pursuant to Article VIII, the initial Contract Year for the Final Units shall be Contract Year 2 set forth on Exhibit 8.02 regardless of when the Final Units actually enter Commercial Operation and the Operating Term of the Final Units shall terminate on the last day of the Operating Term of the Initial Units.

         Section 3.05 TERMINATION OPTION - FOLLOWING EVENT OF DEFAULT. (a) Should any event of default described in Article XIV not be cured by the defaulting Party within the period, if any, set forth in Section 14.01 or
Section 14.03, or if any Party should wrongfully repudiate this Agreement and fail to withdraw such repudiation within five (5) Days of receipt of notice from the other Party requesting such withdrawal, then the other Party (the "Terminating Party") may immediately terminate this Agreement without further notice. In addition, the Parties may recover claims as follows:

                  (i) PECO, if the Terminating Party, shall be entitled to recover (A) any accrued liquidated damages owed to it under Section
         4.02 as the exclusive remedy for claims based on Failure to Achieve Commercial Operation, (B) any accrued Availability Adjustments owed to it under Section 8.08 through the date of termination as the exclusive recourse for not achieving the availability standards specified in
         Section 7.03 (without limiting the applicability of Section 3.07), (C) any other accrued amounts owed to it under the Agreement at the time of termination, and (D) with respect to any other claims arising from the breach, repudiation or resulting termination of this Agreement, all direct damages and amounts as may be recoverable at law or in equity under Applicable Law, including but not limited to (and whether or not classified as direct damages under Applicable Law) (1) the cost of cover for replacement capacity and replacement energy obtained to replace Contract Capacity and energy that would otherwise have been made available to PECO under this Agreement from the date of termination through the remainder of the scheduled Operating Term, less the amount of Reservation Payments and Energy Payments and other payments that would otherwise have been due hereunder, in each case discounted to present value at the same appropriate discount rate and
         (2) obligations, liabilities and costs that were incurred as a result of, or in a reasonable effort to mitigate damages resulting from, Tenaska's breach or repudiation or the resulting termination of this Agreement, but excluding any obligations, liabilities or costs to PECO's customers based on PECO's failure to supply capacity or energy, PROVIDED THAT nothing herein shall prevent Tenaska from asserting any counterclaims or offsets arising from any duty to mitigate that may be available at law or in equity;

                  (ii) Tenaska, if the Terminating Party, shall be entitled to recover (A) any accrued amounts owed to it under the Agreement at the time of termination, and (B) with respect to any other claims resulting from the breach, repudiation or resulting termination of this Agreement, all direct damages and amounts as may be recoverable at law or in equity under Applicable Law, including but not limited to (and whether or not classified as direct damages under Applicable Law) (1) Reservation Payments that PECO would otherwise have been liable to make to Tenaska from the date of termination through the remainder of the scheduled Operating Term, discounted to present value at an appropriate discount rate and (2) obligations, liabilities and costs to third party contractors providing engineering, procurement, construction, operations or maintenance services or associated supplies that were incurred as a result of, or in a reasonable effort to mitigate damages resulting from, PECO's breach or repudiation or the resulting termination of this Agreement, PROVIDED THAT nothing herein shall prevent PECO from asserting, subject to the limitation expressed in
         Section 3.05(a)(i) herein, any counterclaims or offsets arising from any duty to mitigate that may be available at law or in equity;

Notwithstanding the foregoing, in the event that one Party fails to cure an event of default under Article XIV within the period, if any, set forth in
Section 14.01 or Section 14.03, or if a Party wrongfully repudiates this Agreement, the other Party is not in any way obligated to terminate this Agreement but may instead assert its claims and rights at law or in equity under this Agreement and under Applicable Law.

         (b) PECO will not terminate this Agreement pursuant to a default by Tenaska until it first provides written notice of such default to the Financial Institutions and affords the Financial Institutions an opportunity to cure pursuant to Section 14.03. Tenaska will not terminate the Agreement pursuant to a default by PECO until it first provides written notice of such default to PECO pursuant to Section 14.02 and affords PECO an opportunity to cure pursuant to
Section 14.03.

         Section 3.06 TERMINATION OPTION; SHORTENED OPERATING TERM. PECO may terminate this Agreement effective on the 20th anniversary of the Date of Commercial Operation PROVIDED THAT PECO shall have provided Tenaska at least one year's prior written notice of termination and shall have delivered to Tenaska by not later than the 30th day prior to the 20th anniversary of the Date of Commercial Operation a letter of credit in the amount of $175,000,000 substantially in the form of Exhibit 3.06 hereto issued by a bank that meets the credit standard on the date of issuance of clause (a) for a bank issuing a letter of credit on the Financial Closing Date of the definition of "Acceptable Credit Support". Upon the effective date of termination of this Agreement pursuant to this Section 3.06, PECO shall pay Tenaska the sum of $175,000,000.

         Section 3.07 TERMINATION DUE TO INADEQUATE AVAILABLITY. PECO may terminate this Agreement upon sixty (60) days prior written notice to Tenaska if
(i) the Summer Availability Percentage for any Contract Year, determined in accordance with Section 7.02, is less than 67% for two consecutive Contract Years and (ii) the Capacity Test Result of the December 1 Capacity

Test (after giving effect to any permitted retests) conducted during such second Contract Year pursuant to Section 5.01 is less than 550 MW. PECO's rights under this Section 3.07 shall not be limited, impaired, or affected in any way by a Force Majeure event which renders Tenaska wholly or in part unable to perform any of its obligations under this Agreement.


                                   ARTICLE IV

                          COMMERCIAL OPERATION OF PLANT


         Section 4.01 COMMERCIAL OPERATION. Tenaska shall schedule three (3) Generating Units to achieve Commercial Operation on June 1, 2001 (the "Initial Units"), and shall schedule three (3) additional Generating Units to achieve Commercial Operation on June 1, 2002 (the "Final Units") such that the total number of Units to be in Commercial Operation on June 1, 2002 is six (6).


         Section 4.02. LIQUIDATED DAMAGES FOR FAILURE TO ACHIEVE COMMERCIAL OPERATION. (a) If any Generating Unit does not achieve Commercial Operation on June 1 of its Start Year (herein "Failure to Achieve Commercial Operation"), Tenaska shall pay PECO the following amounts as liquidated damages as its exclusive damages remedy which have been agreed upon as a reasonable pre-estimate of the probable loss to be suffered by PECO on account thereof, (and not as a penalty) for each such Generating Unit that has not achieved Commercial Operation:

                  (i) $25,000 for each day Commercial Operation of such Generating Unit is delayed from its Scheduled Date of Commercial Operation through its Scheduled Date of Commercial Operation plus 15 days;

                  (ii) $50,000 for each day Commercial Operation of such Generating Unit is delayed from and including its Scheduled Date of Commercial Operation plus 15 days through its Scheduled Date of Commercial Operation plus 30 days; and

                  (iii) $66,667 for each day Commercial Operation of such Generating Unit is delayed after its Scheduled Date of Commercial Operation plus 30 days;

         (b) The aggregate amount of liquidated damages payable by Tenaska to PECO pursuant to Section 4.02(a) shall not exceed $8,000,000 per Generating Unit and $25,000,000 in the aggregate. Any liquidated damages which arise pursuant to this Section 4.02(b) shall be paid by Tenaska to PECO by wire transfer on the 15th day of the month following the month which includes the day of delay which gives rise to such liquidated damages.

         (c) For the purposes of illustration only, if two (2) Generating Units achieve Commercial Operation on the date which is the Scheduled Date of Commercial Operation for such Units plus 15 days, two (2) Generating Units achieve Commercial Operation on the date which is the Scheduled Date of Commercial Operation for such Units plus 30 days; and two (2) Generating Units achieve Commercial Operation on the date which is the Scheduled Date of Commercial Operation for such Units plus 44 days; the total amount of liquidated damages payable by Tenaska to PECO pursuant to Section 4.02(a) shall be $6,833,342 (($25,000/day x 6

Generating Units x 14 days) + ($50,000/day x 4 Generating Units x 15 days) + ($66,667/day x 2 Generating Units x 13 days)).

         (d) The June 1 date set forth in Section 4.02(a) is not subject to adjustment by either Party, except if an event of Non-Insurable Force Majeure occurs, such date is subject to adjustment in the same manner as provided in
Section 14.02(d) for a Force Majeure event, subject to a maximum adjustment of 12 months, after which the provisions of Section 4.02(a) shall apply.

         (e) PECO's right to receive liquidated damages or exercise its termination right under Article III shall not be affected or impaired by any Generating Unit subsequently being able to achieve Commercial Operation. PECO's right to receive any liquidated damages that accrued prior to termination shall not be affected or impaired by either Party's exercise of its termination rights under Article III.


                                    ARTICLE V

                           CONTRACT CAPACITY AND TESTS


         Section 5.01 ANNUAL TESTING PROCEDURE TO ESTABLISH CONTRACT CAPACITY.
(a) Not later than the Scheduled Date of Commercial Operation for the Initial Units, Tenaska shall provide PECO with its written declaration of Contract Capacity for the first Contract Year, and no capacity test will be required for such declaration. During each Contract Year except the last Contract Year, following the Summer Months but not later than each December 1st thereafter, Tenaska shall conduct a Capacity Test (the "December 1 Capacity Test") of all Units in Commercial Operation in accordance with EXHIBIT 5.01. Upon conclusion of each such Capacity Test, Tenaska shall declare Contract Capacity for the Immediately Following Contract Year in accordance with the parameters of Section
5.02 and such declaration shall apply to any Unit that achieves Commercial Operation as of the first day of the Immediately Following Contract Year.

         (b) If Tenaska declares a level of Contract Capacity which (i) conforms to the parameters of Section 5.02 but (ii) exceeds the most recent Capacity Test Result, PECO shall have the right to request a Capacity Test during the immediately following May 15th through May 31st period. If the Capacity Test Result from such a Capacity Test is less than the Contract Capacity declared by Tenaska (excluding for this purpose the Unit Capacity of any Unit that has not yet achieved Commercial Operation), Contract Capacity for the Immediately Following Contract Year shall equal the most recent Capacity Test Result. Tenaska shall conduct additional tests of Plant capacity as requested by PECO to meet Reliability Council requirements, but such tests shall not be used to adjust Contract Capacity. PECO shall deliver all Fuel and accept all energy required to conduct all Capacity Tests.

         (c) Tenaska shall give PECO ten (10) days prior written notice of the performance of any Capacity Test (except that no notice shall be required in the case of any retest that commences the same day as the original test ended and only 24 hours notice shall be required in the case of a retest that occurs within three days of a prior test). PECO shall have the right to observe the Capacity Test. PECO shall request and accept energy sufficient to allow, during the Capacity Test, a test of the Plant's maximum capability. Energy delivered to PECO during such tests will be treated as Delivered Energy and paid for by PECO as such under this Agreement. Any applicable adjustment of Capacity Test results provided for in EXHIBIT 5.01 shall be determined in accordance with manufacturer specifications of Plant performance using the methodologies provided in EXHIBIT 5.01.

         (d) If the output of the Plant is adversely affected by an equipment failure or malfunction at the time a Capacity Test is scheduled to take place or during a Capacity Test, Tenaska has the right to reschedule the Capacity Test after such failure or malfunction has been remedied, PROVIDED THAT until the rescheduled Capacity Test is completed, the Contract Capacity for the prior or current Contract Year will remain in effect. If PECO in good faith questions the accuracy or reliability of any Capacity Test, it shall so notify Tenaska, and if Tenaska and PECO are unable to resolve the question, Tenaska shall promptly schedule a second test. If after such second test, PECO continues to question the accuracy or reliability of such test, the determination of Contract Capacity shall be settled by arbitration pursuant to Section 18.13. The Contract Capacity as determined by Tenaska will be effective until the dispute is settled by the arbitration, subject to retroactive adjustment if a different level of Contract Capacity is determined through arbitration.

         (e) "Capacity Test Result" shall mean, the result of a Capacity Test conducted in accordance with EXHIBIT 5.01.

         Section 5.02 ESTABLISHMENT OF CONTRACT CAPACITY. (a) Contract Capacity declared by Tenaska for the first Contract Year shall be not less than the product of (i) 150 MW and (ii) the number of Generating Units that have achieved Commercial Operation.

         (b) Contract Capacity declared by Tenaska for the second Contract Year shall be not less than 875 MW and not more than 950 MW, based on six Units having achieved Commercial Operation, with such minimum and maximum Contract Capacity to be reduced pro rata for any period during which less than six Units have achieved Commercial Operation. Upon an additional Unit achieving Commercial Operation during a Contract Year, Contract Capacity shall increase for the remainder of such Contract Year by declared capacity of such Unit in accordance with Section 5.01, or if no such declaration was made in accordance with Section 5.01, then by the applicable Unit Capacity

         (c) Contract Capacity declared by Tenaska for Contract Years after the second Contract Year shall be in accordance with the following:

                  (i) Contract Capacity declared by Tenaska shall be (A) not less than 875 MW, and (B) within 50 MW (plus or minus) of the Current Contract Capacity based on six Units having achieved Commercial Operation, with such minimum and maximum Contract Capacity to be reduced pro rata for any period during which less than six Units have achieved Commercial Operation. Upon an additional Unit achieving Commercial Operation during a Contract Year, Contract Capacity shall increase for the remainder of such Contract Year by declared capacity of such Unit in accordance with Section 5.01, or if no such declaration was made in accordance with Section 5.01, then by the applicable Unit Capacity. Tenaska may not sell energy or capacity from additional Units to third parties prior to such Units achieving Commercial Operation except for bona fide testing purposes.

                  (ii) If the Capacity Test Result is more than 50 MW above the Current Contract Capacity, Contract Capacity declared by Tenaska in the Immediately Following Contract Year shall be no less than the Current Contract Capacity and no more than the Current Contract Capacity plus 50 MW.

                  (iii) If the Capacity Test Result is more than 50 MW below the Current Contract Capacity, Contract Capacity declared by Tenaska for the Immediately Following Contract Year shall be no less than the greater of (A) 875 MW and (B) the Current Contract Capacity minus 50 MW.

                  (iv) If the Capacity Test Result is less than 875 MW, the Contract Capacity declared by Tenaska for the Immediately Following Contract Year shall be 875 MW.

         Section 5.03 TESTS OTHER THAN CAPACITY TESTS. The Parties shall cooperate in good faith in all reasonable respects in order to schedule and undertake emission compliance tests, or such other tests including preventative maintenance activities, as Tenaska may perform from time to time PROVIDED THAT such tests, other than regulatorily-ordered emission compliance tests, which would reduce the availability of Generating Units from the level specified in the Availability Schedule for such Day, or which would occur during an hour in which PECO has submitted an Energy Request to receive 90% or more of the output available from the Plant, shall not commence without PECO's prior consent. PECO shall not be required to incur any economic loss or cost or to purchase any energy produced as a result of such testing or preventative maintenance activities. Tenaska shall, if so required by PECO, pay the net loss incurred by PECO on any such energy so produced during such tests or preventative maintenance activities.


                                   ARTICLE VI

                             OPERATION OF THE PLANT


         Section 6.01 PEAK AVAILABLITY PERIODS. (a) On or before April 15 of the Start Year for the Initial Units and on or before April 15 each year during the Operating Term, PECO shall by providing fifteen (15) Days written notice to Tenaska elect one of the following options during Summer Months:

                  (i) Peak Availability Option #1: PECO shall be entitled to request in such notice of election, energy for sixteen (16) hours of each Day; the specific hours of each Day to be identified in the notice of election of Peak Availability Option #1 PROVIDED THAT such specified hours may be varied by up to two hours earlier or later on the Unit Call Schedule on a permanent or temporary basis by PECO pursuant to
         Section 6.04; or

                  (ii) Peak Availability Option #2: PECO shall be entitled to request in such notice of election, energy (A) for twenty (20) hours on each Monday through Friday, and (B) for sixteen (16) hours on each Saturday and Sunday; the specific hours of each Day to be identified in the notice of election of Peak Availability Option #2 PROVIDED THAT such specified hours may be varied by up to two hours earlier or later on the Unit Call Schedule on a permanent or temporary basis by PECO pursuant to Section 6.04.

         (b) If PECO elects Peak Availability Option # 1 PECO shall be required to place Units on the Unit Call Schedule from the Plant during Non-Summer Months for a minimum of the lesser of (i) 2091 Unit Hours, or (ii)(B) the number of Unit Hours during Non-Summer Months allowed pursuant to the Air Permit.


         Section 6.02 REQUIRED GENERATING UNIT AVAILABLITY. Tenaska shall make Generating Units available for dispatch by PECO as follows:

         (a) During the Summer Peak Hours of the Summer Months, Tenaska shall make all Generating Units in Commercial Operation available for dispatch by PECO.

         (b) During the Non-Summer Peak Hours in the Shoulder Months, Tenaska shall make four (4) Generating Units available for dispatch by PECO, unless only the Initial Units or the Final Units have achieved Commercial Operation in which case Tenaska shall make two (2) Generating Units available.

         (c) During Non-Summer Peak Hours of Winter Months of each Contract Year, Tenaska shall make all Generating Units in Commercial Operation available for dispatch by PECO.

         Section 6.03 NOTIFICATION OF UNIT AVAILABLITY BY TENASKA. Tenaska shall provide PECO with an Availability Schedule as follows:

         (a) The Availability Schedule for each Saturday, Sunday, and Monday during the Operating Term shall be provided by Tenaska to PECO by 12:00 noon EPT on the immediately preceding Thursday.

         (b) For each Holiday during the Operating Term, Tenaska will provide the Availability Schedule for the Holiday and the immediately following Day by 12:00 noon EPT two week Days prior to the Holiday.

         (c) For all other Days during the Operating Term, the Availability Schedule shall be provided by 12:00 noon EPT two Days prior to the relevant Day.

         Section 6.04 NOTIFICATION OF GENERATING UNIT CALL BY PECO. PECO shall provide Tenaska with a Unit Call Schedule for each Generating Unit for each Day during the Operating Term by 12:00 noon EPT of the preceding Day.

         (a) PECO will place all Units in Commercial Operation on the Unit Call Schedule for each Summer Peak Hour of each Contract Year.

         (b) During each Day of the Winter Months of each Contract Year, PECO may place up to all Generating Units in Commercial Operation on the Unit Call Schedule for the immediately following Day. Each Generating Unit specified by PECO on the Unit Call

Schedule pursuant to this section will, be included in availability calculations, pursuant to Section 7.01.

         (c) During each Day of the Shoulder Months, PECO may place up to four
(4) Generating Units in Commercial Operation on the Unit Call Schedule for the immediately following day, unless Commercial Operation of either Initial or Final Units has not occurred, in which case PECO may place up to two (2) Generating Units on the Unit Call Schedule for the immediately following Day. Each Generating Unit specified by PECO on the Unit Call Schedule pursuant to this section will, be included in availability calculations pursuant to Article VII.

         (d) During each Day of the Non-Summer Months, PECO may designate Generating Units to be in Standby Mode, PROVIDED THAT unless otherwise agreed by the Parties, the combined number of Units placed on the Unit Call Schedule by PECO or placed in Standby Mode shall not exceed four (4) in the Shoulder Months. During Non-Summer Months, PECO shall pay to Tenaska a standby charge of $10 for each hour or part thereof with respect to each Generating Unit designated by PECO to be in Standby Mode for the period from 00:01 hours of the Day for which the Unit Call Schedule is submitted until the earlier of (i) 00:00 hours of such Day or (ii) submittal of an Energy Request requiring output from Generating Unit(s) in Standby Mode, ("Standby Mode Charge"). If PECO requests energy from a Generating Unit in Standby Mode, such Requested Energy will be included in availability calculations pursuant to Section 7.01.

         Section 6.05 PLANT MAINTENANCE. (a) On or before March 1st of each Contract Year, PECO shall provide Tenaska with an estimate of the range of potential Plant dispatch and potential Starts during the Immediately Following Contract Year, although this notification shall not be binding on PECO to dispatch energy from the Plant within the estimated range, or to incur Starts within the estimated range. On or before April 1st of each Contract Year, Tenaska shall provide PECO with a plan for Scheduled Outages for the next five
(5) Contract Years. The Scheduled Outages for the Immediately Following Contract Year shall be binding on Tenaska and may not be changed unless approved in writing by PECO, such approval not to be unreasonably withheld or delayed. The Scheduled Outages for the last four Contract Years in this notification shall be estimates only and shall not be binding on Tenaska.

         (b) Except as otherwise approved in writing by PECO, Tenaska shall complete or shall cause the completion of all scheduled maintenance for each major item of equipment constituting a part of the Plant between March 15th and May 15th or between October 1st and November 30th each year during the Operating Term; PROVIDED, HOWEVER, that twice during the Operating Term Tenaska may by written request to PECO at least one year in advance, which request shall not be unreasonably denied, complete or shall cause the completion all scheduled maintenance for each major item of equipment constituting a part of the Plant between March 1st and May 31st or between October 1st and November 30th.

         (c) Tenaska may shift the start date of a Scheduled Outage by up to seven days, or extend a Scheduled Outage by up to seven days, by providing PECO with written notice forty-five (45) days before the earlier of (A) the original Scheduled Outage start date or (B) the new Scheduled Outage start date, PROVIDED THAT the last Day of the new Scheduled Outage does not occur after May 15th (or May 31st if an extended maintenance period under Section 6.05(b) has been approved), if the Scheduled Outage began in March, April or May of a Contract Year, or after November 30th, if the Scheduled Outage began in October or November of a Contract Year. Written notice will include (i) the new dates and duration of the Scheduled Outage, and (ii) the reason for the change in dates.

         (d) If a Scheduled Outage extends beyond May 15th (or May 31st if an extended maintenance period under Section 6.05(b) has been approved), and the Scheduled Outage began in March, April or May of a Contract Year, or if a Scheduled Outage extends beyond November 30th and the Scheduled Outage began in October or November of a Contract Year, additional time beyond such dates will be treated as a Forced Outage for the purpose of calculating the Availability Percentages unless in response to a written request from Tenaska, PECO states that it would not have dispatched such Units during the extension. Tenaska shall not be entitled to require any supporting documentation from PECO if PECO is unwilling to provide such a statement. Tenaska shall provide updates to PECO during each Scheduled Outage, as requested by PECO, regarding progress on completion of maintenance tasks and a projected completion time and date.

         (e) Coincident with Tenaska's submission to PECO of the first plan for Scheduled Outage, Tenaska shall provide PECO with the long-term preventive maintenance program for each major item of equipment constituting a part of the Plant. Such program shall reflect planned outages for inspection, repair, maintenance and overhaul and will be based, at least in part, on manufacturers' recommendations and may be altered from time to time by reason of later manufacturer's releases pertaining to major items of equipment of the Plant and Plant operating experience.


         Section 6.06 STARTUP POWER. (a) At any time the Plant is being started from a zero output condition, PECO shall arrange for the delivery to the Plant of capacity and energy sufficient to start simultaneously the number of Generating Units, up to three Generating Units, required to meet the Energy Request for the hour immediately following the hour in which startup occurs. When one or more Generating Units are producing energy, the Plant shall supply energy to start additional Generating Units.

         (b) Tenaska shall reimburse PECO for any payments made by PECO to third parties for power to start-up a single Generating Unit in excess of the cost of procuring 10 MW of capacity and 2 MWh of energy or a total of 30 MW of capacity and 6 MWh of energy to start-up three Generating Units simultaneously.

         (c) If startup power required by a Generating Unit exceeds the amounts provided in Section 6.06(a), PECO will provide Tenaska with copies of tariffs under which PECO procures startup power, for the purpose of verifying cost reimbursement owed by Tenaska to PECO under Section 8.06.

         Section 6.07 DELIVERY OF FUEL. (a) PECO shall be solely responsible for procuring Natural Gas and Fuel Oil in sufficient quantities and at rates of delivery sufficient to meet the Plant's Fuel requirements as it may be operated and tested in accordance with this Agreement, such Fuel to conform to (A) the specifications set forth in EXHIBIT 1.01 attached to this Agreement and (B) any requirements of Applicable Laws.

         (b) PECO shall be solely responsible for transporting all Natural Gas to be fired at the Plant during the Operating Term to the Gas Delivery Point and shall be solely responsible for maintaining all Fuel Oil Delivery Permits. Tenaska shall take title to all Natural Gas at the Gas Delivery Point. Tenaska shall be solely responsible for transporting, handling, using, and disposing of such Natural Gas after it is delivered to Tenaska at the Gas Delivery Point.

         (c) PECO shall be solely responsible for transporting to the Fuel Oil Unloading Facilities by tanker trucks all Fuel Oil to be fired at the Plant during the Operating Term. Tenaska shall take title to all Fuel Oil when delivered to Tenaska at the Fuel Oil Unloading Facilities. Tenaska shall be solely responsible for (i) unloading the Fuel Oil from such tanker trucks, (ii) transporting, handling, using, managing, and storing of such Fuel Oil as soon as it is delivered to Tenaska at the Fuel Oil Unloading Facilities, (iii) verifying the quality of Fuel Oil delivered to the Plant, and (iv) ensuring that the Fuel Oil Unloading Facilities are sufficient to enable Tenaska to unload Fuel at a rate of 41,600 gallons of Fuel Oil each hour. If during any Contract Year PECO fails to make sufficient Energy Requests for energy fired by Fuel Oil so that an amount of Fuel Oil equal to at least 20% of the Fuel Oil Inventory at the beginning of such Contract Year is consumed, PECO shall reimburse Tenaska for all costs of maintaining the quality of the Fuel Oil Inventory so that it may be burned in the Plant. Such costs may include but not be limited to the cost of disposing of any degraded Fuel Oil, blending fresh Fuel Oil and the cost of remedial chemical additives. PECO may request from Tenaska an estimate of cost for blending and/or other applicable remediation techniques to restore Fuel Oil which has degraded in quality as a result of failure to deplete 20% from inventory in the current Contract Year on April 1st and receive such cost estimates by April 15th, pursuant to which PECO shall inform Tenaska by May 1st of its decision, if any, to burn additional Fuel Oil or pay for remediation.

         (d) Tenaska shall provide PECO with telemetric indications of the Fuel Oil Storage Tank level on a real time basis.

         (e) PECO shall provide Tenaska with (i) estimated Fuel Oil deliveries to the Plant by 12:00 noon EPT the Day preceding deliveries, and (ii) updated delivery estimates during any day deliveries are reasonably anticipated. Tenaska shall within the limitations of the Fuel Oil Storage Tank and the Fuel Oil Unloading Facilities accept Fuel Oil deliveries at the Plant during all hours of the Day.

         Section 6.08 OIL-FIRED OPERATION AVAILABLITY REQUIREMENTS. For purposes of calculating the Availability Percentages, an Energy Request that requests that a Generating Unit be fired on Fuel Oil may, at Tenaska's option, be disregarded unless such Generating Unit should have been in Fuel Oil Capable Mode in accordance with Sections 6.08(a), (b), (c) and (d).

         (a) Subject to Section 6.08(d), by no later than October 1st, PECO will notify Tenaska of how many Generating Units will be operated in Fuel Oil Capable Mode from November 1 through March 31 of each Contract Year. By no later than March 15 in the Initial Units Start Year and by no later than each March 15 during the Operating Term, PECO will notify Tenaska of how many Generating Units will be operated in Fuel Oil Capable Mode from April 1 of that Contract Year through October 31 of the Immediately Following Contract Year.

         (b) Generating Units not designated by PECO to be operated in Fuel Oil Capable Mode shall be returned to Fuel Oil Capable Mode by Tenaska within 48 hours after such notice by PECO.

         (c) Fuel Oil may only be fired at the Plant at the express direction of PECO, except (i) during the Shutdown of a Unit or Units which are in Fuel Oil Capable Mode but are not being fired on Fuel Oil and (ii) as reasonably necessary in connection with air emissions compliance testing. During (i) and
(ii) Tenaska may fire such Units on Fuel Oil; provided, however, that the aggregate amount of Fuel Oil consumed by the Plant during such periods on a rolling twelve-month basis shall not exceed 26,200 Barrels.

         (d) Not more than one Unit shall be requested to be in Fuel Oil Capable Mode from June 1 through December 1 of 2001.

         Section 6.09 ENERGY REQUESTS. (a) Subject to Article VI, PECO shall request energy from Generating Units which have achieved Commercial Operation by providing Tenaska with an Energy Request, with the amount of energy which PECO may request at any point in time to comply with the following Generating Unit and Plant operating performance requirements:

                  (i) If a Generating Unit called pursuant to PECO's daily Unit Call Schedule is producing zero MW, the Unit will have the capability to dispatch from 0 MW and be delivering Unit Capacity on a continuous basis as follows:

                           A. If the Generating Unit is in a Cold Shutdown and
                  is in Standby Mode, the Generating Unit shall be able to deliver energy equivalent to Unit Capacity on a continuous basis within 60 minutes (such a Start being a Cold Start, as further defined below) of dispatch notification by PECO.

                           B. If the Generating Unit is in a Hot Shutdown and is
                  in Standby Mode, the Generating Unit shall be able to deliver energy equivalent to Unit Capacity on a continuous basis within 30 minutes (such a Start being a Hot Start, as further defined below) of dispatch notification by PECO.

                           C. The Plant will be capable of starting no more than
                  three Units simultaneously.

                           D. No Energy Request shall require that more than
                  three Generating Units be in the first 15 minutes of their respective Start durations at any moment in time.

                           E. PROVIDED THAT with respect to any Unit in Standby
                  Mode such Unit must have been in Standby Mode for at least three (3) hours before such times apply or such lesser time as the Parties may agree to being consistent with manufacturers' recommendations and Prudent Utility Practice.

                  (ii) During the Summer Months and during any Day of the Winter Months in which PECO calls all Generating Units in Commercial Operation to be available, the Plant will have the capability to dispatch from 0 MW and be delivering Contract Capacity on a continuous basis as follows:

                           A. If all Generating Units are in Cold Shutdown, the
                  Plant shall deliver energy equivalent to the Unit Capacity of three Generating Units within 60 minutes of dispatch notification by PECO. The Plant shall be able to deliver the Unit Capacity of the remaining three Generating Units within 75 minutes of dispatch notification by PECO. For purposes of illustration only, if Unit Capacity equals 150 MW and PECO requests 900 MW of power, the Plant will be producing 450 MW at the end of 60 minutes, and an additional 450 MW 15 minutes later ("Cold Start"), PROVIDED THAT PECO provides Fuel and the necessary startup capacity and energy pursuant to Section 6.06.

                           B. If all of Generating Units are in Hot Shutdown,
                  the Plant shall be able to deliver energy equivalent to the Unit Capacity of three Generating Units within 30 minutes of dispatch notification by PECO. The Plant shall be able to deliver the Unit Capacity of the remaining three Generating Units within 45 minutes of dispatch notification by PECO. For purposes of illustration only, if Unit Capacity equals 150 MW, and PECO requests 900 MW of power, the Plant shall be producing 450 MW at the end of 30 minutes, and an additional 450 MW 15 minutes thereafter ("Hot Start"), PROVIDED THAT PECO provides Fuel and the necessary startup capacity and energy pursuant to Section 6.06.

                           C. If one or more of the Plant's Generating Units are
                  in Cold Shutdown and one or more Generating Units are in Hot Shutdown, each respective Generating Unit shall have start-up characteristics associated with such Generating Unit's shutdown time. For purposes of illustration only, if four units have been off-line for 25 hours and two units have been off-line for 100 hours, and PECO requests Contract Capacity, the Plant shall be able to deliver the Unit Capacity of three units within 30 minutes, Unit Capacity of an additional unit 15 minutes later, and Unit Capacity of the remaining two units 30 minutes after the latter Unit, PROVIDED THAT PECO provides Fuel and the necessary startup capacity and energy pursuant to
                  Section 6.06.

                  (iii) For each day during the Non-Summer Months, the startup notification times described in paragraphs (i) and (ii) above shall only apply (A) to the number of Generating Units called by PECO pursuant to the Unit Call Schedule for that day and (B) the number of Generating Units which PECO elects to place in Standby Mode. During the Non-Summer Months, for each Generating Unit which PECO does not include in the Unit Call Schedule or elect to place in Standby Mode, such Generating Unit shall within three (3) hours after an Energy Request requiring such Unit to deliver energy, subject to Section 6.05, be capable of either a Hot Start or Cold Start, as applicable or such lesser time as the Parties may agree to being consistent with manufacturers' recommendations and Prudent Utility Practice.

                  (iv) When making an Energy Request which requires the Start of a Unit, PECO will submit such Energy Request to Tenaska for 0 MW per Unit to be Started for the first 30 minutes following the Start of Units in Hot Shutdown, and PECO will submit an Energy Request for 0 MW per Unit being Started for the 60 minutes following the Start of Units in Cold Shutdown. PECO's Energy Request for the period immediately following the end of the 30 minute or 60 minute timeframe, as applicable, will be based on the Unit being, at that point in time, at Minimum Load.

                  (v) The Minimum Load for a single Generating Unit will be 90 MW when fired by Natural Gas and 95 MW when fired by Fuel Oil.

                  (vi) Subject to Section 6.08, PECO may submit Energy Requests requiring each Unit to be switched from Natural Gas Operation to Oil-Fired Operation, at PECO's discretion PROVIDED THAT any such Energy Request shall be consistent with the constraint that for each Unit at Minimum Load to switch from Natural Gas Operation to Oil-Fired Operation and achieve Minimum Load requires 15 minutes and produces 15 MWh and for each Unit at Minimum Load to switch from Oil-Fired Operation to Natural Gas Operation and achieve Minimum Load requires 20 minutes and produces 17 MWh. . PECO may request a Fuel switch on one or more Generating Units, up to the number of Generating Units on-line.

                  (vii) PECO will submit an Energy Request to Tenaska for any hour during which a Unit or Units is being Shutdown which allows each such Unit to produce an amount of energy at least equal to 60 MWh during Shutdown of that Unit. Tenaska will satisfy all such Energy Requests within the applicable time frame, but decreases in energy during the time allowed need not be on a straight line or proportional basis.

                  (viii) The Plant will be able to ramp energy output upwards to an amount equal to the product of Unit Capacity multiplied by the number of Generating Units on-line and downwards to an amount equal to the product of Minimum Load multiplied by the number of Generating Units on-line at a rate of 10 MW/minute multiplied by the number of Generating Units on-line.

                  (ix) When operating between an amount equal to the product of Minimum Load multiplied by the number of Generating Units on-line plus 5 MW and an amount equal to the product of Unit Capacity multiplied by the number of Generating Units on-line minus 5 MW, the Plant will be able to provide net AGC in the amount of 5 MW/minute multiplied by the number of Generating Units on-line.

         (b) Except for the portion of an Energy Request subject to AGC, each Energy Request shall continue in force throughout the hour in which the Energy Request is applicable until PECO communicates a modification to the Energy Request via phone or telefax or until ordered to reduce or increase the Requested Energy pursuant to the Interconnection Agreement with the Local Utility, PROVIDED HOWEVER, that any such modification or order must provide Tenaska with sufficient notice for the Plant to respond to such modification within the Plant operating parameters provided in Sections 6.08 and 6.09 hereof. If, for any hour, PECO does not submit an Energy Request, the Energy Request for such hour shall be deemed to be 0 MW.

PECO shall work on a good faith basis to inform the Plant operators of anticipated hourly deviations from previously submitted Energy Requests. Tenaska shall work on a good faith basis to inform PECO via phone or telefax of anticipated deviations from the Availability Schedule previously provided to PECO.

         (c) PECO and Tenaska will work together prior to Commercial Operation to develop reliable telephone dispatch procedures for intra-day scheduling which will ensure that telephone dispatch notices are not given by or on behalf of PECO without proper authorization. Tenaska is entitled to rely upon telephone dispatch orders which it believes in good faith to have been properly authorized by PECO, and any such telephone dispatch order shall constitute an Energy Request.

         (d) PECO will not request energy (1) for which it does not arrange for transmission service, from the applicable Point of Delivery, (2) during any Scheduled Outage, at a level greater than the capacity level designated by Tenaska in the notice of such Scheduled Outage, (3) during any Generating Unit start-up or Shutdown, at a level inconsistent with the applicable output for such Unit as specified in Section 6.09(a)(iv) or Section 6.09(a)(vii), (4) at a level below the Minimum Load as determined in accordance with Section 6.09(a)(v), Section 6.09(a)(vi), or Section 6.09(a)(ix) except for Energy Requests for 0MW and Energy Requests during any Unit start up or Shutdown, or
(5) at a level greater than the Current Contract Capacity. AGC requests shall be in accordance with Section 6.09(a)(ix).

         (e) If PECO makes an Energy Request that is not in compliance with criteria set forth in Sections 6.08 and 6.09 of this Agreement, (a "Non-Conforming Energy Request"), Tenaska shall inform PECO promptly after it is actually aware that an Energy Request is a Non-Conforming Energy Request, and shall provide PECO with a specific change to the Non-Conforming Energy Request which would allow it to be in compliance with Sections 6.08 and 6.09. Pending receipt of a new Energy Request from PECO, Tenaska may in good faith deliver energy up to the amount of Non-Conforming Energy Request (plus the Energy Delivery Tolerance), but shall not be penalized in the availability calculation or suffer any other penalty under this Agreement if, in attempting to comply with the Non-Conforming Energy Request, Tenaska causes Delivered Energy to exceed the Energy Request by more than the Energy Delivery Tolerance, or if Delivered Energy is less than the Energy Request by more than the Energy Delivery Tolerance. PECO's submission of an Energy Request which is a Non-Conforming Energy Request, shall not be a material default by PECO.


         Section 6.10 DELIVERY OF POWER. (a) Subject to the provisions of this
Section 6.10, Tenaska shall sell all of the Contract Capacity and sell and deliver all of the energy generated by the Plant during the Operating Term, net of that required for operation of the Plant, to PECO at the Point of Delivery, and PECO shall accept and purchase from Tenaska Contract Capacity and Delivered Energy; provided, however, PECO shall not be required to accept and purchase any energy that is not delivered pursuant to an Energy Request or within the Energy Delivery Tolerance of an Energy Request.

         (b) Notwithstanding PECO's right to be the exclusive recipient of capacity and energy for the Plant, at any time when an event of default by PECO under Section 14.01(b)(i) of this Agreement has occurred and is continuing, Tenaska may enter into (and then perform) agreements with terms of up to thirty days to sell capacity and/or energy to other parties, and with the Net Revenue from such sales credited against amounts payable by PECO to Tenaska under this Agreement. Tenaska shall be excused from responding to any Energy Request to the extent that it is not able to comply therewith due to its permitted sales to third parties under this section, and for purposes of calculating Availability Percentages shall be deemed to have delivered Delivered Energy equal to Summer Potential or Non-Summer Potential, as applicable, during such period. In such event, PECO shall use good faith efforts not to block transmission of energy to such third parties.

         (c) Tenaska shall not be required to generate power in violation of Applicable Law or in contravention of Prudent Utility Practice, or at a level in excess of that which PECO or the applicable Local Utility can prudently receive as a result of any prohibition or limitation of PECO's or the applicable Local Utility's ability to receive such power, whether as a result of Force Majeure or otherwise.

         Section 6.11 REPLACEMENT ENERGY. (a) If the Plant cannot fulfill an Energy Request due to a Forced Outage, Tenaska shall have the right to request PECO to accept and purchase capacity and energy from sources other than the Plant and at Points of Delivery other than the Primary Point of Delivery ("Replacement Energy") with at least six hours prior notice, subject to clauses
(i) through (v) of this Section 6.11.

                  (i) Tenaska's proposal to deliver Replacement Energy shall include the amount of energy to be delivered; the duration that Replacement Energy will be provided, up to the duration of the Forced Outage; the source of the Replacement Energy; a representation that the Replacement Energy cannot be recalled by a third party and cannot be claimed by a third party as being the energy component of a separate capacity purchase arrangement. Unless otherwise mutually agreed to by the Parties, Replacement Energy will be deemed to be Delivered Energy as if it were delivered from the Plant under this Agreement.

                  (ii) PECO will be responsible for arranging transmission from the Replacement Energy source to PECO's customer unless Tenaska offers the use of transmission rights controlled by Tenaska which PECO agrees to use, and which require Tenaska as transmission purchaser to provide scheduling information to affected control area operators.

                  (iii) PECO may decline to receive Replacement Energy by providing two hours prior notice to Tenaska, and Tenaska will not receive credit under the calculation of Availability Percentages (A) if PECO's customer or an affected control area operator is unwilling to, and is not required to, accept a source change pursuant to the agreement between PECO and such customer or such control area operator;
         (B) if necessary scheduling and documentary notifications for the schedule change cannot reasonably be completed in a timely manner; (C) if the amount of the Replacement Energy is less than 50 MW; or (D) if delivery of Replacement Energy to PECO's customers uses a less reliable transmission delivery path than the transmission of energy from the Plant and Tenaska has not agreed to compensate PECO for transmission interruptions which PECO would not have incurred for energy deliveries from the Plant. PECO may also decline to receive Replacement Energy by providing as much prior notice as is practicable, (which in any event shall not be less than 2 hours) to Tenaska if PECO determines that Replacement Energy is less economic than another source of energy available to PECO. If PECO declines to receive Replacement Energy for economic reasons, Tenaska will receive credit under the calculation of Availability Percentages in an amount equal to the amount of Replacement Energy offered by Tenaska to PECO.

                  (iv) PECO may terminate receipt of Replacement Energy from a particular source during a Month if such deliveries are interrupted during such Month and PECO determines in good faith that the source of generation or transmission of such Replacement Energy is not as reliable as alternate energy sources that PECO would use as a replacement for energy deliveries from the Plant.

                  (v) PECO shall pay Tenaska for Replacement Energy pursuant to
         Section 8.12.

         (b) Any sales of capacity or energy from the Plant that are above Contract Capacity shall be at prices and on terms mutually agreed between the Parties, PROVIDED THAT if the Parties do not agree on terms for such sales, Tenaska may not sell such capacity or energy to itself, to its Affiliates or to third parties.

         Section 6.12 DISPATCH. (a) Unless otherwise directed by PECO pursuant to Section 6.12(b), Tenaska shall dispatch available Generating Units to respond to Energy Requests on a substantially proportional basis, such that if PECO requests 850 MW, and six (6) Generating Units are available, Tenaska shall dispatch all six Generating Units at approximately 142 MW each. Notwithstanding the foregoing, Tenaska may choose to dispatch the Generating Units in a different manner, PROVIDED THAT Tenaska shall still be required to deliver the amount of energy specified in PECO's Energy Request with any deviation from such Energy Request to be addressed pursuant to Section 7.01, and Tenaska shall be limited to the Start Charges that would have applied if Tenaska did dispatch the Generating Units in the manner contemplated by this Section 6.12(a).

         (b) PECO shall have the right to direct Tenaska to dispatch Generating Units individually from time to time (but without having the right to designate which specific Unit is to be started) and all Generating Units that are not dispatched individually shall be dispatched on a proportional basis to respond to any Energy Requests. Notwithstanding the foregoing, Tenaska may choose to dispatch the Generating Units other than as directed by PECO above, PROVIDED THAT Tenaska shall then be held to the Availability Percentage calculations, and shall be limited to the Start Charges that would have applied if Tenaska had dispatched the Generating Units in the manner contemplated by this Section 6.12(b).

         Section 6.13 AUTOMATIC GENERATION CONTROL. (a) At least six (6) months prior to the Scheduled Date of Commercial Operation for the Initial Units, PECO will designate two applicable control areas from which AGC signals will be received.

         (b) If PECO wishes to add control areas from which Tenaska will accept receipt of AGC signals, PECO will provide at least six months notice of such additional control areas and pay the reasonable costs, if any, associated with such additions.

         (c) If PECO wishes to change a control area from which Tenaska will accept AGC signals, PECO will provide at least six months notice of such change. Tenaska will accommodate up to eight such changes during the Operating Term at no charge if the changed control area communicates with the Plant control system via a dedicated telephone line(s). If a PECO-selected control area requires another type of communication link (e.g. microwave, fiber optic or power line carrier) or if PECO requests more than eight control area changes during the Operating Term, PECO will pay the costs associated with the other type of communication link or associated with changes in excess of eight during the Operating Term.

         (d) The integrated net effect of AGC during an hour will be treated as an Energy Request and subject to all limitations that otherwise apply to Energy Requests except for notice procedures.

         Section 6.14 ESTIMATED FUEL EFFICIENCY. Tenaska shall notify PECO whenever Tenaska expects the actual heat rate to deviate significantly from the normal heat rate over one or more following Days as a result of an equipment failure, malfunction or repair, with such notice to be provided to PECO as promptly as possible, but in no event later than two hours after the equipment malfunction, failure or repair in question.

         Section 6.15 UNIT STARTS. (a) Subject to this Section 6.15, PECO will incur a Start or Starts for each Energy Request which requires a Generating Unit not currently on-line to be started-up to meet the Energy Request. In no event will the number of Starts incurred by PECO for an Energy Request exceed the number of Starts provided in the following:

                               [GRAPHIC OMITTED]

         (b) PECO will not incur a Start for a Generating Unit which trips within four (4) hours after a Start provided that the Energy Request requiring such Start exceeds four (4) consecutive hours.

         (c) PECO may incur one less Start for an Energy Request than provided in Section 6.09(a) if ambient conditions at the time of the Energy Request allow each Unit to produce a sufficient amount of energy in excess of Unit Capacity for the operating Generating Units to satisfy such Energy Request without starting an additional Generating Unit.

         (d) Notwithstanding anything contained herein to the contrary, PECO shall not be liable to Tenaska for Starts that would not have occurred but for Tenaska's failure to operate the Plant in accordance with the provisions of this Agreement and Prudent Utility Practice.

         (e) Energy Requests that require a Start or Shutdown for a Generating Unit will become effective at the quarter hour point immediately following Tenaska's receipt of such request. For example if PECO issues an Energy Request at 20 minutes past the top of an hour which requires the Start of a Generating Unit, Tenaska will implement the Start of the Generating Unit at 30 minutes past the hour.

         (f) If Tenaska is delivering Replacement Energy, Start Charges shall be payable by PECO as if the Delivered Energy were sourced from the Plant.

         (g) In the case of short term increases and decreases in Energy Requests, PECO shall have the right to request that Tenaska not make a Start (or that it not stop such Generating Unit, as the case may be), and Tenaska shall comply with such request if it is reasonably able to do so, having due regard for manufacturers' warranties and other contractual obligations, the requirements or guidance of governmental agencies of competent jurisdiction, and requirements of insurers, and if PECO undertakes to pay any incremental Fuel costs of operating in a less efficient mode during such short term period. If a response to AGC signal(s) would require a Shutdown or a Start of an additional Unit, Tenaska shall use good faith efforts to contact PECO to determine whether PECO desires the additional Unit to be Shutdown or started or wishes to override such signal and not Shutdown or Start the Unit. Pending a response from PECO, the Energy Request shall be deemed to be reduced or increased, as the case may be, to the Energy Request that can be in effect without resulting in a Start or a Shutdown, as the case may be.


                                   ARTICLE VII

                           AVAILABILITY DETERMINATIONS


         Section 7.01 DETERMINATION OF HOURLY AVAILABLITY INPUTS. The Parties shall calculate Availability Percentages by determining inputs on an hourly basis pursuant to this Section 7.01.

         (a) For each Contract Year, Required Potential shall be an amount of energy (in MWh) which shall equal (i) during each Summer Peak Hour, Contract Capacity, and (ii) during each Non-Summer Peak Hour, the product of (A) Unit Capacity in that Contract Year and (B) the number of Generating Units on the Unit Call Schedule for such hour.

         (b) For each hour of each Contract Year, the inputs to availability calculations shall be Hourly Output and Hourly Potential. These amounts (each in MWh) shall be determined for each hour by categorizing such hour into one of the following categories:

                  (i) If (A) Delivered Energy during such hour varies above or below the Hourly Energy Request by more than the Energy Delivery Tolerance and (B) the Plant delivers 0 MWh to the Primary Point of Delivery during the immediately preceding hour, Hourly Output shall equal Delivered Energy and Hourly Potential shall equal the Hourly Energy Request.

                  (ii) If (A) Delivered Energy for such hour varies above or below the Hourly Energy Request by an amount equal to or less than the Energy Delivery Tolerance and (B) the Plant produced 0 MWh during the immediately preceding hour, Hourly Output and Hourly Potential shall both equal Required Potential.

                  (iii) If (A) Delivered Energy for such hour varies above or below the Hourly Energy Request by more than the Energy Delivery Tolerance and (B) the Plant is reduced to 0 MW during such hour pursuant to an Energy Request, Hourly Output shall equal Delivered Energy and Hourly Potential shall equal the Hourly Energy Request for such hour.

                  (iv) If (A) Delivered Energy for such hour varies above or below the Hourly Energy Request by less than the Energy Delivery Tolerance and (B) the Plant is reduced to 0 MW during such hour pursuant to an Energy Request, Hourly Output and Hourly Potential shall both equal the Hourly Energy Request for such hour.

                  (v) If (A) Delivered Energy for such hour varies above or below the Hourly Energy Request by more than the Energy Delivery Tolerance and (B) the Plant produced more than 0 MWh during the immediately preceding hour, Hourly Output shall equal Delivered Energy and Hourly Potential shall equal Required Potential.

                  (vi) If (A) Delivered Energy for such hour varies above or below the Hourly Energy Request by an amount equal to or less than the Energy Delivery Tolerance, and (B) the Plant produced more than 0 MWh during the immediately preceding hour, Hourly Output and Hourly Potential shall equal Required Potential.

                  (vii) If (A) the Hourly Energy Request for an hour is 0 MW but
         (B) Delivered Energy is equal to or greater than 1 MWh, Hourly Output shall be 0 MWh and Hourly Potential shall equal Required Potential.

                  (viii) If (A) the Hourly Energy Request for an hour is 0 MW and (B) Delivered Energy is 0 MWh, Hourly Output and Hourly Potential shall equal Required Potential.

                  (ix) If (A) the Hourly Energy Request for an hour is greater than 0 MWh but (B) the ability to deliver or consume Fuel to or at the Plant is prohibited due to an Emergency Fuel Curtailment, Hourly Output and Hourly Potential shall equal Delivered

         Energy. If 0 MWh of energy can be delivered due to an Emergency Fuel Curtailment, the hour will not be included in calculating Availability Percentages pursuant to Section 7.02.

                  (x) If for a Contract Year PECO elects Peak Availability Option #1 and then requests less than the number of Unit Hours of energy that it is entitled to request from Units required to be on the Unit Call Schedule pursuant to Section 6.01(b) during Non-Summer Months of such Contract Year ("Maximum Available Energy Hours"), the difference between the Maximum Available Energy Hours (expressed in
         MWhs) and the number of actual MWhs requested by PECO in such Non-Summer Peak Hours of the Non-Summer Months shall be credited to Tenaska at full Contract Capacity for the purpose of calculating the Annual Availability Adjustment.

         (c) If PECO submits a Non-Conforming Energy Request and PECO does not amend such Non-Conforming Energy Request pursuant to a notification by Tenaska under Section 6.09(e), the Plant's performance during such hour shall be considered to be within the parameters of Section 7.01(b)(vi), and Hourly Output and Hourly Potential for such hour shall equal Required Potential.

         (d) If the Plant is starting up from 0 MW output and PECO fails to deliver energy necessary to start Generating Units pursuant to Section 6.06, Delivered Energy shall equal PECO's Energy Request for such portion of the hour until startup power is delivered. If the Plant is starting up from 0 MW output and Tenaska is unable to accept delivery of startup power at the Plant, Delivered Energy shall equal 0 MW for such portion of the hour until startup power is received.

         (e) For any hour in which the Plant is not able to fulfill an Energy Request as a result of PECO's failure, for reasons of Force Majeure or otherwise, to deliver Natural Gas at the Gas Delivery Point in sufficient quantities and at a sufficient pressure to meet the Plant's requirements as it may be operated in accordance with this Agreement and (i) PECO elects not to fire Fuel Oil at the Plant if Natural Gas supplies are insufficient or interrupted, or (ii) PECO fails, for reasons of Force Majeure or otherwise, to timely procure Fuel Oil or deliver Fuel Oil in sufficient quantities and at a sufficient rate to meet the Plant's requirements as it may be operated in accordance with this Agreement, Delivered Energy during such hour will be deemed to be equal to Requested Energy for the purposes of calculating the Availability Percentages, unless such Generating Unit incurred a Forced Outage prior to interruption of Fuel deliveries and would not be available if the Fuel were available.

         (f) For any hour in which the Plant is (i) not able to fulfill an Energy Request due to a curtailment or reduction of transmission from the Primary Point of Delivery by an entity directly operating or controlling the transmission facilities (including the Wansley-Fortson 500kV transmission line) interconnected with the Interconnection Facilities at the Primary Point of Delivery, and (ii) such curtailment or reduction is not due to Tenaska's failure to operate and maintain or to cause the operation and maintenance of the Plant in accordance with either the Interconnection Agreement, this Agreement, or Prudent Utility Practice, then Tenaska will be credited in the calculation of Delivered Energy under this Section 7.01 for the curtailment or reduction; provided, however, that the amount of such credit shall not exceed the lesser of
(A) the product of (1) Unit Capacity and (2) the number of Units on the Availability Schedule for such hour or (B) Delivered Energy during the hour preceding the curtailment or reduction if Delivered Energy during such hour was lower than the Hourly Energy Request less the Energy Delivery Tolerance unless, in the case of a transmission curtailment or reduction that extends beyond the end of the day in which such curtailment or reduction begins, the condition that resulted in such shortfall in Delivered Energy has been remedied.

         Section 7.02 COMPUTATION OF AVAILABILITY PERCENTAGES. (a) Summer Availability Percentage shall be calculated at the end of the Summer Months of each Contract Year and shall equal the quotient of Summer Output divided by Summer Potential.

                  (i) Summer Output shall equal the sum of Hourly Output for all Summer Peak Hours.

                  (ii) Summer Potential shall equal the sum of Hourly Potential for all Summer Peak Hours.

         (b) Annual Availability Percentage shall be calculated at the end of each Contract Year and shall equal the quotient of (i) Annual Output divided by
(ii) Annual Potential.

                  (i) Annual Output shall equal the sum of Summer Output and Non-Summer Output. For each Contract Year, Non-Summer Output shall equal the sum of Hourly Output for all Non-Summer Peak Hours.

                  (ii) Annual Potential shall equal the sum of Summer Potential and Non-Summer Potential. Non-Summer Potential shall equal the sum of Hourly Potential for all Non-Summer Peak Hours.


         Section 7.03 AVAILABILITY STANDARDS. Tenaska shall endeavor in good faith to cause the Plant to achieve a Summer Availability Percentage of at least 97% during the Summer Months of each Contract Year, and an Annual Availability Percentage of at least 97% during all Months of each Contract Year.

         (a) PECO shall compensate Tenaska for achieving Summer Availability Percentage in excess of 97% as provided in Section 8.07.

         (b) Tenaska shall compensate PECO for failing to achieve a Summer Availability Percentage and/or an Annual Availability Percentage of 97% as provided in Section 8.08.


                                  ARTICLE VIII

                                    PAYMENTS


         Section 8.01 MONTHLY PAYMENTS. PECO shall pay Tenaska monthly for capacity and energy in accordance with the provisions of this Article VIII.


         Section 8.02 RESERVATION PAYMENTS. PECO shall, during the Operating Term, make monthly Reservation Payments to Tenaska in accordance with the provisions of Section 9.02 of this Agreement in an amount equal to the product of (i) the number of Generating Units that have achieved Commercial Operation, (ii) Unit Capacity, (iii) the Reservation Rate measured in dollars per kilowatt month applicable for such Contract Year as set forth in EXHIBIT 8.02, and (iv) 1000. If any Generating Unit achieves Commercial Operation on any Day after June 1 of the applicable Start Year, the Reservation Payment with respect to such Unit for that Month shall be prorated to reflect the number of days in such Month that the Unit is in Commercial Operation.

         Section 8.03 ENERGY PAYMENTS. (a) During the Operating Term, PECO shall make Energy Payments to Tenaska in accordance with the provisions of Section
9.01 of this Agreement in an amount equal to the sum of the Fuel Oil Energy Payment, the Natural Gas Energy Payment and the Replacement Energy Payment. If, during any hour, both Fuel Oil and Natural Gas are combusted in any Unit, the Fuel Oil Energy Rate shall be applied to such hour for such Unit if, Fuel Oil, represents 50% or more of the Fuel (calculated on a Btu basis) so consumed by the Unit; otherwise the Gas Energy Rate shall apply to such Unit for such hour.

                  (i) The Fuel Oil Energy Payment shall equal for each Month the product of (i) the total amount of Delivered Energy received by PECO during that month to the extent that such Delivered Energy was generated by Generating Units fired by Fuel Oil and (ii) the Fuel Oil Energy Rate applicable for that Contract Year, as set forth in EXHIBIT 8.03.

                  (ii) The Natural Gas Energy Payment shall equal for each Month the product of (i) the total amount of Delivered Energy received by PECO during that month to the extent that such Delivered Energy was generated by Generating Units fired by Natural Gas or as Replacement Energy and (ii) the Gas Energy Rate applicable for that Contract Year, as set forth in EXHIBIT 8.03.

         (b) The Replacement Energy Payment shall equal for each month the aggregate Replacement Fuel Cost for all days in such month.

                  (i) An Excess Run Time Payment shall apply to each Unit which pursuant to an Energy Request (A) delivers energy for longer than 16 consecutive hours immediately following the Start of such Unit, and (B) is fired in whole or in part with Natural Gas during the whole period following such Start. The Excess Run Time following each Unit Start shall be the number of consecutive hours in excess of sixteen that such Unit delivered energy before being Shutdown. The Excess Run Time Payment under this Section 8.03(b)(i) shall equal the sum for all Units of the product for each Unit of (i) the Delivered Energy produced during each Excess Run Time and (ii) $2.00/MWh. For example, if an Energy Request for 600 MWh begins at the hour ending 06:00 on a day and remains unchanged until an Energy Request reduces the Units on-line to 0MW at hour 00:00 (midnight), the Excess Run Time would be 2 hours, with 600 MWh of Delivered Energy during each hour, or 1200 MWh, times $2.00/MWh. ends at hour 00:00 (midnight) for 600 MWh's, the Excess Run Time would be 2 hours at 600 MWhs or 1200 MWhs times $2.00/MWh.

                  (ii) An Excess Run Time Payment shall apply to each Unit which pursuant to an Energy Request (A) delivers energy for longer than 13 consecutive hours immediately following the Start of such Unit, and (B) is fired only with Fuel Oil during the period following such Start. The Excess Run Time following each Unit Start shall be the number of consecutive hours in excess of thirteen that such Unit delivered energy before being Shutdown. The Excess Run Time Payment under this Section 8.03(b)(ii) shall equal the sum for all Units of the product for each Unit of (i) the Delivered Energy produced during each Excess Run Time and (ii) $3.00/MWh. For example, if an Energy Request for 600 MWh begins at hour ending 06:00 on a day and remains unchanged until an Energy Request reduces the Units on-line to 0 MW at hour 00:00 (midnight), the Excess Run Time would be 5 hours, with at 600 MWh of Delivered Energy during each hour, or 3000 MWh, times $3.00/MWh.

         (c) Except in the case of Replacement Energy, Energy Payments will not include a charge for Fuel because Tenaska is not charged for such Fuel by PECO.

         Section 8.04 START CHARGES. (a) During the Operating Term, PECO shall pay Start Charges to Tenaska, in accordance with Section 9.01(a)(viii) herein, in an amount equal to the product of (i) the number of Starts incurred by PECO during the month pursuant to Section 6.15 and (ii) the Start Charges for the Contract Year in which the month occurs, as set forth in this Section 8.04.

         (b) PECO shall incur a Start Charge of $11,000 for each Start during the first Contract Year, with such amount to escalate by 3% on the first Day of each subsequent Contract Year.

         Section 8.05 STANDBY MODE CHARGE. PECO shall, during the Operating Term, pay monthly the Standby Mode Charge pursuant to Section 6.04(d) to Tenaska in accordance with the provisions of Section 9.02.

         Section 8.06 START UP POWER COST. Tenaska shall, during the Operating Term, reimburse PECO in accordance with Section 6.06(b) as and when sums are due under such Section.

         Section 8.07 AVAILABILITY INCENTIVE PAYMENT. If the Summer Availability Percentage exceeds 97%, PECO at the end of the Summer Months shall owe to Tenaska (the "AVAILABILITY INCENTIVE PAYMENT"), to be determined as follows:

         (a) PECO shall calculate and include in the Accrued Availability Adjustment Statement of each Contract Year, (i) a list of the five (5) Days during the immediately preceding Summer Period with the highest On-Peak Energy Prices for such period, and (ii) the Plant's Peak Days Availability. The Peak Days Availability shall equal (A) the sum of all Hourly Output results for the Summer Peak Hours during the five highest-price Days divided by (B) the sum of all Hourly Potential results for the Summer Peak Hours during such Days.

         (b) If the Summer Availability Percentage exceeds 97% but the Peak Days Availability is less than 99%, the Availability Incentive Payment shall equal the product of (A) the positive difference between the Summer Availability Percentage and 97% up to a maximum of 3%, (B) 100, and (C) $150,000.

         (c) If the Summer Availability Percentage exceeds 97% and the Peak Days Availability is 99% or greater, the Availability Incentive Payment shall equal the product (A) the positive difference between the Summer Availability Percentage and 97% up to a maximum of 3%, (B) 100, and (C) $500,000.

         Section 8.08 AVAILABILITY ADJUSTMENTS. (a) The Tier 1 Availability Factor for each Contract Year shall equal the product of (i) 0.0334, (ii) the average monthly Reservation Payment for that Contract Year, and (iii) 12. The Tier 2 Availability Factor for each Contract Year shall equal the product of (i) 0.00432, (ii) the average monthly Reservation Payment for that Contract Year, and (iii) 12. For example for purposes of calculating average monthly Reservation Payment, if two Units (each with a Unit Capacity of 150 MW) achieve Commercial Operation on June 1, 2001 and a third Unit (with a Unit Capacity of 150 MW) achieves Commercial Operation on July 15, 2001, the average monthly Reservation Payment for purposes of this Section 8.08(a) would be: ((2 Units x 150 MW/unit x12 months x 1000 kW/MW x $3.50/kw-month) + ( 1 Unit x 150 MW/unit x
10.5 months x 1000kW/MW x $3.50/kw-month))/12 = $1,509,375.

         (b) The Summer Availability Percentage shall be calculated at the end of the Summer Months of each Contract Year. If the Summer Availability Percentage is less than 87.0%, Tenaska shall owe PECO a Summer Availability Adjustment equal to the product of (i) the positive difference between 97% and the Summer Availability Percentage, (ii) 100, and (iii) the Tier 1 Availability Factor in that Contract Year. Subject to Section 8.09 herein, Tenaska shall make payment of such Summer Availability Adjustment by offsetting all amounts payable by PECO to Tenaska during subsequent Months until the amount offset equals the Summer Availability Adjustment but not to exceed the Tier 1 Availability Adjustment.

         (c) The Annual Availability Percentage shall be calculated at the end of each Contract Year. If the Annual Availability Percentage is less than 97.0% but greater than 76.9%, Tenaska shall owe PECO an Annual Availability Adjustment equal to the product of (i) the positive difference between 97.0% and the Annual Availability Percentage, (ii) 100, and (iii) the Tier 1 Availability Factor for that Contract Year.

         (d) If the Annual Availability Percentage is less than or equal to 76.9%, Tenaska shall owe PECO an Annual Availability Adjustment equal to the sum of the Tier 1 Availability Adjustment and the Tier 2 Availability Adjustment.

                  (i) The Tier 1 Availability Adjustment shall equal the product of (i) the Tier 1 Availability Factor for that Contract Year and (ii) 20.

                  (ii) The Tier 2 Availability Adjustment shall equal the product of (a) the positive difference between 77.0 % and Annual Availability, (b) 100, and (c) the Tier 2 Availability Factor for that Contract Year.

                  (iii)The Annual Availability Adjustment for any Contract Year shall not exceed the product of (i) the monthly Reservation Payment and
         (ii) 12.

         Section 8.09 PAYMENT OF AVAILABILITY ADJUSTMENT AMOUNTS. (a) At the end of the Summer Months of each Contract Year, PECO shall calculate the "Accrued Availability

Adjustment", which shall equal (i) at the end of the Summer Months of the first Contract Year, the Summer Availability Adjustment, and (ii) for all other Contract Years, the sum of Annual Availability Adjustments incurred by Tenaska in prior Contract Years which have not been fully rebated to PECO, and any Summer Availability Adjustment owed to PECO pursuant to Section 8.08 or.

         (b) Tenaska shall make Availability Adjustment payments to PECO at the end of the Summer Months of each Contract Year as follows:

                  (i) If the Accrued Availability Adjustment set forth in the Accrued Availability Adjustment Statement is less than the available amount of the Acceptable Credit Support provided by Tenaska in an amount equal to the amounts detailed in Section 17.03(e)(i) and (ii), Tenaska shall make payment of the Accrued Availability Adjustment by offsetting all amounts payable by PECO to Tenaska during the immediately following months until the amount offset equals the Accrued Availability Adjustment.

                  (ii) If the Accrued Availability Adjustment set forth in the Accrued Availability Adjustment Statement exceeds the available amount of the Acceptable Credit Support, Tenaska shall pay to PECO an amount equal to such excess over the available amount of the Acceptable Credit Support by wire transfer in immediately available funds within twenty
         (20) days of receiving such statement from PECO. Payment of the remaining Accrued Availability Adjustment will be made by offsetting all amounts payable by PECO to Tenaska during subsequent months, until the amount of payments and offsets by Tenaska equals the Accrued Availability Adjustment.

         (c) The Parties shall make Availability Adjustment payments to each other at the end of each Contract Year as follows:

                  (i) If the Summer Availability Adjustment exceeds the Annual Availability Adjustment, and there is no Accrued Availability Adjustment outstanding which has not been rebated to PECO, PECO shall make payment of such difference to Tenaska by wire transfer in immediately available funds within twenty (20) days of the end of a Contract Year.

                  (ii) If the Annual Availability Adjustment exceeds the Summer Availability Adjustment, Tenaska shall make payment to PECO of such difference by offsetting all amounts payable by PECO to Tenaska during succeeding months of the next Contract Year until the amount of such offsets equals the Annual Availability Adjustment; provided, however, that any Availability Adjustment payable to PECO at the end of the Operating Term shall be paid by wire transfer in immediately available funds within twenty (20) days of the end of such Operating Term.

         (d) Failure by Tenaska to make timely payment pursuant to Section 8.09(b) or (c) will entitle PECO to draw upon the Acceptable Credit Support. If Tenaska fails to make timely payment and PECO draws upon the Acceptable Credit Support, Tenaska will be required to post Replacement Acceptable Credit Support within fifteen (15) days. Failure to post Replacement Acceptable Credit Support will be a monetary default by Tenaska.

         Section 8.10 EFFICIENCY ADJUSTMENT. (a) As both Parties' exclusive recourse for the Plant achieving a worse than expected heat rate or a better than expected heat rate, for each Contract Year in which the Plant is operated during the Summer Months at Base Unit Output for at least 2000 Unit Hours, the Parties will make a Fuel Adjustment Payment, to be calculated and paid as follows:

                  (i) The Summer Months Base Heat Rate shall be expressed in MM BTU/MWh and shall equal for all hours of Base Unit Output, the quotient of (i) the total amount of Natural Gas consumed by the Plant during such hours (as measured by the Metering Equipment and expressed in MM
         BTU) divided by (ii) the total amount of Delivered Energy during such hours (as measured by the Metering Equipment and expressed in MWh).

                  (ii) If the Summer Months Base Heat Rate is greater than 10.8 MM BTU/MWh and less than 11.3 MM BTU/MWh, neither Party shall owe the other Party a Fuel Adjustment Payment for such Contract Year.

                  (iii) If the Summer Months Base Heat Rate is greater than 11.3 MM BTu/MWh, Tenaska shall make a Fuel Adjustment Payment to PECO in an amount equal to the sum of the products for each Day in such Contract Year of (A) the Daily Index Citation for such Day in $/MMBtu, times (B) the positive difference between the Summer Months Base Heat Rate and
         11.3 MM Btu/MWh times (C) the Delivered Energy during such Day.

                  (iv) If the Summer Months Base Heat Rate is less than 10.8 MM BTu/MWh, PECO shall make a Fuel Adjustment Payment to Tenaska in an amount equal to the sum of the products for each Day in such Contract Year of (A) the Daily Index Citation for such Day in $/MMBtu, times (B) the positive difference between 10.8 MM BTU/MWh and the Summer Months Base Heat Rate, times (C) the Delivered Energy during such Day.

         (b) Any amount payable for a Contract Year pursuant to this Section
8.10 shall be invoiced with the amounts due for the last month for such Contract Year. Failure by Tenaska to make timely payment of a Fuel Adjustment Payment pursuant to Section 8.10 will entitle PECO to draw upon the Acceptable Credit Support. If Tenaska fails to make timely payment and PECO draws upon the Acceptable Credit Support, Tenaska will be required to post Replacement Acceptable Credit Support within fifteen (15) days. Failure to post Replacement Acceptable Credit Support will be a monetary default by Tenaska.

         Section 8.11 FUEL TAX PAYMENTS. (a) The Parties shall make payments to each other with respect to taxes imposed by the State of Georgia (or any political subdivision thereof) on Fuel delivered to or consumed by the Plant in accordance with this Section 8.

         (b) Payments by PECO to Tenaska under this Section 8.11 shall be made on a monthly basis pursuant to Section 9.02. Payments by Tenaska to PECO under this Section 8.11 shall be made on a monthly basis by offsetting any other amounts owed by PECO to Tenaska under this Article VIII.

         (c) If Tenaska is responsible for preparing, filing, and paying taxes on Fuel delivered to or consumed by the Plant in a Month, PECO shall make a Fuel Tax Payment to Tenaska equal to PECO's Fuel Tax Obligation for such Month, as determined pursuant to Section 8.11(d). If PECO is responsible for preparing, filing, and paying taxes on Fuel delivered to or consumed by the Plant, Tenaska shall reimburse PECO for the positive difference between (i) the total amount of such taxes imposed by the State of Georgia (or any political subdivision thereof) on Fuel delivered to or consumed by the Plant payable for such Month as shown due on such tax returns and (ii) PECO's Fuel Tax Obligation for such Month; PROVIDED HOWEVER, that if such difference is negative, PECO shall make a Fuel Tax Payment to Tenaska equal to such negative difference.

         (d) PECO's Fuel Tax Obligation shall equal, for each Month, the Fuel Tax Rate times the sum of the Gas Value and the Fuel Oil Value for such Month.

                  (i) Fuel Tax Rate for a month shall equal the sum of (A) 6% and (B) one-half the difference between (1) the tax rate applicable to sales and/or use tax on Fuel in Heard County, Georgia under the Tax Statute and (2) 6%. If Fuel becomes exempt from the sales and use tax under the Tax Statute, the Tax Rate shall be 3%. For illustration, if the tax rate for Heard County, Georgia under the Tax Statute is 9%, the Fuel Tax Rate shall be 6% + [1/2*(9%-6%)], or 7.5%, and if the tax rate for Heard County, Georgia under the Tax Statute is 3%, the Fuel Tax Rate shall be 6% + [1/2*(3%-6%)], or 4.5%.

                  (ii) The Gas Value for a Month shall equal the product of (A) the volume of Natural Gas (measured in millions of cubic feet) which is delivered to or consumed at the Plant in the applicable Month times (B) the Daily Index Citation (measured in $/million cubic feet) or such other price or value for such Natural Gas accepted or required by the applicable taxing authority for the purpose of determining the sales and use tax on the Fuel under the Tax Statute. For the purposes of this Subsection 8.11(d)(ii)(A), the volume of Natural Gas delivered or consumed by the Plant shall be deemed to include a notional volume of Natural Gas associated with Replacement Energy delivered to PECO pursuant to Section 6.11 during such Month, which notional volume of Natural Gas shall equal, for a Month, the product of (x) the amount of Replacement Energy (in MWh) delivered to PECO during such Month and (y)
         11.1 million BTU/MWh.

                  (iii) The Fuel Oil Value for a Month shall equal the product of (A) the volume of Fuel Oil (measured in Barrels) as delivered to or consumed at the Plant in the applicable Month times (B) the value of such Fuel Oil (measured in $/Barrel) as determined in accordance with applicable Georgia tax law, rules and regulations or such other price or value for such Fuel Oil accepted or required by the applicable taxing authority for the purpose of determining the sales and use tax on the Fuel under the Tax Statute.

         (e) Tenaska shall notify PECO in writing within a reasonable period of time after it learns of any amendments to the Tax Statute introduced at a session of the Georgia General Assembly, including but not limited to a repeal in whole or in part of the Tax Statute, which would have the effect of changing the 6% sales and use tax rate currently in effect in Heard County Georgia

         Section 8.12 REPLACEMENT ENERGY PAYMENT. (a)PECO shall pay Tenaska monthly in accordance with Section 9.02 for Replacement Energy delivered pursuant to Section 6.11, in an amount equal to aggregate Replacement Energy Payments for all Days in such Month.

         (b) The Replacement Energy Payment for a Day shall equal the sum of (i) Replacement Energy Cost for such Day and (ii) any Start Charges that PECO would have incurred in accordance with Section 6.15 had the Replacement Energy been delivered from the Plant in addition to Delivered Energy, if any, actually delivered during such period, less (iii) any damages incurred by PECO to any Fuel supplier(s) as a result of Tenaska's failure to fulfill an Energy Request from the Plant which PECO is unable to mitigate with reasonable commercial efforts. PECO will cooperate with Tenaska to provide good faith estimates of such damages that would be incurred as a result of Tenaska's delivery of Replacement Energy. PECO anticipates that such damages will not exceed the most recently published charges under the Transco tariff for imbalance and/or scheduling penalties in effect at such time.

         (c) The Replacement Energy Cost for a Day shall be (in $/MWh) equal to the product of (i) the total amount of Replacement Energy delivered during such Day (in MWh) and (ii) the sum of (A) the Gas Energy Rate for such Day (in $/MWh) and (B) the product of the Fully Loaded Gas Price (in $/million BTU) and 11.1 million BTU/MWh.


                                   ARTICLE IX

                               BILLING AND PAYMENT


         Section 9.01 CONFIRMATION OF AMOUNTS OWED. (a) Each Day on or before 11:00 a.m. EPT during the Operating Term, PECO shall provide a Daily Confirmation Letter to Tenaska specifying, for the previous Day:

                  (i) The Requested Energy during each hour of such Day;

                  (ii) Delivered Energy during each hour of such Day from Generating Units fired by Natural Gas;

                  (iii) Delivered Energy during each hour of such Day from Generating Units fired by Fuel Oil;

                  (iv) Total Delivered Energy from the Plant during each hour of such Day excluding Replacement Energy;

                  (v) The total amount of Replacement Energy accepted by PECO and delivered by Tenaska pursuant to Section 6.11, including the applicable Replacement Fuel Cost for such Replacement Energy;

                  (vi) For each Day in a Summer Month, which hours, if any, during such Day were Base Unit Output hours and for each such hour the amount of energy produced by the Plant and the applicable Summer Months Base Heat Rate;

                  (vii) [Reserved];

                  (viii) The number of Starts incurred by PECO pursuant to Energy Requests during such Day;

         (b) The information that is needed to calculate Annual Output and Annual Potential for each hour of such Day.

         (c) Tenaska shall counter-sign and return via facsimile or any manner of delivery as may be agreed by the Parties an executed copy of each Daily Confirmation Letter within two (2) Days of receipt if it agrees with information contained in the Daily Confirmation Letter. If Tenaska in good faith disputes the Daily Confirmation Letter, it shall provide a written response to PECO within two (2) Days of receipt to PECO (i) describing the dispute and (ii) providing any documentary evidence supporting Tenaska's position. PECO shall provide Tenaska with a written response including documentary supporting evidence within two (2) Days of receipt of such notice disputing the Daily Confirmation Letter. The Parties shall endeavor in good faith to resolve such a dispute within five (5) Days thereafter.

         (d) The Daily Confirmation Letter and any communications under Section 9.01(b) shall constitute good faith exchanges of information but shall not preclude either Party from disputing or correcting an error in the Monthly Statement.

         Section 9.02 MONTHLY STATEMENT. (a) Within ten (10) days after the end of each Month, Tenaska shall deliver to PECO a Monthly Statement detailing:

                  (i) All amounts due from PECO to Tenaska under Article VIII for such Month and all amounts due from Tenaska to PECO under Article VIII;

                  (ii) The integrated amount of Requested Energy for each hour of such Month;

                  (iii) The total amount of Delivered Energy produced by Generating Units fired by Natural Gas during such Month;

                  (iv) The total amount of Delivered Energy produced by Generating Units fired by Fuel Oil during such Month;

                  (v) The total amount of Delivered Energy from the Plant during each hour of such Month excluding Replacement Energy accepted by PECO and delivered by Tenaska pursuant to 6.11;

                  (vi) The total amount of Replacement Energy during each hour of such Month accepted by PECO and delivered by Tenaska pursuant to
         Section 6.11, including for each such hour, the applicable amount of Replacement Energy delivered and the Fully Loaded Daily Gas Price.

                  (vii) The number of Starts incurred by PECO pursuant to Energy Requests during such Month; the amount of Natural Gas and Fuel Oil actually consumed at the Plant during the Month and such other necessary information for calculating the Fuel Efficiency Adjustment Payment due pursuant to Section 8.10;

                  (viii) The total amount of Standby Mode Charges during such Month pursuant to Section 6.04;

                  (ix) The total amount of the Excess Run Time Payment for such Month pursuant to Section 8.03(b);

                  (x) For each Summer Month, the total number of Base Unit Output Hours for such Month, and the aggregate Summer Months Base Heat Rate during all such hours;

                  (xi) The total amount of Start up energy for such Month pursuant to Section 6.06 and where possible detailing any amounts due to PECO pursuant to Section 6.06(a) for such Month or the immediately preceding Month.

         (b) Within ten (10) days of receiving Tenaska's Monthly Statement, PECO shall make payment by wire transfer in immediately available funds an amount equal to (A) the amount due Tenaska from PECO as stated in the Monthly Statement less (B) the amount due PECO from Tenaska as stated in the Monthly Statement less (C) amounts which PECO, in good faith, disputes, with the total of such disputed amounts subject to Section 9.04 herein. If the Monthly Statement shows an amount due from Tenaska to PECO, payment shall, subject to Section 8.09, be made by offsetting such amount against any amount owed by PECO to Tenaska.

         Section 9.03 AVAILABILITY ADJUSTMENT STATEMENTS. (a) Within ten (10) days of the end the Summer Months of each Contract Year, PECO shall provide an Accrued Availability Adjustment Statement to Tenaska, determined pursuant to Sections 8.08 and 8.09 and any Availability Incentive Payment determined pursuant to Section 8.07. Tenaska and PECO shall make payment, as required, to the other of the Accrued Availability Adjustment or Availability Incentive Payment as provided in Sections 8.09 and 8.07 respectively.

         (b) Within ten (10) days of the end of each Contract Year, PECO shall provide an Annual Availability Adjustment Statement to Tenaska, determined pursuant to Sections 8.08 and 8.09. Tenaska and PECO shall make payment as required to the other of the Annual Availability Adjustment as provided in
Section 8.09.

         Section 9.04 CORRECTIONS AND DISPUTES. (a) Billings and payments shall be subject to correction for metering and billing errors for a period of two (2) years.

         (b) If either Party disputes the correctness of a statement (including any assertion of an offset not shown in such statement), the disputing Party alleged to owe the disputed amount shall pay the disputed amount into an escrow account established with a bank mutually agreed by both Parties and acceptable to the Financial Institutions or, if Tenaska is the disputing party with respect to an Accrued Availability Adjustment Statement or a Annual Availability Adjustment Statement and, pursuant to Section 8.08 PECO is entitled to offset its payment obligation against amounts becoming due from Tenaska, then PECO shall deposit such offsetting amounts into escrow.

         (c) In such cases, such disputes shall be resolved by arbitration in accordance with the arbitration procedures of Section 18.13, PROVIDED THAT disputes regarding amounts that can reasonably be expected to aggregate to more than $7,500,000 on either a recurring or a non-recurring basis shall not be subject to arbitration.

         (d) The disputed amount, or the appropriate portion, together with any interest earned thereon shall be transferred to, or credited to, the Party or Parties in whose favor the dispute shall have been resolved.

         (e) Interest on all such amounts in dispute shall accrue at the rate specified in Section 9.05.

         Section 9.05 INTEREST ON PAST DUE AMOUNTS. Any bills tendered by Tenaska to PECO under this Agreement which are not paid when due and any obligation to refund an amount wrongfully drawn under a letter of credit (which obligation shall be due on the date of drawing) shall bear interest, compounded monthly, from the due date until paid, at the lesser of (a) the maximum rate of interest permitted by Applicable Law and (b) two per cent plus the rate of interest then most recently announced by The Chase Manhattan Bank as its prime rate, or equivalent (regardless of whether such bank actually charges such rate), in effect on the first business day of each Month in which interest accrues hereunder. Notwithstanding the provisions for calculating interest on late payments, failure to make payments when due as specified in Section 9.02 shall be a default under this Agreement by the non-paying Party.

         Section 9.06 REGULATION. PECO acknowledges and agrees that, notwithstanding any adverse treatment or burdensome rate regulation that may apply under any applicable federal, state or local law with respect to the purchase of capacity and energy under this Agreement or to sales by PECO of capacity and energy furnished under this Agreement, its obligations to make payments required under this Agreement and otherwise to perform its other obligations under this Agreement shall not be diminished or reduced and shall remain valid and binding, in accordance with the terms of this Agreement.

                                    ARTICLE X

                                   [RESERVED]


                                   ARTICLE XI

                                     RECORDS

         Section 11.01 RECORDS. Tenaska shall maintain records needed to reflect power and energy delivered to PECO under this Agreement including (i) the amount and quality of Fuel delivered to the Plant, (ii) the amount of such Fuel used in the production of energy and power, (iii) records of taxes assessed and paid on Fuel in accordance with Section 8.11 and (iv) records of all pertinent Fuel and electrical parameters of the Plant, with all records referenced herein to be available to PECO for inspection at all reasonable times. All such records will be maintained in accordance with industry accepted procedures consistently applied and will be, for a period of two (2) calendar years after the respective records are created, subject to inspection and audit by PECO during normal business hours upon reasonable advance written notice.


                                   ARTICLE XII

                                   ASSIGNMENT


         Section 12.01 ASSIGNMENT. (a) Neither Party shall assign this Agreement without the prior written consent of the other Party, PROVIDED THAT in the event that PECO sells or otherwise transfers its power marketing business, PECO may assign this Agreement without Tenaska's consent to the buyer or transferee of such business if (A) the buyer or transferee has a senior unsecured public debt rating by Moody's or Standard & Poor's or any successor thereto which is a Rating Organization that is not lower than PECO's comparable unsecured senior debt rating at the time of such transfer and (B) such Rating Organization shall have confirmed that such rating shall remain in effect following the buyer's or transferee's assumption of this Agreement.

         (b) Nothing contained in this Section 12.01 shall be construed to prevent the Parties from making a collateral assignment of the revenues due under the terms of this Agreement, PROVIDED THAT this Agreement may not be transferred to any purchaser of the Plant upon foreclosure or at a sale in lieu of foreclosure to, and the Plant shall not be operated during the pendency of any foreclosure by, any party which is (i) a Competitor or (ii) in PECO's reasonable judgment does not possess a satisfactory level of experience in electric power plant operations. Except as provided above, no assignment, merger or consolidation shall relieve any Party of any obligation under this Agreement. Subject to the foregoing restrictions in this Section, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         (c) For the purposes of this Agreement, PECO shall at all times from the date hereof during the term of this Agreement maintain a list (which shall not be amended without PECO providing 90 days prior written notice to Tenaska of any proposed change) which designates up to three (3) Competitors, PROVIDED THAT in respect of each Person designated as a

Competitor, PECO has determined in good faith that such Person is a competitor of PECO in the sale, brokering or marketing of electrical energy or capacity and
(i) the sale, assignment or other transfer of the Plant to such Competitor would be detrimental to PECO's competitive interests in the sale, brokering or marketing of electrical energy and capacity or (ii) the operation or maintenance of the Plant by such Competitor would be detrimental to PECO's competitive interests in the sale, brokering or marketing of electrical energy and capacity PROVIDED THAT in no event shall PECO designate any of the Sponsors as a Competitor.


                                  ARTICLE XIII

                                   INDEMNITIES


         Section 13.01 INDEMNIFICATION. (a) Neither Party shall hold the other Party or its partners (including the corporate Affiliates, parent, subsidiaries, directors, officers, stockholders, employees and agents of such other Party or the partners in such other Party) liable for any claims, losses, costs and expenses of any kind or character, (including, without limitation, loss of earnings and attorneys' fees) on account of bodily injury to the personnel of or damage to property of PECO or Tenaska in any way occurring incident to, arising out of, or in connection with a Party's performance under this Agreement, except as provided in subsection (b) below.

         (b) PECO and Tenaska will each protect and indemnify the other Party and its partners (including the corporate Affiliates, parent, subsidiaries, directors, officers, stockholders, employees and agents of such other Party or the partners in such other Party) from and against any liability or loss (including reasonable expenses and attorneys' fees) because of bodily injury or property damage arising out of or in connection with PECO's or Tenaska's, respective performance hereunder; except that neither shall be obligated to indemnify the other for injury or damage caused by the negligence or willful misconduct of the other Party. This provision is for the sole benefit of the Parties hereto and other Persons named herein and is not intended and shall not be construed to confer any rights or benefits on any third party.

         (c) Nothing in the foregoing provisions of this Section 13.01 shall be construed to require one Party to this Agreement to indemnify the other Party to this Agreement for any cost or expense that is to be borne by such other Party pursuant to any express provision of this Agreement.

         Section 13.02 RELEASE BY TENASKA. Tenaska releases PECO, its successors and assigns and the respective directors, officers, employees, agents and representatives of PECO and their successors and assigns from any and all claims, losses, harm, liabilities, damages, costs and expenses to the extent resulting from any:

         (a) Force Majeure (but not from damages otherwise recoverable under this Agreement);

         (b) operation of the Plant in parallel with Local Utility's electrical systems;

         (c) transfer, transmission, use or disposition of energy delivered pursuant to this Agreement prior to its delivery to PECO at the applicable Point of Delivery;

         (d) transportation, handling, use, or disposition of all Natural Gas to be fired at the Plant after it is delivered to Tenaska at the Gas Delivery Point; or

         (e) transportation, handling, use, management or disposition of all Fuel Oil to be fired at the Plant after it is delivered to Tenaska at the Fuel Oil Unloading Facilities by tanker truck.

         Section 13.03 RELEASE BY PECO. PECO releases Tenaska and its partners or shareholders, Tenaska's successors and assigns (and their partners and shareholders), and the respective Affiliates, directors, officers, employees, agents and representatives of Tenaska, its partners and their Affiliates, successors and assigns from any and all claims, losses, harm, liabilities, damages, costs and expenses to the extent resulting from any:

         (a) Force Majeure (but not from damages otherwise recoverable under this Agreement);

         (b) operation of the Plant in parallel with the Local Utility's electric systems;

         (c) transfer, transmission, use or disposition of energy after it is delivered pursuant to this Agreement to PECO at the applicable Point of Delivery;

         (d) interruption, suspension or curtailment of delivery of power pursuant to this Agreement to the Local Utility' electric systems, which interruption, suspension or curtailment is caused by the Local Utility' electric systems;

         (e) transportation, handling, use, or disposition of all Natural Gas to be fired at the Plant prior to it being delivered to Tenaska at the Gas Delivery Point; or

         (f) transportation, handling, use, management or disposition of all Fuel Oil to be fired at the Plant prior to it being delivered to Tenaska at the Fuel Oil Unloading Facilities by tanker truck.


                                   ARTICLE XIV

                                     DEFAULT


         Section 14.01 (a) Events that shall be considered defaults by Tenaska under this Section 14.01 are as follows:

                  (i) Abandonment of the construction of the Plant for any period in excess of 60 consecutive days.

                  (ii) Abandonment of the operation of the Plant for any period in excess of 10 consecutive days.

                  (iii) A material breach of any representation, warranty or covenant of Tenaska set forth in Article XVII.

                  (iv) Tenaska makes a general assignment of substantially all of its assets for the benefit of its creditors, files a petition for bankruptcy or reorganization or seeks other relief under any applicable insolvency laws, PROVIDED THAT the collateral assignment by Tenaska of its interest in the Plant and this Agreement shall not be considered an assignment for the benefit of creditors for purpose of this Section 14.01.

                  (v) Tenaska has filed against it a petition for bankruptcy, reorganization or other relief under any applicable insolvency laws and such petition is not dismissed within sixty (60) days after it is filed.

                  (vi) Any other material breach by Tenaska of any material provision under this Agreement.

Notwithstanding the foregoing, the failure (i) of Tenaska to deliver the amount of energy requested in Energy Requests in accordance with this Agreement, or to have the number of Generating Units specified by Section 6.02 available at Unit Capacity on the Availability Schedule for any period or (ii) of the Plant to achieve an expected heat rate in accordance with Section 8.10, shall not constitute a default hereunder, and PECO shall not be entitled to assert any termination rights as set forth in Section 3.05(a) therefor, but such failure shall entitle PECO, as its exclusive damages remedy, to recover Availability Adjustments and Fuel Adjustment Payments, respectively, as provided in Sections 8.08, 8.09 and 8.10, and PECO shall retain its termination rights pursuant to
Section 3.07; provided, however, that upon termination under Section 3.07, PECO's exclusive damages remedy shall be to recover any accrued amounts owed to PECO as of the date of such termination including, but not limited to, any Availability Adjustment payable under Section 8.09, and in such event PECO shall have no right to assert claims against Tenaska under Section 3.05. The limitation on damages arising from failures described in clause (i) of the preceding sentence applies only to failures that cause Tenaska to be unable to deliver or to cause the Plant to be able to deliver amounts of Energy that are or may be requested by PECO pursuant to an Energy Request in accordance with this Agreement. Such limitation does not apply to any material breach of any material provision of this Agreement independent of shortages in the amount of energy delivered or available for delivery, including by way of illustration and not by way of limitation, any material breach by Tenaska of Sections 2.02, 6.03,
6.08 and if Tenaska does not cure any such material breaches PECO shall be entitled to such recourse and remedies as are set forth in this Section 14.01 and Section 3.05.

         (b) Events that shall be considered defaults by PECO under this Section
14.01 include the following:

                  (i) Failure to make any payment to Tenaska when due, provided, however, that the failure by PECO to make payments due to Tenaska up to an aggregate limit of $7,500,000 shall not constitute an event of default if such amount is disputed in good faith and is deposited by PECO into an escrow account pursuant to Section 9.04.

                  (ii) A material breach of any representation or warranty of PECO set forth in Article XVII.

                  (iii) PECO makes a general assignment of substantially all of its assets for the benefit of its creditors, files a petition for bankruptcy or reorganization or seeks other relief under any applicable insolvency laws.

                  (iv) PECO has filed against it a petition for bankruptcy, reorganization or other relief under any applicable insolvency laws and such petition is not dismissed within sixty (60) days after it is filed.

                  (v) Any other material breach by PECO of any material provision under this Agreement.

         Section 14.02 NOTICES FOR DEFAULTS AND FORCE MAJEURE EVENTS. (a) If either Party defaults under this Agreement, then the other Party shall give the defaulting Party (i) written notice describing such default within forty-five
(45) Days of the occurrence of such default, and (ii) the specific default cure desired by the notifying Party. For any Tenaska default, PECO shall provide the Financial Institutions with a copy of the notification of default at the same time that it is delivered to the defaulting Party.

         (b) In the event either Party to this Agreement is rendered unable, wholly or in part, by Force Majeure to perform any of its obligations under this Agreement (other than obligations to make payments), such Party shall provide notice and the full particulars of such Force Majeure in writing or by telephone to the other Party as soon as reasonably possible after the occurrence of the event of Force Majeure. Telephone notices, allowable under the provisions of this Section, shall be confirmed in writing as soon as reasonably possible and shall specifically state full particulars of the Force Majeure or such breach, the time and date when the Force Majeure or such breach occurred. The Party receiving such notice may request such additional information reasonably necessary to understand the full particulars and implications of the Force Majeure event. The obligations of the Party giving such notice, so far as they are affected by such Force Majeure shall be suspended during the continuance of any inability of performance so caused, PROVIDED THAT the Party giving notice of a Force Majeure event shall provide the other Party, as promptly as reasonably practical (but in any case within 14 Days) of the Force Majeure occurrence, a plan of action to remedy the Force Majeure, which the Party incurring the Force Majeure shall then proceed, in good faith, to implement PROVIDED THAT as and when further facts become available, such plan may be amended from time to time.

         (c) Any Party rendered unable to fulfill any of its obligations under this Agreement by reason of Force Majeure shall exercise due diligence to remove such inability with all reasonable dispatch. PECO's obligation to pay the Reservation Payment, Tenaska's obligation to pay Availability Adjustments pursuant to Section 8.09, and the Parties' obligations to pay other amounts due under this Agreement shall not be excused by Force Majeure; provided, however, that PECO may terminate this Agreement pursuant to Section 3.07 without regard to the occurrence of any Force Majeure event.

         (d) If a Party is unable to meet a date established under this Agreement due to an event of Force Majeure that causes such failure, or due to a breach of this Agreement by the other Party, the date shall be adjusted, subject to Sections 3.04(c) and 4.02(d), to the extent necessary so that the affected Party will have the same opportunity to meet the readjusted date without making expediting or similar payments to accelerate work.

         Section 14.03 DEFAULT CURE RIGHTS AND TIMEFRAMES. (a) The timeframes for a defaulting Party to cure a default shall be as follows:

                  (i) For defaults listed in Section 14.01(a)(i) and (ii), Tenaska shall be given fifteen (15) days from the receipt of such notice to cure such default.

                  (ii) For defaults listed in Section 14.01(a) (other than
         (a)(i) or (ii)) and Section 14.01(b)(other than (b)(i)), the defaulting Party shall be given sixty (60) days from the receipt of such notice to cure such default.

                  (iii) If a default listed in Section 14.01(a) (other than (a)(i) or (ii)) or Section 14.01(b) (other than (b)(i)) cannot be cured within sixty (60) days of receipt of such notice with the exercise of reasonable diligence, however, the defaulting Party shall have the right to provide the non-defaulting Party with a plan within such sixty
         (60) day period for the appropriate actions to cure the breach or default. Immediately following the submission of the plan to the non-defaulting Party, the defaulting Party must diligently commence pursuit of the appropriate action under the plan to cure and shall be granted the additional time to cure in accordance with the plan.

         (b) The Financial Institutions shall be permitted to cure non-monetary defaults by Tenaska within 75 days after the receipt of such notice or of the termination of Tenaska's right to cure hereunder, whichever comes later.

         (c) The Financial Institutions shall be allowed to cure monetary defaults by Tenaska within 30 days of the receipt of such notice or the termination of Tenaska's right to cure, whichever comes later.

         (d) Additionally, the Financial Institutions may cure by assuming, or causing a new lessee or purchaser of the Plant to assume, Tenaska's rights and obligations under this Agreement, PROVIDED THAT no entity may assume Tenaska's rights and obligations if, in PECO's reasonable judgment, such entity (i) does not possess a satisfactory level of experience in electric power plant operations or (ii) is a Competitor; and further PROVIDED THAT PECO receives the written assumption agreement of the Financial Institutions, the new lessee or purchaser within sixty (60) days of the Financial Institutions' receipt of default notice from PECO or of the termination of Tenaska's right to cure, whichever comes later. The Party assuming this Agreement shall have forty-five
(45) days from the effective date of such assumption to cure the material breach or default or if the default is a nonmonetary default, such longer period as is required so long as the Party who assumes this Agreement has commenced and is diligently pursuing appropriate action to cure such default.

         (e) If Tenaska or the Party assuming this Agreement from Tenaska are prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving Tenaska or the Financial Institutions or any of them, then the time periods specified herein for curing a default shall be extended for the period of such prohibition.

         (f) In no event shall the cure rights provided for in this Section
14.02 continue beyond (A) twelve calendar months if the default is a nonmonetary default (except that Tenaska or the Financial Institutions may extend cure rights beyond twelve (12) months by posting an additional $10,000,000 in Acceptable Credit Support), or (B) four (4) calendar months if the default is a monetary default, from the date of written notice of the default to the Financial Institutions or their designee.


                                   ARTICLE XV

                                  [[RESERVED]]


                                   ARTICLE XVI

                                 CONFIDENTIALITY


         Section 16.01 SCOPE. Each Party agrees, for itself, its wholly-owned subsidiaries, and their respective directors, officers, employees and representatives, including, without limitation, attorneys, accountants and consultants, to keep Confidential (a) this Agreement, (b) all negotiations concerning this Agreement, and (c) all documents, data, drawings, studies, projections, plans and other information, whether written or oral, which relate to economic benefits to or amounts payable by either Party pursuant to this Agreement or costs of design, construction and operations of the Plant, including, without limitation, cost of Fuel. In addition, PECO will keep Confidential all plans, designs, drawings, documents, studies and other information relating to design, construction and operation of the Plant.

         Section 16.02 EXCEPTIONS. Either Party may, without violating this Article, disclose matters that are made Confidential by this Agreement:

         (a) to actual or prospective co-owners, lenders, financiers, lessors, insurance brokers and underwriters, contractors, suppliers and others involved in financing, construction, operation and maintenance of the Plant, or to such Party's subsidiaries or parent, or to actual or prospective Fuel suppliers or Fuel transporters, provided, that the Party making the disclosure obtains, as a condition precedent to the disclosure, a confidentiality agreement with the Person, corporation or other entity to whom the disclosure is being made with terms substantially the same as this Article;

         (b) to governmental officials and parties involved in any proceeding whereby either Party is seeking a permit, certificate or other regulatory approval or order necessary or appropriate to carry out this Agreement; PROVIDED THAT the Party making the disclosure will exercise reasonable efforts to restrict public access of the information disclosed by way of protective order or otherwise;

         (c) to governmental officials or the public as required by any law, regulation or order, including, without limitation, laws or regulations requiring disclosure of financial information, information material to financial matters and filing of financial reports; provided, that the Party making the disclosure will exercise reasonable efforts to restrict public access to the information disclosed by way of protective order or otherwise.

         Section 16.03 SCHEDULES OF ENERGY OR GAS. Energy Requests shall be delivered directly to the Plant operators by PECO with a copy to Tenaska. Tenaska shall keep confidential notices of Energy Requests for any given Day and any intra-day adjustments of energy to be delivered under this Agreement for such Day from the power marketing groups of (a) Tenaska, Inc. (b) any affiliate of Tenaska, Inc. or (c) any equity partners of Tenaska, PROVIDED THAT Tenaska may provide to its equity partners and their shareholders information on the aggregate amount of energy delivered to each Point of Delivery after the bill for such Month has been issued to PECO.


                                  ARTICLE XVII

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES


         Section 17.01 TENASKA'S REPRESENTATIONS AND WARRANTIES. (a) Tenaska represents and warrants that it is a limited partnership validly existing and in good standing under the laws of the State of Delaware and is duly registered to do business in the State of Georgia and that it has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement. The execution and delivery of this Agreement and the performance of Tenaska's obligations hereunder have been duly authorized in accordance with the procedures of Tenaska's limited partnership agreement.

         (b) To the knowledge of Tenaska, there is no threatened or pending action or proceeding affecting Tenaska before any court, governmental agency or arbitrator that could reasonably be expected to affect materially and adversely the financial condition or operations of Tenaska or the ability of Tenaska to perform its obligations hereunder, or which purports to affect the legality, validity or enforceability of this Agreement (as is in effect on the date hereof).

         (c) Until this Agreement is terminated in whole or in part as provided in Article III, and except as expressly provided in Section 6.10(b), Tenaska covenants and agrees not to negotiate with any other party with respect to (a) the purchase of any Fuel for the Plant during the Operating Term, or (b) the sale of any capacity and energy or ancillary products to be produced by the Plant during the Operating Term.


         Section 17.02 PECO'S REPRESENTATIONS AND WARRANTIES. (a) PECO represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite corporate power and authority to carry on the business presently conducted by it and to enter into this Agreement. The execution and delivery of this Agreement and the performance of PECO's obligations hereunder have been duly authorized by PECO and all necessary action to consummate the transactions contemplated hereunder has been taken.

         (b) To the knowledge of PECO, there is no threatened or pending action or proceeding affecting PECO before any court, government agency or arbitrator that could reasonably be expected to affect materially and adversely the financial condition or operations of PECO or the ability of PECO to perform its obligations hereunder, or which purports to affect, the legality, validity or enforceability of this Agreement (as is in effect on the date hereof).

         Section 17.03 COVENANTS OF TENASKA. (a) Tenaska shall, at all times, and at its sole cost, comply in all material respects with all material Applicable Laws. Tenaska shall give all required notices, shall procure and maintain all governmental permits, licenses and inspections necessary for the performance of its obligations under this Agreement, and shall at all times and at its sole cost pay all charges and fees in connection therewith.

         (b) Tenaska shall use Prudent Utility Practice to maximize satisfaction of Energy Requests and to end any Forced Outage that limits Tenaska's ability to deliver Contract Capacity.

         (c) Without limiting generality of the foregoing, in the event that the Plant shall suffer an insured casualty loss, Tenaska shall promptly comply with any procedures under the Credit Documents to obtain access to the applicable insurance proceeds and to otherwise proceed in accordance with Prudent Utility Practice to restore the Plant to reliable operating condition as quickly as possible.

         (d) Tenaska shall maintain insurance coverage for the Plant as described in EXHIBIT 17.03(D), PROVIDED THAT in the event that such coverage shall not be available on reasonable commercial terms, Tenaska shall maintain such substitute coverage as it reasonably selects in good faith.

         (e) Tenaska shall deliver to PECO and maintain in full force and effect not more than five instruments of Acceptable Credit Support or cash collateral (with a minimum amount of $500,000 for any single instrument of Acceptable Credit Support) as follows:

                  (i) On the earlier to occur of (A) the Financial Closing Date and (B) January 1, 2000, Tenaska shall deliver to PECO Acceptable Credit Support in the amount of $15,000,000 as security for Tenaska's obligations under this Agreement. Such Acceptable Credit Support may be drawn upon by PECO if Tenaska shall have failed to pay amounts due under Section 4.02.

                  (ii) On April 1 of the Start Year for the Initial Units, Tenaska shall deliver to PECO additional Acceptable Credit Support in the amount of $10,000,000 as security for Tenaska's obligations under this Agreement. Up to the full $25,000,000 of total Acceptable Credit Support may be drawn upon by PECO if Tenaska shall have failed to pay amounts due under Sections 4.02, 8.08, 8.09, 8.10 or 8.11.

                  (iii) Notwithstanding anything contained in this Agreement to the contrary, no opportunity to cure or grace period shall apply with respect to Tenaska's failure to deliver to PECO the Acceptable Credit Support which is required under this Section 17.03(e) above.

         (f) Tenaska shall ensure that the O&M Contractor is not, at the time such contract is entered into, a Competitor of PECO and that the O&M Contract contains a covenant that the O&M Contractor shall not undertake the sale, brokering or marketing of electrical energy or capacity and any Affiliate of the O&M Contractor that is not an Affiliate of Tenaska shall not during such O&M Contract, conduct business in the ordinary course from the same offices as are being used by an Affiliate of the O&M Contractor that is engaging in the sale, brokering or marketing of electrical energy or capacity. Tenaska shall in good faith use all reasonable commercial efforts to enforce the above mentioned covenants in the O&M Contract against the O&M Contractor.

         (g) Tenaska shall not consent to modifications to the Air Permit that adversely affect the rights of Tenaska under Section No. 2 thereof, unless the failure to so agree, in Tenaska's reasonable judgment, would likely result in adverse effects at least as severe as those resulting from the modification. PECO shall have the right to direct Tenaska (and Tenaska shall cooperate with any reasonable direction given by PECO) to contest any modifications to the Fuel specifications contained in the Air Permit, PROVIDED THAT any such contest shall be at PECO's sole cost and expense.

         (h) Tenaska shall use commercially reasonable efforts to maintain the Air Permit without any adverse modification. Tenaska shall, at no cost or expense to Tenaska, act in good faith to assist PECO with the maintenance of Fuel Oil Delivery Permits.

         Section 17.04 COVENANTS OF PECO. (a) PECO undertakes (i) to enter into a consent to assignment of this Agreement to the Financial Institutions in connection with the financing or refinancing of the Plant, and (ii) to provide for the issuance to the Financial Institutions and to Tenaska of an opinion of counsel from PECO as to the due authorization, delivery and enforceability of this Agreement and as to other customary matters. The consent and opinion of counsel shall in substance be in accordance with the forms attached as Exhibits 17.04(a)-1 and 17.04(a)-2, and PECO shall be under no obligation to engage in further negotiations with respect to, or to alter or amend, the substantive terms of such consent and opinion of counsel.

         (b) PECO shall request energy under this Agreement in good faith and will cooperate with Tenaska to limit dispatch of the Plant at levels that are not economically efficient, PROVIDED THAT PECO shall not be required to incur any economic loss or cost in avoiding dispatch at uneconomic levels.

         Section 17.05 COVENANTS OF PECO AND TENASKA. (a) The Parties shall cooperate in good faith in all reasonable respects in matters involving the construction of the Plant, the Interconnection Facilities, and the Metering Equipment, and in the operation of the Plant, the Interconnection Facilities, and the Metering Equipment during the term of this Agreement. Each Party shall act, in all reasonable respects, in good faith toward the other Party and when dealing with governmental regulatory bodies and other third parties regarding matters arising under or in connection with this Agreement. The Parties shall cooperate in good faith in all reasonable respects in matters involving environmental or regulatory permits and each Party shall act in good faith to assist the other Party with the maintenance of all environmental or regulatory permits during the term of this Agreement.

         (b) PECO, at Tenaska's sole cost and expense, will cooperate with Tenaska efforts to claim and otherwise benefit from any pollution allowances or credits related to the Plant, all of which such allowances and credits shall be the property of Tenaska.

         (c) Tenaska shall promptly notify PECO in writing upon becoming aware of any proposal to modify in any way any of the Fuel Oil Delivery Permits. Each Party shall act, in all reasonable respects, in good faith toward the other Party and when dealing with governmental regulatory bodies and other third parties regarding matters arising under or in connection with this Agreement.


                                  ARTICLE XVIII

                                  MISCELLANEOUS


         Section 18.01 LIMITATION ON PUNITIVE AND CONSEQUENTIAL DAMAGES. Neither Party shall be liable to the other for indirect, consequential, or punitive damages. For the purpose of this Section 18.01, remedies under Section 3.05(a) shall not be deemed as a compensation for punitive, indirect or consequential damage. The limitation in this Section 18.01 shall not apply in the case of bad faith, gross negligence or willful misconduct.

         Section 18.02 NOTICE. Except as provided in Section 16.03, any notices, elections, demands or requests required or authorized by this Agreement, or any other instrument or document or information required to be tendered or delivered by either Party, shall be in writing, and personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by fax (confirmed by regular mail) to:

         (a)      If to PECO:

                  (i)      If by Mail or by Overnight Delivery:

                           PECO Energy Company - Power Team
                           2004 Renaissance Blvd.
                           King of Prussia, PA 19406

                  (ii)     If by Fax:

                           610-292-6630

         (b)      If to Tenaska:

                  (i)      If by Mail or by Overnight Delivery:

                           Tenaska Georgia Partners, L.P.
                           1044 North 115th Street, Suite 400
                           Omaha, NE  68154

                  (ii)     If by Fax:

                           402-691-9575

or such other address as either Party shall provide. Any notice given hereunder shall be deemed to be given upon the earlier of (A) actual receipt, or (B) three days after deposit in a properly addressed envelope in the U.S. mail, postage prepaid, certified mail, return receipt requested.


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

Routine operational notices and communications and notices during an Emergency or other unforeseen event may be made in person or by telephone.

         Section 18.03 NO RIGHTS OF THIRD PARTIES. This Agreement is intended for the benefit of the Parties. Except as provided in Article XIII, nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to, any Person not a party to this Agreement.

         Section 18.04 SUBJECT TO APPLICABLE LAWS. This Agreement is subject to applicable federal, state and local laws, ordinances, rules and regulations. Subject to Section 13.01(b), nothing herein contained shall be construed as a waiver of any right to question or contest any such law, ordinance, rule or regulation or asserted regulatory jurisdiction. The Parties shall cooperate, each at its own expense, in securing the approval of FERC for this Agreement in its entirety and, if it is approved materially unchanged, in defending against rehearing and appeals of such approvals, and against any litigation affecting the validity and enforceability of this Agreement. The Parties expressly agree that they will neither challenge nor aid others in challenging the tariff filings implementing the FERC order or orders approving this Agreement.

         Section 18.05 NO PARTNERSHIP. This Agreement shall not be interpreted or construed to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter in any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

         Section 18.06 AMENDMENT. This Agreement may be amended at any time, but only upon written agreement of the Parties.

         Section 18.07 NO WAIVER. Failure of a Party to insist, on any occasion, upon strict performance of this Agreement shall not be a waiver of the right to insist upon strict performance of any provision on any other occasion.

         Section 18.08 CAPTIONS. The captions of the various articles and sections of this Agreement are for convenience and reference only and shall not limit or define any of the terms and provisions hereof.

         Section 18.09 COMPLETE AGREEMENT. This Agreement (together with the Exhibits, Schedules and Annexes attached hereto) embodies the complete agreement between the Parties hereto and supersedes all other oral or written understandings and agreements. Each Party acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been relied upon or made by any Party, or anyone on behalf of a Party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         Section 18.10 CURRENCY OF ACCOUNT. All payments due to Tenaska or PECO hereunder shall be made in United States Dollars.

         Section 18.11 CHOICE OF LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding any choice of law provisions or conflict of law principles which would require reference to the laws of any other jurisdiction.

         Section 18.12 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invited or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         Section 18.13 ARBITRATION. (a) In the case of any dispute between the Parties (i) as to the selection of an alternative publication or index as basis for Daily Gas Price, (ii) arising under Article V, or (iii) arising under
Section 9.02 (subject to Section 9.04(c)), the matter shall be referred to and determined by a single arbitrator appointed by the parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the following:

                  A. Arbitration proceedings shall be commenced by the delivery by either party to the other of a written notice demanding arbitration. Upon the delivery of a written demand of either Party to the other, the Parties shall jointly, within fifteen (15) days, choose a single arbitrator.

                  B. If the Parties fail to choose a single arbitrator within the time period allowed, then upon the written application from either Party, the single arbitrator shall be chosen by the AAA in accordance with the Commercial Arbitration Rules of the AAA.

                  C. The single arbitrator shall be a disinterested person and knowledgeable of the domestic independent power industry.

                  D. The venue for arbitrations shall be Dallas, Texas or such other venue as the parties may mutually agree upon.

Disputes that, pursuant to Section 9.04(c) are not subject to arbitration, shall be subject to resolution through judicial proceedings.

         (b) Within seven (7) days after the single arbitrator is chosen, each Party shall each independently present to the single arbitrator a "final offer" with supporting rationale, for (i) the alternative publication or index to be selected if the dispute relates to selection of a new gas index to calculate the Daily Gas Price, (ii) the appropriate Contract Capacity for a Contract Year if the dispute relates to Article V; or (iii) the appropriate amount of payments owed if the disputes relates to Section 9.02.

         (c) The single arbitrator shall proceed immediately to hear the matter. The single arbitrator shall be required to select either the position of Tenaska or the position of PECO and may not make any other determination. The award of the single arbitrator shall be made within thirty (30) days after appointment, subject to any reasonable delay due to unforeseen circumstances. If the single arbitrator fails to make a decision within thirty
(30) days after appointment, then either Party may void the appointment of the single arbitrator and elect to have a new single arbitrator chosen in like manner as if none had previously been selected.

         (d) The award of the single arbitrator shall be formalized in writing and signed by the single arbitrator and shall be final and binding on the Parties, and the Parties shall abide by the award and perform the terms and conditions thereof.

         (e) The fees and expenses of the single arbitrator and the arbitration process shall be shared equally by Tenaska and PECO.

         (f) Except as otherwise provided herein, the arbitration shall be governed and administered exclusively by the AAA in accordance with the Commercial Arbitration Rules of the AAA.

         Section 18.14 EXHIBITS. The exhibits, annexes and schedules attached to this Agreement are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

         EXECUTED this 24th of August, 1999.


                                     PECO ENERGY COMPANY


                                     By: /s/ Nancy J. Bessey
                                         ---------------------------------------
                                         Name: Nancy J. Bessey
                                         Title: President, Power Team


                                     TENASKA GEORGIA PARTNERS, L.P.

                                     By: Tenaska Georgia, Inc.
                                           Managing General Partner



                                           By: /s/ Darrell Bevelhyman
                                               ---------------------------------
                                               Name: Darrell Bevelhyman
                                               Title: Vice President

                                     ANNEX A

                              ACCEPTABLE GUARANTORS

                                    ANNEX A-1

                            FORM OF LETTER OF CREDIT

                IRREVOCABLE STAND-BY LETTER OF CREDIT NO.________

                                     [BANK]

PECO ENERGY COMPANY
[ADDRESS]


                                                         [Date]


Dear Sirs:

         For the account of [TENASKA]. ("Tenaska"), we hereby authorize you to draw on us at sight $_______________ (the "Credit Amount").

         Funds under this Letter of Credit are available to you against your sight draft(s) drawn on us and accompanied by a certificate purportedly signed by your authorized representative in the form of EXHIBIT A attached hereto.

         Presentation of such draft(s) and certificate(s) shall be made at our office located at ________________, ________________, Attention: ______________
or at any other location _______________ which may be designated by us by written notice delivered to you. Drafts must be marked "Drawn under [BANK] Irrevocable Letter of Credit No. ________________". We hereby agree that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us upon due delivery of the draft(s) and certificate(s) if presented at such office on or before the termination date hereof.

         Payment under this Letter of Credit shall be made in accordance with the payment instructions set forth in your certificate in the form of EXHIBIT A.

         All drafts, certificates and notices shall be personally delivered to us.

         Upon our receipt of a certificate in the form of EXHIBIT B attached hereto from your authorized representative, the Credit Amount will be reduced in accordance with such certificate.

         This Letter of Credit shall automatically terminate and be delivered to us for cancellation upon the earliest of (i) the making by you of a drawing hereunder in the full Credit Amount, (ii) our receipt of a certificate signed by your authorized representative in the form of EXHIBIT C attached hereto, and
(iii) the close of business on [DATE], the Expiry Date.

         Partial drawings under this Letter of Credit are permitted. Each drawing hereunder shall permanently reduce the Credit Amount by the amount paid on such drawing.

         This Letter of Credit is subject to the International Standby Practices (ISP98). This Letter of Credit shall be deemed to be made under the laws of the State of ____, including Article 5 of the Uniform Commercial Code, and shall, as to matters not governed by the International Standby Practices (ISP98), be governed by and construed in accordance with the laws of the State of ____, excluding any choice of law provisions or conflict of law principles which would require reference to the laws of any other jurisdiction.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for the certificate(s) and such sight draft(s) referred to herein.


                                       Very truly yours,

                                       [BANK]


                                       By:
                                           -----------------------------------

                                                                       EXHIBIT A

                               DRAWING CERTIFICATE


         The undersigned, a duly authorized representative of PECO Energy Company ("PECO"), as the beneficiary of the Irrevocable Letter of Credit No. ___ (the "Letter of Credit") issued by [BANK] (the "Bank") for the account of
[                     ] ("Tenaska"), certifies as follows to the Bank:

         1. Tenaska and PECO are parties to a Power Purchase Agreement dated _____, 1999 (the "PPA"). [TENASKA HAS FAILED TO PAY PECO CERTAIN LIQUIDATED DAMAGES PAYABLE UNDER SECTION 4.02, 8.08, 8.09, 8.10 OR 8.11 OF THE PPA] OR [TENASKA HAS FAILED TO PAY AN AVAILABILITY ADJUSTMENT DUE UNDER THE PPA.] OR [THE EXPIRY DATE OF THE LETTER OF CREDIT IS TO OCCUR WITHIN 10 DAYS OF THE DATE OF THIS DRAWING CERTIFICATE AND THE LETTER OF CREDIT HAS NOT BEEN RENEWED OR REPLACED BY AN ACCEPTABLE CREDIT SUPPORT (AS DEFINED IN THE PPA).]

         2. PECO is entitled to make a drawing under the Letter of Credit in the amount of $_____. The amount of drawing to be made hereunder does not exceed (a) the amount of the obligations due and payable by Tenaska to PECO, or (b) the amount required to be posted as cash collateral upon the expiration of an Acceptable Credit Support to PECO, pursuant to the PPA.

         3. All payments to PECO under the Letter of Credit shall be made by wire transfer of immediately available funds to PECO at [PECO'S BANK], for credit to account no. _____.

                                         PECO ENERGY COMPANY,
                                         a Pennsylvania corporation



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B


                    CONSENT TO REDUCTION OF LETTER OF CREDIT


         Reference is made to the Irrevocable Stand-by Letter of Credit No. ____ (the "Letter of Credit") issued by [BANK] for the account of [TENASKA]. The undersigned beneficiary of such Letter of Credit hereby consents to a permanent reduction in the amount available to be drawn under the Letter of Credit, effective immediately, to $_____________.

         IN WITNESS WHEREOF, PECO Energy Company has executed and delivered this certificate as of the ____ day of __________.

                                         PECO ENERGY COMPANY,
                                         a Pennsylvania corporation



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT C



                   CONSENT TO TERMINATION OF LETTER OF CREDIT


         Reference is made to the Irrevocable Stand-by Letter of Credit No. ____ (the "Letter of Credit") issued by [BANK] for the account of [TENASKA]. The undersigned beneficiary of such Letter of Credit hereby consents to the termination of the Letter of Credit, effective immediately, and is surrendering the Letter of Credit for cancellation.

         IN WITNESS WHEREOF, PECO Energy Company has executed and delivered this certificate as of the ____ day of __________, 199_.

                                         PECO ENERGY COMPANY,
                                         a Pennsylvania corporation



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    ANNEX A-2

                                FORM OF GUARANTY


         This GUARANTY (this "Guaranty") is dated and effective as of ____________, by and between ___________, a ___________ corporation (the
"Guarantor") and PECO ENERGY COMPANY, a Pennsylvania corporation (the "Beneficiary").

         WHEREAS, the Beneficiary and [TENASKA] ("Tenaska") are parties to a Power Purchase Agreement dated _________, 1999 (as amended from time to time, the "Power Purchase Agreement") under which Tenaska undertakes to develop a power plant in Heard County, Georgia, and sell capacity and energy to the Beneficiary; and

         WHEREAS, it is a condition for the Beneficiary [NOT TO TERMINATE THE POWER PURCHASE AGREEMENT BEFORE THE FINANCIAL CLOSING DATE HAS OCCURRED] OR [NOT TO TERMINATE THE POWER PURCHASE AGREEMENT BEFORE ALL SIX (6) GENERATING UNITS TO BE LOCATED AT THE POWER PLANT HAVE ACHIEVED COMMERCIAL OPERATION] OR [ALLOW TENASKA TO EXTEND THE PERIOD TO CURE A DEFAULT UNDER THE POWER PURCHASE AGREEMENT BEYOND THE PERIODS SET FORTH IN SECTIONS OF THE POWER PURCHASE AGREEMENT] that the Guarantor shall have executed and delivered this Guaranty. (Unless otherwise defined herein, terms defined in the Power Purchase Agreement shall have such defined meanings when used herein).

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees with the Beneficiary as follows:

         1. (a) Subject to Section 1(b) below, the Guarantor does hereby absolutely, irrevocably and unconditionally guarantee and undertake and assure to the Beneficiary, its successors and assigns, the full, prompt and complete payment by Tenaska, its successors and assigns (a) the liquidated damages under
Section 4.02 of the Power Purchase Agreement and (b) the Availability Adjustments, each when due and payable by Tenaska under the Power Purchase Agreement (all the obligations listed in clauses (a) and (b) above, the "Obligations"), which undertaking and assurance are unconditional and absolute. The Guarantor agrees that the undertaking and assurance as set forth herein are and shall be primary obligations of, and fully and completely enforceable against, the Guarantor and shall constitute a continuing guaranty of payment and not a guaranty of collection only and shall remain in full force and effect until the Obligations are paid in full. The Guarantor acknowledges the receipt and adequacy of the consideration hereinabove recited and agrees that such consideration fully supports this Guaranty.

         (b) The maximum amount payable under this Guaranty shall be $_______.

         2. (a) The obligations of the Guarantor hereunder are primary, unconditional and absolute, and shall be valid and enforceable regardless of:

                  (i) the genuineness, validity, regularity, or any future amendment of, or change in, this Guaranty, the Power Purchase Agreement, or any other agreement, document or instrument related to the transactions contemplated hereby or thereby (including, without limitation, any amendment extending the manner, place or terms of payment, renewal, or alteration of all or any portion of the obligations thereunder), or the enforceability of the Power Purchase Agreement, or any other agreement, document, or instrument related to the transactions contemplated thereby;

                  (ii) any action taken or failed to be taken to enforce this Guaranty or the Power Purchase Agreement or any other Acceptable Credit Support, or the waiver or consent by the Beneficiary with respect to any of the provisions thereof;

                  (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Guaranty;

                  (iv) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of Tenaska or the Guarantor;

                  (v) any merger or consolidation of Tenaska or the Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the assets of Tenaska or the Guarantor to any other Person;

                  (vi) any circumstance other than indefeasible payment and performance which might constitute a defense available to, or a discharge of the Guarantor, or any other surety;

                  (vii) any sale, transfer or other disposition by the Guarantor of any direct or indirect interest it may have in Tenaska;

                  (viii) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters of events set forth in the foregoing subdivisions (i) through (vi); or

                  (ix) any other circumstance whatsoever;

it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until all Obligations have been paid or performed in full or the full amount of this Guaranty ($________) has been paid in full.

         (b) The Guarantor hereby waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of:

                  (i) notices, diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature of form of the Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in Tenaska's financial condition or any other fact which might materially increase the risk to the Guarantor) with respect to any of the Obligations and all other demands whatsoever and waives the benefit of all provisions of law (to the extent that may be waived under applicable law) which are or might be in conflict with the terms of this Guaranty; or

                  (ii) any requirement on the part of the Beneficiary to mitigate the damages resulting from any default by Tenaska under the Power Purchase Agreement.

         (c) The Guarantor shall not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or seek any reimbursement from the Beneficiary in respect of payments made by such the Guarantor hereunder, unless and until the Guarantor's Share of all of the Obligations shall have been paid to the Beneficiary and discharged, in full, and if any payment shall be made to the Guarantor on account of such subrogation or reimbursement rights at any time when the Obligations shall not have been paid and discharged, in full, each and every amount so paid shall forthwith be paid to the Beneficiary to be credited and applied against the Obligations, whether matured or unmatured.

         (d) The Beneficiary shall be authorized and empowered to institute any proceedings in law or equity against the Guarantor.

         (e) Except as specifically stated in clauses (b)(i) and (ii) above, nothing in this Section 2 or elsewhere in this Guaranty shall constitute a waiver of any defense available to Tenaska under the Power Purchase Agreement, and any such defense may be asserted by the Guarantor to the same extent that it may be asserted by Tenaska.

         3. In the event that the Beneficiary elects to take proceedings hereunder directly against the Guarantor, it shall endeavor to notify the Guarantor as soon after making such election as is reasonable and practicable to the Beneficiary. The foregoing undertaking does not impair the unconditional and absolute nature of this Guaranty and the delivery of such notification does not constitute a condition to the liability of the Guarantor hereunder, nor shall any failure to give such notice constitute a defense to or otherwise discharge the Guarantor's obligations hereunder.

         4. The terms of the Guaranty shall be construed according to the laws of the State of ______, excluding any choice of law provisions or conflict of law principles that would require reference to the laws of any other jurisdiction.

         5. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the successors, assigns and legal representations of the parties hereto. Except as hereinafter provided, Guarantor may not assign this Guaranty or any of its rights or obligations hereunder, without the prior written consent of the Beneficiary.

         6. The Guarantor hereby makes unconditionally the following representations and warranties:

         (a) The Guarantor is a corporation duly organized and in good standing under the laws of the jurisdiction specified for the Guarantor in the first paragraph of this Guaranty.

         (b) The Guarantor has the corporate authority to execute, deliver and fully perform its obligations under this Guaranty and all resolutions, if any, of directors and shareholders required to authorize execution and delivery of this Guaranty have been obtained.

         (c) This Guaranty constitutes a valid, legal and binding obligation of the Guarantor enforceable in accordance with its terms.

         (d) Execution of and performance by the Guarantor under this Guaranty does not require the consent or approval of any Person or governmental agency and does not conflict with or breach any terms or conditions of:

                  (i) any order, writ or decree of any court or governmental authority by which said the Guarantor is bound, or

                  (ii) any agreement to which the Guarantor is a party or by which it is bound.

         7. Any notice under this Guaranty shall be in writing and shall be deemed given on the earlier of (i) the date received by the addressee when delivered by hand, or (ii) the day following the date sent by telecommunication means to the numbers set forth below, or (iii) five (5) days after mailing by prepaid registered United States mail, directed to the post office address of the parties as follows (PROVIDED THAT, at any time when there is a strike affecting delivery of either United States mail, all such deliveries shall be made by hand or by telecommunications):

GUARANTOR:

                   Attention:
                   Telephone:
                   Telecopy:


BENEFICIARY:       PECO ENERGY COMPANY.


                   Attention:
                   Telephone:
                   Telecopy:

         Any party may from time to time designate as the address for notification under this Guaranty any other address of its choice by delivery of registered mail to the other Parties.

         IN WITNESS WHEREOF, each of the Guarantor and the Beneficiary have caused this Guaranty to be executed and delivered in their respective names and on their behalf, as of the date first above written.

                                         GUARANTOR:



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         BENEFICIARY:

                                         PECO ENERGY COMPANY



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                  EXHIBIT 1.01

                            COLONIAL PIPELINE COMPANY

3.32.1         SPECIFICATIONS FOR FUNGIBLE LOW SULFUR DIESEL FUEL

Issue No. 3:  Grade 74
Cancels Previous Issues of Grade 74


---------------------------------------------------------------------------------------------------------------
                                                                         Test Results
                                             ASTM Test
Produce Property                              Method               Minimum            Maximum           Note
-------------------------------------   -------------------   ------------------   --------------   -----------
Gravity API                                    D287                    30              Report
-------------------------------------   -------------------   ------------------   --------------   -----------
Flash Point, (0)F
          Ponsky-Martin                        D93                    130
-------------------------------------   -------------------   ------------------   --------------   -----------
Distillation, (0)F                             D86
              50%                                                                      Report
              90%                                                     540               640
              End Point                                                                 690
-------------------------------------   -------------------   ------------------   --------------   -----------
*Color ASTM                                D1500, D6045                                 2.5
-------------------------------------   -------------------   ------------------   --------------   -----------
Color Visual                                                          Undyed
-------------------------------------   -------------------   ------------------   --------------   -----------
Viscosity, cSt @ 38(0)C (100(0)F)              D445                   2.0               3.6
-------------------------------------   -------------------   ------------------   --------------   -----------
Pour Point                                     D97                                                          2
-------------------------------------   -------------------   ------------------   --------------   -----------
Cloud Point                                    D2500                                                        2
-------------------------------------   -------------------   ------------------   --------------   -----------
Corrosion, 3 hrs. @ 50(0)C                     D130
(122(0)F)
-------------------------------------   -------------------   ------------------   --------------   -----------
Total Sulfur, wt. %                            D1266
                                               D2622
                                               or D4294                                0.047                3
-------------------------------------   -------------------   ------------------   --------------   -----------
tane Number                                    D613                    40                                   4
-------------------------------------   -------------------   ------------------   --------------   -----------
Cetane Index                                   D976                    42
-------------------------------------   -------------------   ------------------   --------------   -----------
Ash, wt. %                                     D482                                    0.01
-------------------------------------   -------------------   ------------------   --------------   -----------
Carbon Residue: Ramsbottom
            on 10% Bottom                      D524                                    0.35
-------------------------------------   -------------------   ------------------   --------------   -----------
BS&W, vol. %                                   D1796
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                                         Test Results
                                             ASTM Test
Produce Property                              Method               Minimum            Maximum           Note
-------------------------------------   -------------------   ------------------   --------------   -----------
                                           or equivalent                             < 0.05
-------------------------------------   -------------------   ------------------   --------------   -----------

Thermal stability, 90 minutes
     150(0)C Pad rating,
     DuPont scale                                                                      7
             OR
Oxidation stability, mg/100 ml                 D2274                                   2.5
-------------------------------------   -------------------   ------------------   --------------   -----------
Haze rating  @ 25(0)C (77(0)F)                 D4176
                                               Procedure 2                             2
---------------------------------------------------------------------------------------------------------------


NOTES:

1. Concentration and type of additives permitted only as approved by Colonial.

2. This schedule denotes the fluidity of the distillate at the time and place of use.

      Pour Point--September, October, November, December,
         January, February, March:                      Maximum-18(0)C (0(0)F)
      Pour Point--April, May, June, July, August:       Maximum-12(0)C (+10(0)F)

      Cloud Point-- September, October, November, December,
         January, February, March:                      Maximum-9(0)C (+15(0)F)
      Cloud Point--April, May, June, July, August:      Maximum-7(0)C (+20(0)F)

3. Test method D2622 or D4294 must be used to certify sulfur content at origin locations.

4. When cetane number by test method D613 is not available, test method D976 or D4737 can be used as an approximation. 40CFR80.29 allows a minimum cetane index of 40 by ASTM D976-80 as an approximation of aromatics content. Minimum cetane index of 42 accounts for +/-2 accuracy of the cetane index methods in approximating cetane number and satisfies 40CFR80.29 as well.

                                  EXHIBIT 2.01



---------------------------    -------------------------------      --------------------------     ------------------------------
                                             1                                  2                                3
---------------------------    -------------------------------      --------------------------     ------------------------------
EPC Construction Contractor    Zachry Construction Corporation      TIC The Industrial Company     Gilbert Industrial Corporation
---------------------------    -------------------------------      --------------------------     ------------------------------
Parent Company                 H.B. Zachry Company                  TIC The Industrial Company     Kiewit
---------------------------    -------------------------------      --------------------------     ------------------------------
EPC Engineer                   Utility Engineering Corporation      Burns & McDonnell              Bibb & Associates Inc.
---------------------------    -------------------------------      --------------------------     ------------------------------

                                                                    EXHIBIT 3.06

                            FORM OF LETTER OF CREDIT

                IRREVOCABLE STAND-BY LETTER OF CREDIT NO.________

                                     [BANK]

TENASKA GEORGIA PARTNERS, L.P.,
[ADDRESS]


                                                         [Date]


Dear Sirs:

         For the account of [PECO]. ("PECO"), we hereby authorize you to draw on us at sight $175,000,000 (the "Credit Amount").

         Funds under this Letter of Credit are available to you against your sight draft drawn on us and accompanied by a certificate purportedly signed by your authorized representative in the form of EXHIBIT A attached hereto.

         Presentation of such draft and certificate shall be made at our office located at ________________, ________________, Attention: ______________ or at
any other location _______________ which may be designated by us by written notice delivered to you. The Draft must be marked "Drawn under [BANK] Irrevocable Letter of Credit No. ________________". We hereby agree that the draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us upon due delivery of the draft and certificate if presented at such office on or before the termination date hereof.

         Payment under this Letter of Credit shall be made in accordance with the payment instructions set forth in your certificate in the form of EXHIBIT A.

         The draft and certificate shall be personally delivered to us.

         This Letter of Credit shall automatically terminate and be delivered to us for cancellation upon the earliest of (i) the making by you of a drawing hereunder in the full Credit Amount and (ii) the close of business on [DATE], the Expiry Date.

         Partial drawings under this Letter of Credit are not permitted.

         This Letter of Credit is subject to the International Standby Practices (ISP98). This Letter of Credit shall be deemed to be made under the laws of the State of ____, including Article 5 of the Uniform Commercial Code, and shall, as to matters not governed by the International Standby Practices (ISP98), be governed by and construed in accordance with the laws of the

State of ____, excluding any choice of law provisions or conflict of law principles which would require reference to the laws of any other jurisdiction.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for the certificate and such sight draft referred to herein.

                                       Very truly yours,

                                       [BANK]


                                       By:
                                           -----------------------------------

                                                                       EXHIBIT A


                               DRAWING CERTIFICATE


         The undersigned, a duly authorized representative of TENASKA GEORGIA PARTNERS, L.P. ("Tenaska"), as the beneficiary of the Irrevocable Letter of Credit No. ___ (the "Letter of Credit") issued by [BANK] (the "Bank") for the
account of [      ] ("PECO"), certifies as follows to the Bank:

                  1. Tenaska and PECO are parties to a Power Purchase Agreement dated _____, 1999 (the "PPA"). PECO has notified Tenaska that it intends to exercise its right to terminate the PPA effective on the 20th anniversary of the Date of Commercial Operation (the "Termination Date"). PECO has failed to pay part or all of $175,000,000 that was due from PECO on the Termination Date.

                  2. Tenaska is entitled to make a drawing under the Letter of Credit in the amount of the drawing of $__________________, which is the amount that PECO failed to pay on the Termination Date.

                  3. Payment to Tenaska under the Letter of Credit shall be made by wire transfer of immediately available funds to Tenaska at [TENASKA'S BANK], for credit to account no. _____.


                                 TENASKA GEORGIA PARTNERS, L.P.

                                 By: Tenaska Georgia, Inc.
                                       Managing General Partner



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                  EXHIBIT 5.01

                   PERFORMANCE TEST GUIDELINES AND PROCEDURES

     Annual Capacity Tests shall be conducted by Tenaska in accordance with
                     Georgia PPA Capacity Test Procedures.
        Temperature measurements for the Capacity Test will comply with
            ASME Performance Test Codes PTC 19.3, PTC 22 and PTC 46.

                             CAPACITY TEST PROCEDURE

1.0      INTRODUCTION

         Following is the procedure for conducting the Capacity Test. The Plant is comprised of gas turbine generators and associated plant equipment.

2.0      CAPACITY TEST

2.1      CAPACITY TEST OBJECTIVE

         The objective of the Capacity Test is to determine the net electrical output capability of the plant to be used in establishing Contract Capacity.

2.2      CAPACITY TEST PERIOD

         The Capacity Test will be conducted over a minimum 4-hour operating period. As-tested plant capacity will be based on data recorded during two 60-minute intervals. Results from each of the two one-hour intervals will be corrected to the rating conditions shown in Table 2-1. The evaporative cooler effectiveness will be calculated from data taken during the test period, unless the ambient temperature and wet bulb temperatures are outside the limits specified in Section 2.3.2.2. If necessary, the Evaporative Cooler Effectiveness Testing can be performed independent of the Capacity Test at a time mutually agreeable to PECO and Tenaska. The effectiveness will be used to establish the standard condition compressor inlet temperature (CIT).

2.3      CAPACITY TEST PROTOCOL

         This section outlines the detailed procedures for conducting the Capacity Test.

2.3.1    RESPONSIBILITIES

         Tenaska will have overall responsibility for conducting the Capacity Test and for directing operation of the unit during testing. A Test Coordinator will be assigned by Tenaska. The responsibilities during and following the conclusion of the Capacity Test will include the following:

         --       Collection of test data.

         -- Input manual measurements and calculate specified performance parameters for test conditions.

         -- Preparation and submittal of a preliminary report to PECO within 48 hours of completing the Capacity Test.

         -- Preparation and submittal of the final report to PECO two weeks after completion of the test.

2.3.2    TEST CONDITIONS

2.3.2.1  GENERAL. General test conditions are as follows:

         -- The rating parameters for the Capacity Test herein referred to as Standard Operating Conditions are shown in Table 2-1.

         -- Since test conditions will differ from those shown in Table 2-1, corrections will be calculated and applied to test data.

         -- To increase the potential for utilizing the evaporative cooler, the continuous two-hour test period will be selected during the afternoon hours.

         -- If the Evaporative Cooler Effectiveness Testing cannot be performed due to not meeting the conditions stated in 2.3.2.2, the Evaporative Cooler Effectiveness Testing will be conducted at a time mutually agreeable to Tenaska and PECO. For the initial Capacity Test (if an Evaporative Cooler Effectiveness Testing has not already been performed), the manufacturer's design evaporative cooler effectiveness will be used for the interim to establish the standard condition CIT as defined in
                  Section 2.7.1. For subsequent Capacity Tests, the evaporative cooler effectiveness determined in the previous Capacity Test will be used for the interim to establish the standard CIT as defined in Section 2.7.1.

2.3.2.2 PREREQUISITES. The following items represent prerequisites for the initiation of testing:

         -- The gas turbine compressor section will be inspected and cleaned following manufacturers' instructions, if deemed necessary by Tenaska.

         -- The gas turbine Evaporative Cooler Effectiveness Testing will be performed only when: (1) the dry bulb temperature exceeds 60oF, and (2) there is a minimum of 10oF difference between the wet bulb and dry bulb temperatures.

                                    TABLE 2-1

                          STANDARD OPERATING CONDITIONS

----------------------------------  --------------------------------------------
            PARAMETER                                 VALUE
----------------------------------  --------------------------------------------
Ambient Dry Bulb Temperature,                           94
DEGREES-F
----------------------------------  --------------------------------------------
Compressor Inlet Temperature,         To be determined based on the Evaporative
DEGREES-F (each gas turbine)          Cooler Effectiveness Testing described in
                                                   Section 2.7.1.
----------------------------------  --------------------------------------------
Barometric Pressure, Psia                              14.29
----------------------------------  --------------------------------------------
Ambient Wet Bulb Temperature, oF                        74
----------------------------------  --------------------------------------------
Fuel                                               Natural Gas
----------------------------------  --------------------------------------------
Generator Power Factor                     0.95 leading to 0.95 lagging
----------------------------------  --------------------------------------------

2.3.2.3 PRETEST ACTIVITIES. The following describe pre-test activities that must be completed prior to beginning the Capacity Test:

         -- Notify PECO as required in Section 5.01(c) of the Power Purchase Agreement. Notify Local Utility prior to start of the test.

         -- The plant shall be brought on-line and the load increased to the desired load conditions, which is gas turbine base firing mode and evaporative cooler in service if conditions are right.

         -- Once the gas turbine reaches the exhaust temperature control, the plant shall be allowed to stabilize and reach steady-state conditions. The gas turbine will be considered to be in a steady-state condition when the turbine exhaust temperatures do not change more than 5oF in 15 minutes.

         --       Determine instrumentation status.

         -- Check critical cycle parameters via the plant control system and the gas turbine control system to resolve parameters which demonstrate significant variance to expected values.

         -- After the period of time allowed for unit stabilization has elapsed, recording of test data shall begin, as determined by the Test Coordinator.

2.3.2.4 CAPACITY TEST. The plant will be operated with the following activities to be performed during the Capacity Test:

         -- Equipment status will be determined in order to establish that all necessary systems and equipment are operational and functional prior to the commencement of the test. Changes in equipment status and the time of status change will be recorded in the operator log. A copy of the operator log will be provided to the test coordinator by operations personnel during the Capacity Test.

         -- The facility and equipment will be operated within normal design limits of the equipment and in a manner consistent with good utility practices for continuous long-term operation.

         -- During testing the plant will be operated with all normally operated auxiliaries in service.

         -- The gas turbine will be operated on natural gas and at the manufacturers rating for continuous service.

         -- The Test Coordinator will announce the start of the Capacity Test to all test personnel.

2.3.2.5 ONE-HOUR RUNS. Each one-hour run will be conducted at the desired load conditions determined by the Test Coordinator prior to the test.

         The following activities will be performed during each one-hour run:

         -- The Test Coordinator will announce the start of each one-hour run.

         --       Manual data will be taken at intervals of 10 minutes.

         -- Automated data collection will occur at pre-defined intervals as shown in Table 2-2.

         -- The Test Coordinator will announce the end of each one-hour run.

2.4      DATA COLLECTION

         The data collected during the Capacity Test shall include unit capacity, the test start and stop times, and output data. The data collected during each one-hour run period shall include the following:

         -- Data taken manually from temporary test instrumentation, if applicable.

         -- Data for plant instruments via the plant data acquisition system (DAS).

         --       Record of all alarms and logs from the DAS.

         --       Data from plant instruments from the turbine control systems.

         Access to data collected manually and data collected through the DAS will be controlled by Tenaska and will provide all data necessary for determining the corrected net plant capacity. At the conclusion of the Capacity Test, preliminary sets of pertinent data will be provided to PECO. Final performance data will be provided in the Test Report.

         If the test is suspended due to anything outside the control of Tenaska's responsibilities such as interruption of service from Georgia Transmission Corporation or the gas supplier, the duration of the Capacity Test will be extended as mutually agreed upon by Tenaska and PECO.

2.5      TEST DATA REQUIREMENTS

         The measurements required to determine the level of achievement during the Capacity Test are listed in Table 2-2. Additional measurements will be monitored in order to confirm normal plant performance.

2.5.1    PERFORMANCE MONITORING AND MEASURING FREQUENCY

         Where practical, those parameters listed in Table 2-2 will be monitored using the DAS. The data will be collected as shown in the Table. Data collected through the DAS will be logged and printed on one-minute intervals. The manual data will be collected on ten-minute intervals during each one-hour period.


                                    TABLE 2-2
                   REQUIRED PERFORMANCE TEST MEASUREMENTS LOG

----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
                                                                                  INSTRUMENTATION  MEAS.       SAMPLING   TEST
DESCRIPTION                               INSTRUMENT/REMARKS 3                    METHOD 2         METHOD      FREQUENCY  REQT.1
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
ELECTRICAL POWER MEASUREMENTS
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Net Plant Output (HV custody transfer
meters), kWh's/Pulse                      Power Meters (2)3                       Plant Instrument DAS         N/A        C
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Gross Gas Turbine Electrical Output, MW   GT reading at generator terminals (6)3  Plant Instrument DAS         1 Minute   C
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Gross Gas Turbine Electrical Output, MVar GT reading at generator terminals (3)3  Plant Instrument DAS         1 Minute
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Auxiliary Power consumption, kW           4160V Switchgear 1 & 2 (2)3             Plant Instrument DAS         1 Minute   B
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
CORRECTION MEASUREMENTS
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
CT Compressor Inlet Temperature, oF       Min. of 2 temp indicators per GT (12+)3 Plant or Test    DAS or      1 or 10    C
                                                                                  Instrument       Manual      Minutes
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Ambient Dry Bulb Temperature, oF          RTD                                     Plant or Test    DAS or      1 or 10    C
                                                                                  Instrument       Manual      Minutes
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Ambient Wet Bulb Temperature, oF          Psychrometer                            Plant or Test    DAS or      1 or 10    C
                                                                                  Instrument       Manual      Minutes
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
Ambient Barometric Pressure, psia         Barometer                               Plant or Test    DAS or      1 or 10    C
                                                                                  Instrument       Manual      Minutes
----------------------------------------- --------------------------------------- ---------------- ----------- ---------- ------
NOTES:

1   Test requirements refers to whether the measurement will be used for correction calculations or used for backup measurement
               C = Used in calculation of net plant capacity;                          B = Backup measurement

2   DAS = Data acquisition system

3   Number of primary instruments if greater than one
--------------------------------------------------------------------------------------------------------------------------------

2.5.2    AMBIENT CONDITIONS REQUIREMENTS

         The rating conditions (Table 2-1) contain ambient weather conditions at the plant which are the basis for performance corrections and for determining the evaporative cooler effectiveness. Tenaska will use plant and test instrumentation as required to measure compressor inlet temperature, ambient dry bulb temperature, ambient wet bulb temperature, and ambient barometric pressure.

2.6      INSTRUMENTATION/DATA ACQUISITION

         The test procedures described in these documents are based on use of plant instrumentation, supplemented with any special test instrumentation required.

         To assure the best possible accuracy with the available instrumentation, the following procedures should be used:

         -- Instrumentation to be used to measure the parameters shown in Table 2-2 shall be calibrated as near as practical to the initiation of the test. Calibration records will be prepared at the time of calibration.

         -- Two independent measurements will be taken for critical data points when possible in order to facilitate detection of instrument reading errors and to provide backup instrumentation in case of on-line device malfunctions during the course of the test.

         If during the test run, or during the evaluation of the data after the run, obvious errors are found in the recorded data, those readings will be disregarded. The test run will be considered valid provided Tenaska and PECO agree to evaluation using data considered to be correct.

2.6.1    POWER MEASUREMENTS

         Net plant electrical output will be measured using the Utility (Georgia Transmission Corporation) kilowatt-hour meters on the high side of the generator step-up transformers.

         Auxiliary power will be calculated for use in the plant corrections and will be measured as a backup on the low side of the auxiliary transformer.

         Individual gas turbine power output will be measured for use in plant corrections.

2.6.2    AMBIENT CONDITION MEASUREMENTS

         Ambient conditions used to correct for variations in the nominal operating conditions will be measured with plant and test instrumentation as described in Table 2-2. Compressor inlet temperature will be measured with a minimum of two calibrated RTD's in the compressor inlet of the gas turbine. Ambient dry bulb and wet bulb temperatures, and barometric pressure will be measured with test instruments and plant weather instrumentation.

2.7      EVALUATION OF TEST RESULTS

         Each measured parameter collected by the DAS during the test period will be averaged for each of the one-hour tests. Data collected manually will also be based on 10-minute intervals. From this data, the ten-minute logged data will be averaged into a one-hour average. This one-hour average will represent the as-tested performance. The determination of evaporative cooler effectiveness will be based on the calculation method in Section 2.7.1. The plant capacity will be determined based on performance calculations using the performance correction curves provided by the equipment manufacturers.

2.7.1    EVAPORATIVE COOLER EFFECTIVENESS TESTING

         For each gas turbine the evaporative cooler effectiveness will be determined by test data as follows:

              X                  =   (DBt - CITt) / (DBt - WBt)

         The test evaporative cooler effectiveness will be used to determine the compressor inlet temperature at Standard Operating Conditions as follows:

              CITSC              =   DBSC - X (DBSC - WBSC) =  94 - X(20)

              where:
                        X        =   Tested evaporative cooler effectiveness
                        DB       =   Dry bulb temperature, oF
                        CIT      =   Compressor inlet temperature, oF
                        WB       =   Wet bulb temperature, oF
                        t        =   At test conditions
                        sc       =   At standard conditions
                        DBSC     =   94 oF
                        WBSC     =   74 oF

2.7.2    AS-TESTED NET PLANT CAPACITY

         The as-tested measured values of electrical power are determined from the gas turbines watt meter readings and the utility meters. The turbine generator electrical output is considered to be gross electrical output. The electrical output will be determined as follows:

              kWaux              =   kWGT - kWneta

              where:

                        kWneta   =   As-tested (Power Metering Equipment)
                                     measured simple cycle net electrical
                                     output, kW. Megawatt-hour pulses will be summed for each of one-hour period. The total megawatt-hours will be calculated and converted to kW.

                        kWGT     =   Measured gas turbine electrical output at
                                     generator terminals, kW (the sum of all
                                     gas turbine measurements).

                        kWaux    =   Auxiliary electrical consumption
                                     (calculated by difference), including
                                     transformer losses kW.

2.7.3    CORRECTED NET PLANT CAPACITY OUTPUT

         The net, as-tested, Capacity output, determined during the test, is based on plant operating conditions. These operating conditions may be different from Standard Operating Conditions (Table 2-1). Net capacity depends on ambient conditions, which are beyond the control of Tenaska. Because of this, if the values of these conditions are different from the Standard Operating Conditions, adjustments will be made to the as-tested generator output to account for these differences.

         After the as-tested values for each of the one-hour performance runs are calculated, the adjustments will be performed. The correction factors that will be applied to the as-tested gross generator output include the following:

         --       Compressor inlet temperature

         --       Barometric pressure

A description of the correction method is as follows:

         kWnetc            =    kWGTc - kWaux

         where:

                 kWnetc    =    Corrected net plant output, kW

                 kWGTc     =    Gas turbine adjusted gross electrical output,
                                kW (the sum of all corrected gas turbine outputs with each corrected independently such that kWGTc=kWGTxCgtkwCITxCgtkwBP for each unit)

                 kWaux     =    Auxiliary electrical consumption, including
                                transformer losses, kW

                 CgtkwCIT  =    Gas turbine electrical output correction for
                                compressor inlet temperature (for each unit)

                 CgtkwBP   =    Gas turbine electrical output correction for
                                barometric pressure

         The specific curves used for correcting the Capacity Test to be provided by manufacturers include: Gas Turbine Output vs CIT and Gas Turbine Output vs Barometric Pressure.

         Corrected net plant output results from the two one-hour performance runs will be arithmetically averaged and rounded off to the nearest 100 kW. This value will be referred to as Corrected Capacity Test Output. No correction for measurement uncertainty will be allowed.

2.8      TEST REPORT FORMAT AND REQUIREMENTS

         A written test report will document the results of the Capacity Test. The report will include the following as a minimum:

         --       Date and time of test start and finish

         --       Description of the conditions of the tests

         --       Summary of instrument calibration data

         -- Performance data from each of the test runs including data sheets, DAS printouts and guaranteed emissions

         -- Summary sheet tabulating corrected capacity for each 60-minute test run, an average of the capacity values, and a statement that reads, (Corrected Capacity Test Output is __________ MW.)

         -- A list of any abnormal occurrences that could affect results of the test

         --       Summary of applied corrections and corrected test results

         --       Conclusions from test results

         The data recorded during the Capacity Test and the calculations of the results will be included as appendices to the report.

                                  EXHIBIT 8.02

                            MONTHLY RESERVATION RATE

        Contract Year                                    Reservation Rate
                                                            (In $/kWm)

              1                                                $3.50
              2                                                  [*]
              3                                                  [*]
              4                                                  [*]
              5                                                  [*]
              6                                                  [*]
              7                                                  [*]
              8                                                  [*]
              9                                                  [*]
             10                                                  [*]
             11                                                  [*]
             12                                                  [*]
             13                                                  [*]
             14                                                  [*]
             15                                                  [*]
             16                                                  [*]
             17                                                  [*]
             18                                                  [*]
             19                                                  [*]
             20                                                  [*]
             21                                                  [*]
             22                                                  [*]
             23                                                  [*]
             24                                                  [*]
             25                                                  [*]
             26                                                  [*]
             27                                                  [*]
             28                                                  [*]
             29                                                $6.00

                                  EXHIBIT 8.03

                                 ENERGY PAYMENTS


--------------------------------------------------------------------------------
                                  Gas Energy Rate          Fuel Oil Energy Rate
  Contract Year                       ($/MWh)                    ($/MWh)
--------------------------------------------------------------------------------
        1                              $0.16                     $1.06
        2                                [*]                       [*]
        3                                [*]                       [*]
        4                                [*]                       [*]
        5                                [*]                       [*]
        6                                [*]                       [*]
        7                                [*]                       [*]
        8                                [*]                       [*]
        9                                [*]                       [*]
        10                               [*]                       [*]
        11                               [*]                       [*]
        12                               [*]                       [*]
        13                               [*]                       [*]
        14                               [*]                       [*]
        15                               [*]                       [*]
        16                               [*]                       [*]
        17                               [*]                       [*]
        18                               [*]                       [*]
        19                               [*]                       [*]
        20                               [*]                       [*]
        21                               [*]                       [*]
        22                               [*]                       [*]
        23                               [*]                       [*]
        24                               [*]                       [*]
        25                               [*]                       [*]
        26                               [*]                       [*]
        27                               [*]                       [*]
        28                               [*]                       [*]
        29                             $0.56                     $1.46
--------------------------------------------------------------------------------

                                EXHIBIT 17.03(D)

                               INSURANCE COVERAGES


         On and following the Date of Commercial Operation and continuing throughout the term of this Agreement, Tenaska shall maintain the following insurance coverages subject to availability on commercially reasonable terms.

         1. PROPERTY/BOILER & MACHINERY COVERAGE - Tenaska shall maintain all-risk property and boiler and machinery coverage on a broad form basis in an amount equal to the replacement value of the Plant for Contract Years 1 through 15 and equal to or greater than 80% of the replacement value of the Plant thereafter except for flood, earthquake transit and debris removal perils which may have lower sublimits.

         2. BUSINESS INTERRUPTION COVERAGE - Tenaska shall maintain business interruption coverage in an amount approximately equal to 12 months of the Reservation Payments that otherwise would have been owed by PECO under section
8.02 of this Agreement during such 12 month period.

         3. COMPREHENSIVE GENERAL LIABILITY COVERAGE - Tenaska shall maintain comprehensive general liability coverage on a broad form basis for third party bodily injury/property damage of not less than $1,000,000 each occurrence and , $1,000,000 annual aggregate.

         4. WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY - If Tenaska has any potential liability with respect to employees, then Tenaska shall maintain workers' compensation coverage for the relevant state of employment and employer's liability insurance coverage subject to the statutory limit of primary bodily injury liability insurance required to support the purchase of the insurance described in EXHIBIT 17.03(D)(6).

         5. AUTOMOBILE LIABILITY - Tenaska shall maintain comprehensive automobile liability coverage for any owned vehicles, non-owned and hired vehicles with a combined single limit for bodily injury and property damage of not less than $1,000,000.

         6. UMBRELLA LIABILITY - Tenaska shall maintain excess or umbrella liability coverage providing limits in excess of the coverages described in paragraphs 3, 4 and 5 above. The limits of such policy and this excess or umbrella coverage when combined shall not be less than $15,000,000 each occurrence and $15,000,000 annual aggregate.

                                EXHIBIT 17.04(A)

                              CONSENT AND AGREEMENT

         This CONSENT AND AGREEMENT (this "CONSENT"), dated as of [ ] among PECO Energy Company, a Pennsylvania corporation (the "CONSENTING PARTY"), Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "BORROWER"), and [ ], a banking corporation organized and existing under the laws of the [ ] as agent (together with its successors in such capacity, the "Agent") for the financial institutions (the "Banks") which are or from time to time may become a party to the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Borrower proposes to develop, construct, own and operate a [900] MW natural gas-fired electric generating plant, together with related facilities at George Brown Road (one mile north of Highway 34) near the Town of Franklin, in Heard County, Georgia (the "PROJECT");

         WHEREAS, the Consenting Party and the Borrower have entered into a Power Purchase Agreement, dated as of [July __, 1999] (the "ASSIGNED AGREEMENT") pursuant to which the Borrower will sell and the Consenting Party will purchase the capacity and associated energy from the Project;

         WHEREAS, the Borrower, the Agent and the Banks have entered into a Construction and Term Loan and Reimbursement Agreement, dated as of [ ] (as amended, restated, modified or otherwise supplemented from time to time, the "Loan Agreement"), pursuant to which the Banks will make loans and extend other credit to the Borrower for the purpose of financing the cost of, and providing certain other credit support for, the construction and operation of the Project and certain related expenses (the "Loans");

         WHEREAS, as security for the Loans and all other obligations under the Loan Agreement, the Borrower has assigned as security for the Loans and certain other obligations, all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Agent pursuant to the Assignment and Security Agreement, dated as of the date hereof, between the Borrower and the Agent (as amended, restated, modified or otherwise supplemented from time to time, the "Security Agreement"); and

         WHEREAS, it is a condition precedent to the Banks' obligations to make the Loans under the Loan Agreement that the Consenting Party execute and deliver this Consent.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:


         Section 1 CONSENT TO ASSIGNMENT, ETC.

        1.1 CONSENT TO ASSIGNMENT. The Consenting Party (a) consents in all respects to the pledge and assignment to the Agent of all of the Borrower's right, title and interest in, to and under the Assigned Agreement pursuant to the Security Agreement and (b) acknowledges the right, but not the obligation, of the Agent or a Qualified Agent's Designee (as defined below), in the exercise of the Agent's rights and remedies under the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Borrower in accordance with the Assigned Agreement, and agrees that in such event the Consenting Party shall continue to perform its obligations under the Assigned Agreement in accordance with its terms.

         For purposes of this Consent, a "QUALIFIED AGENT'S DESIGNEE" means a corporation, partnership, joint venture, firm, a person or other legal entity ("PERSON") that is designated by the Agent and that possesses a satisfactory level of experience in electric power plant operations to operate the Plant for a period of two hundred seventy (270) days or such longer period of time as may reasonably be necessary for the Agent to complete foreclosure proceedings upon, or otherwise obtain title to, the Plant (as defined in the Assigned Agreement) and to sell the Plant in a commercially reasonably manner to a third party in order to maximize the sale price.

         1.2 SUBSTITUTE OWNER. The Consenting Party agrees that, if the Agent shall notify the Consenting Party that an event of default under the Loan Agreement has occurred and is continuing and that the Agent has exercised its rights (a) to have itself or a Qualified Agent's Designee substituted for the Borrower under the Assigned Agreement or (b) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to (i) a Person that possesses a satisfactory level of experience in electric power plant operations (a "PERMITTED TRANSFEREE") or (ii) any Person which has acquired a partnership interest in the Borrower without contravening the terms of the Assigned Agreement or this Consent, and any other Person under common control with any of such Persons (each, a "SPONSOR") then the Agent, the Qualified Agent's Designee, such Permitted Transferee or such Sponsor shall be substituted for the Borrower under the Assigned Agreement upon the assumption by the Agent, the Qualified Agent's Designee, such Permitted Transferee or such Sponsor, as the case may be, of all of the rights and obligations of the Borrower under the Assigned Agreement pursuant to a written assumption agreement (each a "SUBSTITUTE OWNER") and that, in such event, the Consenting Party will continue to perform its obligations under the Assigned Agreement in accordance with its terms in favor of the Substitute Owner.

         Notwithstanding the foregoing, in no event shall a Substitute Owner be any of the Persons (each, a "DISQUALIFIED PERSON") that the Consenting Party so designates in accordance with this sentence in writing to the Agent within ten (10) days of delivery of written notice by the Agent to the Consenting Party that the Agent intends to seek a purchaser for the Plant following an event of default under the Loan Agreement, provided that (i) the Consenting Party may only designate up to three (3) Disqualified Persons (together with any Persons under common control with any such Disqualified Persons) but only to the extent that the Consenting Party has determined in good faith (and certified in writing to the Agent) that such Disqualified Person is a competitor of the Consenting Party in the sale, brokering or marketing of electrical energy or capacity and that the sale, assignment or other transfer of the Plant to such Disqualified Person would be detrimental to the Consenting Party's competitive interests in the sale, brokering or marketing of electrical energy and capacity and (ii) in no event shall the Consenting Party


designate any of the Sponsors as a Disqualified Person. No Person (other than the Agent, the Agent's Qualified Designee or a Sponsor) that otherwise qualifies as a Substitute Owner pursuant to this Section 1.2 shall be a Substitute Owner for purposes of this Consent until eleven (11) days after the Agent has delivered to the Consenting Party the above written notice.

         1.3 RIGHT TO CURE. The Consenting Party agrees that in the event of a default by the Borrower in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate or suspend its obligations or exercise any other right or remedy under the Assigned Agreement or under applicable law (hereinafter a "DEFAULT"), the Consenting Party will continue to perform its obligations under the Assigned Agreement and will not exercise any such right or remedy until it gives written notice of such default to the Agent (a "Default Notice") and, as set forth in Section 14.03(b) and (c) of the Assigned Agreement, affords the Agent, the Qualified Agent's Designee and the Banks a period to cure such default. Such cure period will be no less than thirty (30) days (in the case of a monetary default) and seventy-five
(75) days (in the case of a non-monetary default) beginning upon the later of
(a) the Agent's receipt of the Default Notice and (b) the termination of the Borrower's right to cure such default under the Assigned Agreement, provided that in the event that a Substitute Owner assumes the rights and obligations of the Borrower under the Assigned Agreement pursuant to a written assumption agreement (a copy of which is provided to the Consenting Party by the later of (i) sixty (60) days after receipt of the Default Notice and (ii) the termination of the Borrower's right to cure such default under the Assigned Agreement), such Substitute Owner shall have forty-five (45) days from the effective date of the assumption of the rights and obligations of the Borrower under the Assigned Agreement to cure such default or if such default is a non-monetary default, such longer period as is required so long as such Substitute Owner has commenced and is diligently pursuing appropriate action to cure such default; provided, however, that if such Substitute Owner is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Borrower, the Agent, the Qualified Agent's Designee, the Banks or such Substitute Owner, then the time periods specified in this Section 1.3 for curing a default shall be extended for the period of such prohibition. In no event shall the cure rights provided in this Section 1.3 continue beyond (x) twelve (12) calendar months from the date of the Default Notice in the case of a non-monetary default (unless the Borrower or the Agent, the Qualified Agent's Designee or the Banks post $10,000,000 in Acceptable Credit Support (as defined in the Assigned Agreement), in which case the cure rights provided in this Section 1.3 shall extend beyond such twelve (12) calendar months) or (y) four (4) calendar months from the date of the Default Notice in the case of a monetary default.

         1.4 NO AMENDMENTS. The Consenting Party will not, without the prior written consent of the Agent, enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer any of its right, title and interest thereunder or consent to any such assignment or transfer by the Borrower, provided that the Consenting Party may assign the Assigned Agreement without the consent of the Agent in the event that (i) the Consenting Party sells or otherwise transfers its power marketing business to a buyer or transferee whose senior unsecured public debt is rated by Moody's Investor Services, Inc. or


Standard & Poors (each, a "RATING AGENCY") at not less than the comparable rating of the Consenting Party's unsecured senior debt at the time of such transfer and (ii) such Rating Agency has confirmed in writing delivered to the Agent that the senior unsecured public debt rating of such buyer or transferee shall remain in effect following the assumption of the Assigned Agreement by such buyer or transferee. The Consenting Party will not enter into any material amendment, supplement or other modification of the Assigned Agreement (an "AMENDMENT") until after the Agent has been given ten (10) days (excluding Saturdays, Sundays and any days which are a legal holiday in New York or any days on which banking institutions are authorized or required by law or government action to close) prior written notice of the proposed Amendment by the Borrower (a copy of which notice will be provided to the Consenting Party by the Borrower), and will not then enter into such Amendment if the Consenting Party has, within such ten (10) day period, received a copy of (i) the Agent's objection to such Amendment or (ii) the Agent's request to the Borrower for additional information with respect to such Amendment.

         1.5 NO LIABILITY. The Consenting Party acknowledges and agrees that neither the Agent, the Qualified Agent's Designee or the Banks shall have any liability or obligation to the Consenting Party under the Assigned Agreement as a result of this Consent or the assignment of the Assigned Agreement to the Agent as security for the Loans, nor shall the Agent, the Qualified Agent's Designee or the Banks be obligated or required to (a) perform any of the Borrower's obligations under the Assigned Agreement, except, in the case of the Agent or the Qualified Agent's Designee, during any period in which the Agent or the Qualified Agent's Designee is a Substitute Owner pursuant to
Section 1.2, in which case (i) the obligations of such Substitute Owner shall be no more than that of the Borrower under such Assigned Agreement, and (ii) the sole recourse of the Consenting Party shall be to such Substituted Owner and its interest in the Project, or (b) take any action to collect or enforce any claim for payment assigned as security for the Loans.

         1.6 PERFORMANCE UNDER ASSIGNED AGREEMENT. The Consenting Party shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it and shall maintain the Assigned Agreement in full force and effect in accordance with its terms and with all of the Consenting Party's rights and remedies thereunder, subject to this Consent.

         1.7 DELIVERY OF NOTICES. The Consenting Party shall deliver to the Agent, concurrently with the delivery thereof to the Borrower, a copy of each notice, request or demand given by the Consenting Party pursuant to the Assigned Agreement.

         1.8 ACKNOWLEDGEMENTS. The Consenting Party agrees to execute such acknowledgments or other similar instruments as the Agent shall reasonably request in connection with the transactions provided for in this Consent.

         Section 2 PAYMENTS UNDER THE ASSIGNED AGREEMENT

         2.1 PAYMENTS. The Consenting Party will pay all amounts payable by it under the Assigned Agreement, if any, in the manner required by the Assigned Agreement directly into the account specified on Exhibit A hereto, or to such other person or account as shall be specified from time to time by the Agent to the Consenting Party by not less than 7 business days prior written notice. Amounts paid by the Consenting Party pursuant to Section 9.04 of the Assigned Agreement shall be paid to the Agent in trust for deposit into a PPA Disputed Payments Account Depositary Agreement in the form of Exhibit D, to be entered into with the bank specified pursuant to
Section 9.04(b) as the depositary for payments under the Assigned Agreement, pending resolution of the dispute or the issuance of a final and binding arbitral award or a binding court order directing a disposition of such funds, in each case, in accordance with the terms of the Assigned Agreement.

         Section 3 REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

         The Consenting Party makes the following representations and warranties (as of the date hereof), which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

         3.1 ORGANIZATION; POWER AND AUTHORITY. The Consenting Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified, authorized to do business and in good standing in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

         3.2 AUTHORIZATION. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Consenting Party or
(b) any other person or entity, except approvals or consents which have previously been obtained.

         3.3 EXECUTION AND DELIVERY; BINDING AGREEMENTS. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party by the appropriate officers of the Consenting Party, and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

         3.4 LITIGATION. There is no litigation, action, suit, proceeding or investigation pending or (to the best of the Consenting Party's knowledge) threatened against the Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) is reasonably likely to have a materially adverse effect upon the performance by the Consenting Party of its obligations hereunder or under the Assigned Agreement, or which could modify or otherwise adversely affect the Approvals (as defined in Section 3.6), (b) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby or (c) is reasonably likely to have a material adverse effect upon (i) the business, operations, properties, assets, or condition (financial or otherwise) of the Consenting Party, (ii) the ability of the Consenting Party to perform under the Assigned Agreement or this Consent,
(iii) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Project, (iv) the value, validity, perfection and enforceability of the liens granted to the Agent under the Security Agreement and other security documents or (v) the ability of the Agent or the Banks to enforce any of their material rights and remedies under the Assigned Agreement or this Consent (collectively, a "MATERIAL ADVERSE EFFECT").

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Consenting Party is not in violation of its charter or by-laws, and the execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its charter or by-laws, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Consenting Party.

         3.6 GOVERNMENT CONSENT. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "APPROVALS"), is required to be obtained by the Consenting Party in connection with the execution, delivery or performance of the Assigned Agreement or the consummation of the transactions between the Borrower and the Consenting Party contemplated thereunder, except as listed in Exhibit B hereto. All such Approvals listed on Exhibit B, except for those set forth in Part II thereof (the "DEFERRED APPROVALS"), are Final (as defined below). An Approval shall be "FINAL" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Consenting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

         3.7 NO DEFAULT OR AMENDMENT. Neither the Consenting Party nor, to the best of the Consenting Party's knowledge, any other party to the Assigned Agreement is in default of any of its obligations thereunder. The Consenting Party has no existing counterclaims, offsets or defenses against the Borrower. The Consenting Party and, to the best of the Consenting Party's knowledge, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Consenting Party's knowledge, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Borrower to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

         3.8 REGULATION. The Consenting Party acknowledges and agrees that, notwithstanding any adverse treatment or burdensome rate regulation that may apply under any applicable federal, state or local law with respect to sales by the Consenting Party of capacity and energy furnished under the Assigned Agreement, its obligations to make payments required under the Assigned Agreement and otherwise to perform its other obligations under the Assigned Agreement shall not be diminished or reduced and shall remain valid and binding, in accordance with the terms of the Assigned Agreement.

         3.9 NO PREVIOUS ASSIGNMENTS. The Consenting Party has no notice of, and has not consented to, any previous assignment of all or any part of its rights under the Assigned Agreement.

         3.10 REPRESENTATIONS AND WARRANTIES. All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct in all material respects as of the date of this Consent.

         Section 4 OPINION OF COUNSEL

         The Consenting Party shall deliver an opinion of counsel relating to the Assigned Agreement and this Consent, which opinion shall be substantially in the form attached hereto as Exhibit C.


         Section 5 CLARIFICATIONS


         5.1 "CREDIT DOCUMENTS" AND "FINANCIAL INSTITUTIONS". The Consenting Party acknowledges and agrees that each of this Consent, the Loan Agreement and the Security Agreement shall be deemed "CREDIT DOCUMENTS" for all purposes of the Assigned Agreement. The Consenting Party further acknowledges and agrees that each of the Banks, the Agent and their respective successors and assigns shall be deemed "FINANCIAL INSTITUTIONS" for all purposes of the Assigned Agreement.


         5.2 USE OF CASUALTY PROCEEDS. The Consenting Party hereby agrees that Section ____* of the [Loan Agreement] dealing with the treatment of casualty insurance proceeds, a copy of which is attached hereto as Exhibit E, constitutes arrangements satisfactory to the Consenting Party under Section 17.03(c) of the Assigned Agreement. The Consenting Party further agrees that, notwithstanding anything to the contrary in Section 17.03(c) of the Assigned Agreement, the Borrower shall not be obligated (and shall not be in default under the Assigned Agreement for failure) to restore the Plant with any casualty insurance proceeds resulting from an insured casualty loss to the Plant if and to the extent that such casualty insurance proceeds are not released to the Borrower for such purpose in accordance with the provisions of the [Loan Agreement] attached hereto as Exhibit E. This Section 5.2 shall not otherwise alter or amend the Borrower's obligations under Section 17.03(c) of the Assigned Agreement.

------------------
* The applicable provision from the [Loan Agreement] will not be materially less favorable to the Borrower than the provision attached as Exhibit E hereto.

         5.3 ASSIGNMENTS BY THE BORROWER. The Consenting Party confirms that the prohibition on assignments in Section 12.01 of the Assigned Agreement applies to assignments of the Assigned Agreement by the Consenting Party and by the Borrower and not to transfers of partnership interests in the Borrower, provided that PECO does not waive any right it may have to contend that transfers after the date of this Consent of more than fifty percent (50%) of the partnership interests of the Borrower to parties that are not in common control with a Sponsor as of the date of this Consent is prohibited by
Section 12.01.

         Section 6 MISCELLANEOUS

         6.1 NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed as follows:

         If to the Consenting Party:

                  PECO Energy Company - Power Team
                  2004 Renaissance Blvd.
                  King of Prussia, PA 19406

                  Attention:  ______________
                  Fax:  (610) 292-6630

         If to the Borrower:

                  Tenaska Georgia Partners, L.P.
                  1044 N. 115th Street, Suite 400
                  Omaha, Nebraska  68154

                  Attention:  Michael F. Lawler
                  Fax:  402-691-9550

         If to the Agent:

                  [        ]
                  Attention:
                  Fax

The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

                  6.2 GOVERNING LAW; SUBMISSION TO JURISDICTION. (i) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES

         THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, each of the Consenting Party, the Borrower and the Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York, 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower or the Consenting Party, as applicable, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent. Each of the Consenting Party, the Borrower and the Agent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address provided pursuant to Section 6.1 hereof. Each of the Consenting Party, the Borrower and the Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         6.3 COUNTERPARTS. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         6.4 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

         6.5 SEVERABILITY. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         6.6 AMENDMENT, WAIVER. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Consenting Party and the Agent.

                  6.7 TERMINATION; REFINANCING. (i) The Consenting Party's obligations hereunder are absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until all Loans and all other obligations under the Loan Agreement have been indefeasibly satisfied in full, notice of which shall be provided by the Agent when all such obligations have been satisfied (the "TERMINATION NOTICE"). Notwithstanding the foregoing or anything else to the contrary contained herein, this Consent shall terminate on the earlier of (i) the termination of the original term of the Loan Agreement or one year after the termination of the original term of the Loan Agreement if the Borrower has refinanced the original Loan Agreement through a Rule 144A financing or (ii) the termination of the Assigned Agreement in accordance with this Consent.

                  (b) In the event that the Agent delivers the Termination Notice to the Consenting Party pursuant to Section 6.7(a) of this Consent, this Consent shall terminate for all purposes as to the Agent and the Loan Agreement identified in the first paragraph of this Consent, and the Agent, the Banks and the Consenting Party shall have no further rights or obligations under this Consent, provided, however that the Consenting Party agrees that this Consent shall continue to apply for the benefit of the Borrower and the providers of any new credit facilities (the "NEW LENDER") entered into by the Borrower to replace the Loan Agreement, provided that (i) within five days following delivery by the Agent to the Consenting Party of the Termination Notice as provided in Section 6.7(a) the New Lender or an agent, trustee or other representative of the New Lender, shall have notified the Consenting Party that it undertakes the prospective obligations of the "AGENT" under this Consent and Agreement, and shall have supplied substitute notice address information for Section 6.1 and new payment instructions (countersigned on behalf of the Borrower) for Exhibit A, (ii) the amount of the new credit facilities do not exceed the original amount of commitments by the Banks to make loans and extend other credit facilities under the original Loan Agreement, and
         (iii) thereafter, (a) the term "LOANS" under this Consent and Agreement will be deemed to refer to the new credit facilities, (b) the term "AGENT" or "BANKS" shall be deemed to refer to the New Lender or any agent or trustee for the New Lender, (c) the term "LOAN AGREEMENT" shall be deemed to refer to the credit agreement, indenture or other instrument providing for the new credit facilities and (d) the term "SECURITY AGREEMENT" shall be deemed to refer to the security agreement under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of the Borrower under the new credit facilities.

         6.8 SUCCESSORS AND ASSIGNS. This Consent shall be binding upon the parties hereto and their permitted successors and assigns and shall inure to the benefit of the parties, their designees and their respective permitted successors and assigns.

         6.9 FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

         6.10 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE CONSENTING PARTY, THE BORROWER AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT.

         6.11 SURVIVAL. All agreements, statements, representations and warranties made by the Consenting Party herein shall be considered to have been relied upon by the Agent and the Banks and shall survive the execution and delivery of this Consent.

         6.12 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent in exercising any right, power or privilege hereunder and no course of dealing between the Consenting Party and the Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent would otherwise have.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the Consenting Party, the Borrower and the Agent have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                     PECO ENERGY COMPANY


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     TENASKA GEORGIA PARTNERS, L.P.


                                     By: Tenaska Georgia, Inc.
                                         Managing General Partner



                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                                  [        ]
                                                   as Agent


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                    Exhibit A to
                                                           Consent And Agreement
                                                           ---------------------

                              PAYMENT INSTRUCTIONS

----------------------------------------  --------------------------------------

----------------------------------------  --------------------------------------

                                                                    Exhibit B to
                                                           Consent And Agreement
                                                           ---------------------

                                    APPROVALS

                                     [None]

                                                                 Exhibit 17(a)-2
                                                                    Exhibit C to
                                                           Consent And Agreement
                                                           ---------------------

                           FORM OF OPINION OF COUNSEL

[        ]


Tenaska Georgia Partners, L.P.
1044 N. 115th Street
Omaha, Nebraska  68154

         Re: The [900] MW natural gas-fired electric generating facility located in Heard County, Georgia (the "PROJECT"). -------

Dear Ladies and Gentlemen:

I have acted as [__________] to PECO Energy Company, a Pennsylvania corporation ("PECO"), in connection with the Project to be constructed by Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "BORROWER"), from which PECO will purchase capacity and energy pursuant to a Power Purchase Agreement, dated as of [ ] between the Borrower and PECO (the "AGREEMENT"). This opinion is being provided in connection with the [describe Financing].

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

                  (i) the Agreement;

                  (ii) the Consent and Agreement of PECO, dated as of the date hereof (the "CONSENT");

                  (iii) the Certificate of Incorporation and By-laws of PECO;
         and

                  (iv) general resolutions adopted by the Board of Directors of PECO authorizing the President, and delegations of authority to other officers, to take such actions as may be necessary or convenient to execute contracts and other instruments.

         The documents referred to in items (iii) and (iv) above are hereinafter collectively referred to as the "GOVERNING DOCUMENTS" and the Agreement and the Consent are hereinafter collectively referred to as the "DOCUMENTS". In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. As to all factual matters, I have relied, to the extent appropriate, upon statements and certificates of PECO officers and appropriate public officials.

         In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinions expressed below, I have further assumed, without any independent investigation or verification of any kind, that each Document I have examined is the valid and binding obligation of each party thereto other than PECO.

         I am admitted to the Bar of the State of Pennsylvania. I express no opinion as to the law of any jurisdiction other than (i) the laws of the State of Pennsylvania and (ii) the federal laws of the United States of America.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

         1. PECO is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. PECO is duly qualified to transact business in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

         2. PECO has full corporate power and authority to enter into, deliver and perform its obligations under each of the Documents.

         3. PECO has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Document.

         4. PECO has duly executed and delivered each Document.

         5. Each Document constitutes the valid and binding obligation of PECO enforceable against PECO in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         6. The execution, delivery and performance by PECO of the Documents will not (i) contravene any applicable provision of any currently effective law, regulation, ruling, order or decree of any governmental authority having jurisdiction over PECO and to which or by which PECO or any of its property or assets is subject or bound or (ii) violate any provision of the Governing Documents of PECO. The execution, delivery or performance by PECO of the Documents do not and will not, to the best of my knowledge, materially conflict with, result in any material breach of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any material lien or encumbrance upon any of the property or assets of PECO pursuant to any provision of any securities issued by PECO, or under any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which PECO is a party or by which it or any of its property or assets is bound.

         7. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "APPROVALS"), is required to be obtained by PECO in connection with the execution, delivery or performance of the Documents or the consummation of the transactions contemplated thereby, except as listed on Schedule A hereto. All such Approvals listed on Schedule A, except for those set forth in Part II thereof, are Final (as defined below). An Approval shall be Final if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with terms thereof), doe s not impose restrictions or requirements inconsistent with the terms of the Documents, and is final and not subject to any appeal.

         8. To the best of my knowledge after due inquiry, there are no pending or threatened actions or proceedings affecting PECO or any of its properties or assets that individually or in the aggregate could prohibit or limit in any way the execution, delivery and performance by PECO of any of the Documents.

         This opinion is being furnished only to the Agent, the Borrower, the parties identified on Schedule B hereto and their respective successors and assigns and is solely for the benefit of such parties; provided that assignees of, or participants in, the interests of the Banks may rely on this opinion as if it were addressed to them.


         Very truly yours,

Schedule A

                                    APPROVALS

                                      None

Schedule B

                                                                Exhibit D to the
                                                           Consent and Agreement








                                  PPA DISPUTED
                          AMOUNTS DEPOSITARY AGREEMENT


                                      among


                         TENASKA GEORGIA PARTNERS, L.P.,
                                  as Borrower,


                               PECO ENERGY COMPANY


                                       and


                                      [ ],
                                    as Agent




                              Dated as of [ ], [ ]

                                TABLE OF CONTENTS

                                                                                                          PAGE

ARTICLE I ..........................................................................DEFINITIONS/INTERPRETATION

SECTION 1.1    Definitions.................................................................................. 1
SECTION 1.2    Certain Principles of Interpretation......................................................... 3
SECTION 1.3    UCC Terms.................................................................................... 3


ARTICLE II .......................................................GOVERNMENT AND ESTABLISHMENT OF THE ACCOUNT

SECTION 2.1    [Reserved]....................................................................................3
SECTION 2.2    Procedures Governing the Account..............................................................3
SECTION 2.3    Establishment of the PPA Disputed Payments Account............................................5
SECTION 2.4    Security Interest.............................................................................5
SECTION 2.5    Termination...................................................................................6
SECTION 2.6    Dominion and Control of the Account, Funds, and Permitted Investments.........................6
SECTION 2.7    Certificates; Method and Timing of Payments and Transfers.....................................6
SECTION 2.8    Security Interest Absolute....................................................................7
SECTION 2.9    Identification and Confirmation of Proceeds of the
               Account.......................................................................................7
SECTION 2.10   Account Balance Statements....................................................................8


ARTICLE III ....................................................DEPOSITS TO AND DISTRIBUTIONS FROM THE ACCOUNT

SECTION 3.1    Deposits into the Account.................................................................... 8
SECTION 3.2    Distributions from the Account............................................................... 8


ARTICLE IV ....................................................................................DEPOSITARY BANK

SECTION 4.1    Appointment of Agent, Powers and Immunities.................................................. 8
SECTION 4.2    Reliance by Agent............................................................................ 9
SECTION 4.3    Court Orders................................................................................. 9


ARTICLE V .....................................................................EXPENSES; INDEMNIFICATION; FEES

SECTION 5.1    Expenses.................................................................................... 10
SECTION 5.2    Indemnification............................................................................. 10


                                        i



ARTICLE VI ......................................................................................MISCELLANEOUS

SECTION 6.1    Amendments; Etc............................................................................. 10
SECTION 6.2    Addresses for Notices....................................................................... 10
SECTION 6.3    Governing Law............................................................................... 11
SECTION 6.4    Headings.................................................................................... 12
SECTION 6.5    No Third Party Beneficiaries................................................................ 12
SECTION 6.6    No Waiver................................................................................... 12
SECTION 6.7    Severability................................................................................ 12
SECTION 6.8    Successors and Assigns...................................................................... 12
SECTION 6.9    Execution in Counterparts................................................................... 13
SECTION 6.10   Consequential Damages....................................................................... 13
SECTION 6.11   Conflict with Other Agreements.............................................................. 13


                     Exhibit A   Form of PPA Disputed Payments
                                 Withdrawal Certificate

         This PPA DISPUTED AMOUNTS DEPOSITARY AGREEMENT (this "AGREEMENT") is dated as of [ ], [ ] among TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), PECO ENERGY COMPANY, a Pennsylvania corporation ("PECO"), [ ], a banking corporation organized and existing under the laws of the [ ] as agent (together with its successors and permitted assigns, the "AGENT"), for itself, the banks that are the issuers of certain letters of credit (the "ISSUING BANKS") and the banks (the "BANKS"), in each case that are parties to the Loan Agreement (as hereinafter defined) and each of the Secured Interest Rate Protection Providers (as hereinafter defined) (collectively, the Agent, the Issuing Banks, the Banks and the Secured Interest Rate Protection Providers being the "SECURED PARTIES").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Borrower, the Agent, the Banks, and the Issuing Banks have entered into that certain Construction and Term Loan and Reimbursement Agreement, dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), which provides for the making of certain loans (the "LOANS") by the Banks to the Borrower and the issuance by the Issuing Banks of certain letters of credit (the "LETTERS OF CREDIT") in connection with the financing of a [900]MW (net) electric power plant located at George Brown Road (one mile north of Highway 34) near the town of Franklin, in Heard County, Georgia (as more particularly described in the Loan Agreement, the "PROJECT") in accordance with the terms and conditions set forth therein;

         WHEREAS, the Borrower and PECO have entered into a Power Purchase
Agreement, dated as of [             ] (the "PPA"), pursuant to which Borrower
will sell and PECO will purchase the electrical capacity and associated energy from the Project in accordance with the terms and conditions set forth therein;

         WHEREAS, it is a condition precedent to the making of the Loans by the Banks and the issuance of the Letters of Credit by the Issuing Banks pursuant to the Loan Agreement that the parties hereto enter into this Agreement;

         NOW THEREFORE, in consideration of the premises and the covenants and agreements as herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                           DEFINITIONS/INTERPRETATION


         Section 1.1 DEFINITIONS.

         (a) In addition to such other defined terms as may be set forth in this Agreement, as used in this Agreement, the following terms shall have the following respective meanings and all other capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan
Agreement:

         "Account Collateral" shall have the meaning set forth in Section 2.4.

         "Authorized Officer" shall mean (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person or (iii) with respect to any Person, such other representative of such Person that is approved by the Agent in writing. No Person shall be deemed to be an Authorized Officer unless named on a certificate of incumbency of such Person delivered to the Agent.

         "Date of Commercial Operation" shall have the meaning set forth in the Power Purchase Agreement.

         "Governmental Authority" shall mean any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Permitted Investments" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (iii) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, the parent corporation of any Bank, and commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation (or any successor thereto which is a nationally recognized rating agency) or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (or any successor thereto which is a nationally recognized rating agency) and, in each case, having a maturity not exceeding ninety (90) days from the date of acquisition, (iv) fully secured repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications established in clause (ii) above and (v) investments in money market funds or mutual funds sponsored by any securities broker-dealer of a recognized national standing having an investment policy that requires substantially all of the invested assets of such fund to be invested in investments described in (i), (ii), (iii) and (iv) above.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Authority.

         "PPA Disputed Payments" shall mean the amount of any payments requested by Borrower under the Power Purchase Agreement that have been disputed by PECO in accordance with Section 9.04(b) of the Power Purchase Agreement.

         "PPA Disputed Payments Account" shall have the meaning set forth in
Section 2.3.

         "PPA Disputed Payments Withdrawal Certificate" shall mean the instrument in the form of Exhibit A.

         "Secured Interest Rate Protection Providers" shall mean any Bank that is a party to a Secured Interest Rate Protection Agreement.

         "UCC" shall meaning the Uniform Commercial Code of the State of New
York.

         Section 1.2 CERTAIN PRINCIPLES OF INTERPRETATION.

         (a) Unless the context requires otherwise, any reference in this Agreement to any agreement or contract shall mean such agreement or document and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any person shall include its permitted successors and assigns and, in the case of any Government Authority, any Person succeeding to its functions and capacities.

         (b) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

         (c) The words "herein," "hereof" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections, Schedule and Exhibits shall be references to Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

         (d) Unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document in the form (including amendments and clarification letters relating thereto) delivered to the Agent on the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Loan Agreement and the other Loan Documents.

         Section 1.3 UCC TERMS. Unless otherwise defined herein or in the Loan Agreement, terms defined in the UCC as in effect from time to time in the State of New York which we used herein shall have the respective meanings given to those terms in the UCC as in effect from time to time in the State of New York.


                                   ARTICLE II

                   GOVERNMENT AND ESTABLISHMENT OF THE ACCOUNT

         Section 2.1 [RESERVED].



         Section 2.2 PROCEDURES GOVERNING THE ACCOUNT.

         (a) The Agent hereby agrees to act and to accept all amounts and Permitted Investments received or held by the Agent pursuant to the terms of this Agreement and to promptly deposit or credit all such amounts and Permitted Investments received into the PPA Disputed Payments Account established hereunder. The Agent shall hold and safeguard the PPA

Disputed Payments Account (and the PPA Disputed Payments, cash, payments, securities, investments and other amounts on deposit therein) during the term of this Agreement for disbursement strictly in accordance with the terms hereof.

         (b) The Agent shall treat the amounts and Permitted Investments and any other property, and all rights related thereto, now or hereafter deposited in or credited to the PPA Disputed Payments Account as "financial assets" (as defined in Section 8-102(a)(9) of the UCC), to be held by the Agent, acting as a "securities intermediary" (as defined in the UCC).

         (c) All of the Borrower's right, title and interest, whether now existing or hereafter acquired or arising, in, to and under all such amounts and Permitted Investments and other property held in or credited to the PPA Disputed Payments Account shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Borrower until applied as provided in the Loan Documents. Except as otherwise expressly provided for herein, the PPA Disputed Payments Account shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Agent, acting at the direction of the Agent. The Borrower and PECO agree that each of their rights to amounts, Permitted Investments and any other property held in or credited to the PPA Disputed Payments Account are subject to and controlled by the terms of this Agreement.

         (d) The Agent hereby represents that it has not entered into, and, hereby agrees that until each of the Loan Documents has been terminated, it will not enter into, any agreement with any other Person (other than the Borrower and PECO) relating to the PPA Disputed Payments Account (or the amounts or Permitted Investments or other property deposited therein or credited thereto) pursuant to which it has agreed to comply with entitlement orders made by such Person. The Agent hereby represents that it has not entered into any other agreement with the Borrower or PECO purporting to limit or condition the obligation of the Agent to comply with entitlement orders as set forth in this Section 2.2(d).

         (e) The PPA Disputed Payments Account established pursuant to Section
2.3 shall be in the name of the Agent for the benefit of the Secured Parties. All amounts and Permitted Investments and any other property from time to time held in or credited to the PPA Disputed Payments Account shall be (i) registered in the name of the Agent or (ii) endorsed to the Agent or in blank or credited to another account maintained in the name of Agent. In no case will any amounts or Permitted Investments or other property deposited in or credited to the PPA Disputed Payments Account be registered in the name of the Borrower or PECO, payable to the order of the Borrower or PECO or specially endorsed to the Borrower or PECO, except to the extent the foregoing have been specially endorsed to the Agent or in blank.

         (f) Except for the claims and interest of the Borrower and PECO in the PPA Disputed Payments Account, no officer of the Agent with direct responsibility for administering this Agreement has actual knowledge of any claim to, or interest in, the PPA Disputed Payments Account or any monies or any other property deposited therein or credited thereto. If an officer of the Agent with direct responsibility for administering this Agreement obtains actual knowledge that any Person has asserted any lien, encumbrance or adverse claim against the PPA Disputed Payments Account or in any amounts, Permitted Investments or any other property deposited therein or credited thereto, the Agent will promptly notify the Borrower and PECO thereof. The Agent agrees that all property delivered to the Agent as a Disputed Payment Amount pursuant to the Power Purchase Agreement will be promptly credited to the PPA Disputed Payments Account.

         Section 2.3 ESTABLISHMENT OF THE PPA DISPUTED PAYMENTS ACCOUNT. The Agent hereby creates and establishes a special, segregated and irrevocable account of the Borrower and PECO entitled the "PPA Disputed Payments Account for the benefit of [Agent]", initially having account number [ ], to be maintained with the Agent (the "PPA DISPUTED PAYMENTS ACCOUNT"). The PPA Disputed Payments Account shall be a "securities account" (as such term is defined in Section 8-501(a) of the UCC) and shall be maintained at all times in accordance with
Section 2.2 until the termination of this Agreement. No payments shall be made out of the PPA Disputed Payments Account except for the purposes and on the terms herein stated. The Agent shall not change the name or account number of the PPA Disputed Payments Account without the prior written consent of the Borrower and PECO. In the event that, in accordance with this Agreement, the Agent is required to segregate certain monies in the PPA Disputed Payments Account from any other amounts on deposit in such Account pending transfer or withdrawal in accordance with this Agreement, the Agent shall either (i) hold such monies in such Account for use solely for such transfer or withdrawal, or
(ii) create a separate sub-account in such Account for such purpose (and the Agent shall give notice to the Borrower and PECO promptly after the creation thereof).

         Section 2.4 SECURITY INTEREST.

         (a) As collateral security for the prompt and complete payment and performance when due of all of the Borrower's obligations owing to any of the Secured Parties under the Loan Documents including the Obligations, the Borrower hereby pledges, assigns, hypothecates and transfers to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a Lien on and security interest in and to, all of the Borrower's right, title and interest, whether now existing or hereafter acquired or arising, in, to and under the PPA Disputed Payments Account (including any successor accounts to the PPA Disputed Payments Account) and all amounts, Permitted Investments and any other property (including, but not limited to, securities, financial assets, investment property, security entitlements and instruments) at any time deposited in or credited to the PPA Disputed Payments Account and all security entitlements with respect thereto, including all income or gain earned thereon and any proceeds thereof (collectively, the "ACCOUNT COLLATERAL").

         (b) The Borrower, PECO and the Secured Parties hereby authorize the Agent to set off against and/or debit the Account Collateral to the extent of any and all fees and charges owing to the Agent directly related to the Account Collateral or the Agent's duties hereunder. Except with respect to the amounts described in the preceding sentence, the Agent hereby waives any right of set-off or recoupment that it may have or obtain with respect to the PPA Disputed Payments Account or any amounts, Permitted Investments and any other property deposited therein or credited thereto and agrees that in the event that the Agent has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Account Collateral or any security entitlement credited thereto, the Agent hereby agrees that such security interest shall be subordinate to the security interest of the Secured Parties.

         Section 2.5 TERMINATION. The rights and powers granted herein to the Agent have been granted in order to perfect its security interest in the PPA Disputed Payments Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Borrower or PECO nor by the lapse of time. The obligations of the Agent hereunder shall continue in effect until the termination of the Loan Documents.

         Section 2.6 DOMINION AND CONTROL OF THE ACCOUNT, FUNDS, AND PERMITTED INVESTMENTS.

         (a) Except as expressly provided herein, the PPA Disputed Payments Account (and the amounts, Permitted Investments and property on deposit or held therein) shall be under the sole dominion and control of the Agent, and the Borrower or PECO shall have no right of withdrawal in respect of any of the PPA Disputed Payments Account. The Borrower and PECO hereby irrevocably direct and authorize the Agent to deposit into and withdraw funds from the PPA Disputed Payments Account in accordance with the terms and conditions of this Agreement.

         (b) Pending disbursement of any funds held in the PPA Disputed Payments Account by the Agent pursuant to this Agreement, such funds shall be invested and reinvested in Permitted Investments, and such Permitted Investments held therein liquidated, at the risk and expense of the Borrower and PECO by the Agent in accordance with written joint instructions given to the Agent by an Authorized Officer of the Borrower and an Authorized Officer of PECO; PROVIDED that if the Borrower and PECO fail to instruct the Agent, amounts on deposit in the PPA Disputed Payments Account shall be invested and reinvested in Permitted Investments, and Permitted Investments held therein liquidated, at the risk and expense of the Borrower and PECO. The Agent shall not be liable for any loss resulting from any Permitted Investment (or any investment or reinvestment therein or liquidation or redemption thereof) in the PPA Disputed Payments Account or the sale or redemption thereof except to the extent that such loss results solely from the gross negligence or willful misconduct of the Agent, it being understood and agreed that in no event shall the Agent be liable for any loss resulting from any investment made, or any sale or redemption of any investment made, in accordance with instructions received from the Borrower and PECO or in accordance with paragraph (c) of this Section 2.6. The Agent, the Borrower and PECO agree that the interest paid or other earnings on Permitted Investments made hereunder shall be credited to the PPA Disputed Payments Account.

         (c) If and when cash is required to be disbursed in accordance with
Article III of this Agreement, and cash is not otherwise available in the PPA Disputed Payments Account, the Agent is authorized, without instructions from the Borrower or PECO, to cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) in such manner as the Agent shall deem reasonable and prudent under the circumstances. All of the Borrower's right, title and interest, whether now existing or hereafter acquired or arising, in, to and under the PPA Disputed Payments Account and all funds held therein and all such Permitted Investments made in respect thereof, shall constitute part of the Collateral subject to the security interests created by this Agreement and the other Security Documents and shall not constitute payment of any of the Obligations or any other obligations of the Borrower until applied as provided in the Loan Documents.

         Section 2.7 CERTIFICATES; METHOD AND TIMING OF PAYMENTS AND
TRANSFERS.

         (a) Any certificate or written instruction required to be delivered hereunder by the Borrower and PECO shall be delivered to the Agent prior to 12:00 noon (New York City time) at least five (5) Business Days prior to the date of any transfer or distribution contemplated by such certificate or written instruction. Such certificate or instructions may be delivered by telecopy pursuant to Section 6.2 and shall be considered delivered upon receipt confirmation. In no event shall a certificate be considered delivered hereunder if it is incomplete or inaccurate, is not substantially in the form of the corresponding Exhibit or does not otherwise meet the requirements set forth in this Agreement, including any set forth in any Exhibit.

         (b) Subject to the timely receipt of a certificate or written notice, if and as prescribed herein, and to the availability of cash in the PPA Disputed Payments Account, the Agent shall make any payment or transfer hereunder required by means of wire transfer of immediately available funds, to the account of the payee set forth in such certificate or written instructions or Schedule thereto, prior to 1:00 p.m. (New York City time) on the date specified in such certificate or instruction for such payment, or by such other means of payment, to such other address or at such later time as shall be specified by such payee. Notwithstanding the foregoing, the Agent shall not be responsible in any manner for the truth and accuracy of any information contained in any certificate or written information provided by the Borrower and PECO.

         Section 2.8 SECURITY INTEREST ABSOLUTE. All rights of the Agent and security interests hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Power Purchase Agreement or any of the Loan Documents or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the payment obligations of PECO under the Power Purchase Agreement, or any other amendment or waiver of or any consent to any departure from the Power Purchase Agreement or any other agreement or instrument relating thereto;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the payment Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto;

         (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations; or

         (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, PECO or a third party pledgor.

         Section 2.9 IDENTIFICATION AND CONFIRMATION OF PROCEEDS OF THE ACCOUNT. The Agent agrees to cause each Permitted Investment to be promptly identified to the PPA Disputed Payments Account from which it was invested in accordance with the terms hereof, and to no other account and in no other name. No interest of any Person other than the interests of the Secured Parties, the Borrower and PECO shall be identified to the PPA Disputed Payments Account or the Permitted Investments therein.

         Section 2.10 ACCOUNT BALANCE STATEMENTS. The Agent shall, on a monthly basis and at such other times as the Borrower or PECO may from time to time reasonably request, provide to the Borrower and PECO account balance statements in respect of the PPA Disputed Payments Account. Such balance statements shall also include deposits and transfers to, withdrawals from, and the net investment income or gain received and collected for, the PPA Disputed Payments Account.


                                   ARTICLE III

                 DEPOSITS TO AND DISTRIBUTIONS FROM THE ACCOUNT

         Section 3.1 DEPOSITS INTO THE ACCOUNT. PECO shall promptly deposit or cause to be deposited all PPA Disputed Payments into the PPA Disputed Payments Account at such time as it disputes any such amount in accordance with the provisions of Section 9.04(b) of the Power Purchase Agreement.

         Section 3.2 DISTRIBUTIONS FROM THE ACCOUNT. Upon receipt of a PPA Disputed Payments Withdrawal Certificate, delivered in accordance with Section 2.7, stating that (i) PECO and the Borrower have reached a mutually satisfactory resolution of their dispute with respect to any or all of the PPA Disputed Payments, and directing the disposition of such funds, or (ii) a final and binding arbitration award or court order has been issued with respect to any or all of the PPA Disputed Payments and the disposition of such funds, the Agent shall transfer the amount of the PPA Disputed Payments indicated in such certificate, together with any interest on or earnings from Permitted Investments with respect thereto, as follows:

         (a) if and to the extent such funds are stated in the PPA Disputed Payments Withdrawal Certificate to be for the account of the Borrower, to the Revenue Account; and

         (b) if and to the extent such funds are stated in the PPA Disputed Payments Withdrawal Certificate to be for the account of PECO, to such account or accounts as designated by PECO in such certificate.

                                  ARTICLE IV

                                 DEPOSITARY BANK

         Section 4.1 APPOINTMENT OF AGENT, POWERS AND IMMUNITIES.

         (a) The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining hereto.

         (b) The Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall not be required to take any action which is contrary to this Agreement or applicable Law. Neither the Agent nor any of its Affiliates shall be responsible to any Secured Party for any recitals, statements, representations or warranties made by the Borrower or PECO contained in this Agreement or the Power Purchase Agreement or in any certificate or other document referred to or provided for in, or received by any Secured Party under, this Agreement or the Power Purchase Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Power Purchase Agreement or any other document referred to or provided for herein or therein or for any failure by the Borrower or PECO to perform its obligations hereunder or thereunder or for the perfection or priority of any Lien on the Collateral (including the Account Collateral). The Agent shall not be required to ascertain or inquire as to the performance by the Borrower or PECO of any of its obligations under this Agreement or the Power Purchase Agreement or any other document or agreement contemplated hereby or thereby. The Agent shall not (a) be required to initiate or conduct any litigation or collection proceeding hereunder or (b) be responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct). Whenever in the administration of this Agreement the Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Agent taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Borrower, PECO, if appropriate. The Agent shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction. The Agent shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         Section 4.2 RELIANCE BY AGENT. The Agent shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statement of legal counsel, independent accountants and other experts selected by the Agent and shall have no liability for its actions taken thereupon, unless due to the Agent's willful misconduct or gross negligence. Without limiting the foregoing, the Agent shall be required to make payments for the benefit of the Secured Parties only as set forth herein. The Agent shall be fully justified in failing or refusing to take any action under this Agreement
(i) if such action would, in the reasonable opinion of the Agent, be contrary to applicable Law or the terms of this Agreement, (ii) if such action is not specifically provided for in this Agreement, it shall not have received any such advice or concurrence of the Agent as it deems appropriate or (iii) if the taking of any such action could expose it to potential liability (whether such action is or is intended to be an action of the Agent), it shall not first be indemnified to its satisfaction by the Borrower against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 4.3 COURT ORDERS. The Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Agent. The Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Agent's compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

                                  ARTICLE V

                         EXPENSES; INDEMNIFICATION; FEES

         Section 5.1 EXPENSES. The Borrower agrees to pay or reimburse all out-of-pocket expenses of the Agent (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement. The obligations contained in this Section 5.1 shall survive the termination of this Agreement or the resignation or removal of the Agent.

         Section 5.2 INDEMNIFICATION. The Borrower agrees to indemnify the Agent in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "INDEMNIFIED AGENT PARTY"), from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Agreement (including, without limitation, performance under or enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Agent Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Agreement, and the resignation or removal of the Agent.


                                  ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 AMENDMENTS. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or PECO herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the other parties to this Agreement. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

         Section 6.2 ADDRESSES FOR NOTICES. All notices, requests and other communications provided for hereunder shall be in writing and, except as otherwise required by the provisions of this Agreement, shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, telecopy, telegram or telex, addressed to the parties as follows (or to such other address as such party may hereafter provide in accordance with this Section 6.2):

                  Borrower:       Tenaska Georgia Partners, L.P.
                                  1044 North 115th Street, Suite 400
                                  Omaha, Nebraska  68154
                                  Attention:  [                             ]
                                               -----------------------------
                                  Telephone:  [                             ]
                                               -----------------------------
                                  Fax:        [                             ]
                                               -----------------------------

                  PECO:           PECO ENERGY COMPANY
                                  PECO Energy Company- Power Team
                                  2004 Renaissance Blvd.
                                  King of Prussia, Pennsylvania  19406
                                  Attention:  [                             ]
                                               -----------------------------
                                  Telephone:  [                             ]
                                               -----------------------------
                                  Fax:        [                             ]
                                               -----------------------------

                  Agent:          [                             ]
                                   -----------------------------
                                  [                             ]
                                   -----------------------------
                                  [                             ]
                                   -----------------------------
                                  Attention:  [                             ]
                                               -----------------------------
                                  Telephone:  [                             ]
                                               -----------------------------
                                  Fax:        [                             ]
                                               -----------------------------

         Section 6.3 GOVERNING LAW.

         (a) THIS AGREEMENT AND THE PPA DISPUTED PAYMENTS ACCOUNT ESTABLISHED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT MIGHT CAUSE THIS AGREEMENT OR ANY ACCOUNT ESTABLISHED HEREUNDER TO BE GOVERNED BY OR CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, THE STATE OF NEW YORK SHALL BE DEEMED TO BE THE AGENT'S JURISDICTION AND ANY ACCOUNT HEREUNDER (AS WELL AS THE SECURITIES ENTITLEMENTS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS THAT MIGHT CAUSE ANY ACCOUNT OR ANY SECURITY ENTITLEMENTS RELATED THERETO TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND PECO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE

JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE BORROWER AND PECO HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE BORROWER AND PECO AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. EACH OF THE BORROWER AND PECO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH SUCH PARTY AT ITS ADDRESS REFERRED TO IN SECTION 6.2. EACH OF THE BORROWER AND PECO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

         (c) THE BORROWER AND PECO HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         Section 6.4 HEADINGS. Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

         Section 6.5 NO THIRD PARTY BENEFICIARIES. The agreements of the parties hereto are solely for the benefit of the Borrower, PECO, the Agent and the Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such Secured Parties) shall have any rights hereunder.

         Section 6.6 NO WAIVERS. No failure on the part of the Agent or any Secured Party or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party or any of their nominees or representatives of any right, power or remedy.

         Section 6.7 SEVERABILITY. If any provision of this Agreement or the application thereof shall be invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

         Section 6.8 SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties in this Agreement by the Agent, the Borrower and PECO shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not, PROVIDED that the Borrower may not assign any of its rights or obligations hereunder (except pursuant to the Security Documents).

         Section 6.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 6.10 CONSEQUENTIAL DAMAGES. In no event (other than with respect to its own gross negligence or willful misconduct) shall the Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 6.11 CONFLICT WITH OTHER AGREEMENTS. There are no other agreements entered into between the Agent, the Borrower and PECO with respect to the PPA Disputed Payments Account. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   TENASKA GEORGIA PARTNERS, L.P.,
                                     as Borrower

                                   By: Tenaska Georgia Inc.,
                                         Managing General Partner

                                   By: Tenaska Georgia I, L.P.,
                                         Managing General Partner



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   PECO ENERGY COMPANY



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                    EXHIBIT A TO
                                                            PPA DISPUTED AMOUNTS
                                                            DEPOSITARY AGREEMENT



                                     FORM OF
                  PPA DISPUTED PAYMENTS WITHDRAWAL CERTIFICATE


                                                       Date: [           ,     ]

         Reference is made to Section 3.2 of the PPA Disputed Amounts Depositary Agreement, dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "DEPOSITARY Agreement"), by and among Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "BORROWER"), PECO Energy Company, a Pennsylvania corporation ("PECO"), and [ ], a banking corporation organized and existing under the laws of [ ], as agent (together with its successors and permitted assigns, the "AGENT") for itself, the banks that are issuers of certain letters of credit (the "ISSUING BANKS") and the banks (the "BANKS"), in each case that are parties to the Construction and Term Loan and Reimbursement Agreement, dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), and the Secured Interest Rate Protection Providers (as defined in the Loan Agreement) (collectively, the "SECURED PARTIES"). Capitalized terms used herein but not defined herein shall have the respective meanings as signed thereto in the Depositary Agreement.

         The Borrower and PECO hereby request that the Agent withdraw from the PPA Disputed Payments Account on [INSERT REQUESTED DATE OF WITHDRAWAL] (the "WITHDRAWAL DATE") the amounts set forth on Schedule 1 attached hereto and, as applicable, transfer the same to such accounts as are also set forth on Schedule 1.

         In support of such request, each of the undersigned on behalf of the Borrower and PECO, respectively, hereby represents and certifies to the Agent as follows:

         (a) Each of the undersigned is an Authorized Officer of the Borrower and PECO, respectively.

         (b) This PPA Disputed Payments Withdrawal Certificate is being delivered to the Agent prior to 12:00 noon (New York City time) at least five
(5) Business Days prior to the Withdrawal Date and such Withdrawal Date is a Business Day.

         [(c) PECO and the Borrower have reached a mutually satisfactory resolution of their dispute with respect to any or all of the PPA Disputed Payments, according to which resolution the amount of such PPA Disputed Payments, as more specifically set forth on Schedule 1 hereto, together with any interest on or earnings from Permitted Investments with respect thereto, shall be withdrawn from the PPA Disputed Payments Account and transferred to [the Revenue Account] [such account or accounts as are designated by PECO in Schedule 1]]

         [(d) A final and binding [arbitration award][court order] has been issued with respect to any or all of the PPA Disputed Payments and the disposition of such funds, a certified copy of which is attached hereto. In accordance with such [arbitration award][court order], the amount of such PPA Disputed Payments, as more specifically set forth on Schedule 1 hereto, together with any interest on or earnings from Permitted Investments with respect thereto, shall be withdrawn from the PPA Disputed Payments Account and transferred to [the Revenue Account][such account or accounts as are designated by PECO in Schedule 1]]

                  IN WITNESS WHEREOF, the Borrower and PECO have each caused this PPA Disputed Payments Withdrawal Certificate to be executed and delivered as of the day and year first above written.

                                   TENASKA GEORGIA PARTNERS, L.P.

                                   By:  Tenaska Georgia Inc.,
                                        Managing General Partner

                                   By: Tenaska Georgia I, L.P.,
                                         Managing General Partner

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   PECO ENERGY COMPANY



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                   Schedule 1 to
                                                           PPA Disputed Payments
                                                          Withdrawal Certificate



                                WITHDRAWALS FROM
                          PPA DISPUTED PAYMENTS ACCOUNT

I.       Transfers to the Revenue Account for the account of the Borrower:

         Payee                              Amount
         -----                              ------

         Tenaska Georgia Partners, L.P.    $


II.      Transfers for the account of PECO:

         Payee                              Amount            Wire Instructions
         -----                              ------            -----------------

                                           $

                                                                    Exhibit E to
                                                           Consent And Agreement
                                                           ---------------------


                          CASUALTY INSURANCE PROVISIONS


         SECTION [ ] LOSS PROCEEDS ACCOUNT. All Loss Proceeds (other than the proceeds of business interruption insurance or delayed opening insurance) and Condemnation Proceeds received by the Borrower shall be deposited in the Loss Proceeds Account. The Agent shall separately segregate such Loss Proceeds and Condemnation Proceeds for distribution in the manner as set forth below:

         (a) All proceeds in respect of any property insurance policy (other than proceeds of business interruption or delayed opening insurance) covering the Borrower or the Project ("Insurance Proceeds") shall be paid by the respective insurers directly to the Loss Proceeds Account, PROVIDED, HOWEVER, that all proceeds in respect of any insurance policy providing business interruption or delayed opening coverage shall be paid directly to the Revenue Account.* The Borrower shall use its best efforts to ensure that all proceeds in respect of any action to condemn, seize or appropriate all or any part of the Project (any such action, a "Condemnation," and any such proceeds, "Condemnation Proceeds") shall be paid to the Loss Proceeds Account. If any Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") are received by the Borrower, such Loss Proceeds shall be received in trust for the Agent, shall be segregated from other funds of the Borrower, and shall be forthwith paid into the Loss Proceeds Account in the same form as received (with any necessary endorsement). If the conditions set forth in clauses (b), (c) and (d) of this Section [ ] are satisfied as certified in a Loss Proceeds Account Withdrawal Certificate delivered in accordance with Section [ ], the Agent shall distribute amounts on deposit in the Loss Proceeds Account in accordance with such Loss Proceeds Account Withdrawal Certificate. Upon written notification by the Agent to the Agent that the conditions set forth in paragraph (e) of this Section [ ] exist, the Agent shall transfer the funds in the Loss Proceeds Account to the Agent.

         (b) In the event of a casualty loss involving Insurance Proceeds not exceeding $10,000,000 (such $ 10,000,000 to be escalated at a rate of 3% per year using 2001 as a base year) in respect of any single claim with respect to the Project (a "Section [ ](b) Event"), the Borrower shall provide written information to the Agent describing the use to which such Insurance Proceeds are to be put and demonstrating to the reasonable satisfaction of the Required Banks that the Project can be Repaired Feasibly (as defined below). Following the Agent's confirmation of the satisfaction of such conditions, and if no Event of Default shall have occurred and be continuing, such Insurance Proceeds shall, upon delivery by the Borrower of a Loss Proceeds Account Withdrawal Certificate delivered in accordance with Section [ ], be paid to the Borrower out of the Loss Proceeds Account (up to a maximum of $10,000,000 (escalated as above) with respect to any single claim) and applied by the Borrower in its reasonable


----------------------
* Note- The Revenue Account is the account specified on Exhibit A to the Consent and Agreement.

discretion to the cost of the repair or restoration of such damage or destruction described in such notice.

         (c) "Repaired Feasibly" means:

                  (1) The Project can be repaired or restored in a manner that is technically feasible to at least as good condition or state of repair as it was in prior to the Event of Loss or a Section [ ](b) Event;

                  (2) None of the following circumstances exists:

                           (A) the repair or restoration of the Project, with
                  available Insurance Proceeds or other funds available for such purpose and otherwise permitted by the terms of this Agreement, or the operation of the Project as repaired or restored with available Insurance Proceeds or other moneys available for such purpose as permitted by the terms of this Agreement, would violate applicable law or otherwise not be permitted under existing permits or other replacement permits that have been obtained;

                           (B) The Event of Loss or Section [ ](b) Event
                  (including the non-operation of the Project during any period of repair or restoration) has resulted or may reasonably be expected to result in a default giving rise to a termination of, or a materially adverse modification of one or more material Project Documents, and such material Project Documents have not been replaced by replacement Project Documents on economic terms and conditions reasonably expected to permit the Borrower to pay Mandatory Debt Service [defined as interest, fees and regularly scheduled loan repayments] and to make payments under Secured Interest Rate Protection Agreements then in effect when due and on such other terms and conditions as are reasonably acceptable to the Required Banks;

                           (C) After taking into consideration the availability
                  of Insurance Proceeds and such other proceeds available for the repair or restoration of the Project (including delayed opening and business interruption insurance proceeds) there will not be adequate funds available to pay all ongoing expenses including Mandatory Debt Service and to make payments under Secured Interest Rate Protection Agreements then in effect during the period of repair or restoration, or the Borrower's ability to pay all ongoing expenses including Mandatory Debt Service and to make payments under Secured Interest Rate Protection Agreements then in effect when due, subsequent to the completion of the repair or restoration of the Project has been materially adversely impaired, provided that for purposes of the foregoing, it shall be assumed that delayed opening and business interruption insurance proceeds will be sufficient to pay Mandatory Debt Service and to make payments under Secured Interest Rate Protection Agreements then in effect during the period of restoration or repair unless the insurer obligated to pay such proceeds is the subject of an insolvency proceeding or is contesting (whether by litigation, arbitration or by way of seeking compromises, releases or settlement

                  of) its obligations to make payments in the amounts, at the times and otherwise in accordance with the policy; and

                           (3) Construction contractors and vendors of
                  recognized skill, reputation and credit worthiness have executed reconstruction contracts and purchase orders on terms and conditions reasonably acceptable to the Required Banks.

         (d) If there shall occur any event of damage, destruction, condemnation, seizure or appropriation of all or any portion of the Project other than a Section [ ](b) Event (an "Event of Loss") and (i) an Authorized Officer of the Borrower and the Engineering Advisor shall deliver to the Agent written information acceptable to the Required Banks that the Project can be Repaired Feasibly and (ii) the Agent shall receive an opinion of counsel acceptable to the Required Banks covering such matters in connection with such proposed repair and replacement as the Required Banks shall reasonably require, including, without limitation, that all Governmental Approvals, amendments to Transaction Documents and all other instruments necessary for the purpose of completing such repairs or restoration or granting the Agent a Lien thereon have been obtained or delivered, then the Borrower shall use its best efforts to cause any repairs or restoration to be commenced and completed promptly and diligently at its own cost and expense (including from funds on deposit in the Loss Proceeds Account). From time to time after the Agent shall have received the documents required to be delivered under clauses (i) and (ii) above, any Loss Proceeds held in the Loss Proceeds Account arising out of the applicable Event of Loss shall be paid over to or upon the order of the Borrower to pay for the cost of such repairs or restoration actually incurred by the Borrower, upon the delivery by the Borrower to the Agent of a Loss Proceeds Account Withdrawal Certificate (reviewed and certified by the Engineering Advisor) in accordance with Section [ ], and (v) describing in reasonable detail the nature of the repairs or restoration, (w) stating that the Borrower has available funds through Loss Proceeds or otherwise, to complete such repair or restoration in compliance with this Section [ ], (x) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of the Borrower, the timing of such payments, and that such amount is requested to pay the cost thereof (together with any documentation supporting such statement as the Required Banks may reasonably request), (y) stating that the Project can be Repaired Feasibly and (z) stating that there has occurred and is continuing no Event of Default.

         (e) If (i) with respect to Loss Proceeds the disposition of which is covered under clause (d) of this Section, the conditions specified in clauses
(i) and (ii) thereof are not satisfied within the later of: (x) 45 days after receipt of such Loss Proceeds or (y) 90 days after the Event of Loss, or (ii) with respect to any Loss Proceeds the disposition of which is covered under clauses (b) or (c) of this Section, any of such Loss Proceeds shall remain in the Loss Proceeds Account after the Event of Loss in respect of which such Loss Proceeds were received has been fully repaired or restored (as certified by the Borrower and the Engineering Advisor), then an amount equal to all of the applicable unused Loss Proceeds in the Loss Proceeds Account shall be applied to the prepayment of the unpaid Loans and Reimbursement Obligations and accrued interest thereon.

         (f) The Banks shall respond promptly to requests for approval or for indications of satisfaction or acceptability of the matters under this Section [ ] that must be satisfactory or acceptable to the Required Banks; PROVIDED, that the effect of any unreasonable delay by the Banks in so responding shall be to extend the time periods set forth above in Section [ ](e).